As filed with the Securities and Exchange Commission on May 27, 2022

Registration No. 333-[    ]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Digital World Acquisition Corp.*

(Exact name of Registrant as specified in its charter)

Delaware	6770	85-4293042
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

78 SW 7th Street

Miami, Florida 33130

(305) 735-1517

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Patrick Orlando

Chief Executive Officer

Digital World Acquisition Corp.

78 SW 7th Street

Miami, Florida 33130

(305) 735-1517

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105-0302 (212) 370-1300	John F. Haley, Esq. Jonathan H. Talcott, Esq. Andrew M. Tucker, Esq. Nelson Mullins Riley & Scarborough LLP 2 South Biscayne Blvd., 21st Floor Miami, Florida 33131 (305) 373-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*	Upon the closing of the business combination with Trump Media & Technology Group Corp., Digital World Acquisition Corp. will change its name to “Trump Media & Technology Group Corp.”.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This registration statement registers the resale by the selling securityholders named in this prospectus (or their permitted transferees) (the “Selling Securityholders”) of up to 100,000,100 shares of common stock, par value $0.0001 per share (the “New Digital World common stock”) of Digital World Acquisition Corp. (“Digital World”) (the “PIPE Shares”) issuable upon conversion of Digital World Series A Convertible Preferred Stock (the “Preferred Stock”), which Preferred Stock is expected to be issued to certain of the Selling Securityholders in private placements pursuant to the terms of securities purchase agreements between such investors and Digital World, dated December 4, 2021 (such securities purchase agreements, as amended, the “SPAs”), in connection with, and immediately prior to the consummation of, the business combination between Digital World and Trump Media & Technology Group Corp. (“TMTG”) described in the prospectus included in this registration statement (the “Business Combination”). In connection with the closing of the Business Combination, each share of Digital World Class A Common Stock, including the PIPE Shares, will be reclassified as a share of common stock of TMTG.

At the time of execution of the SPAs, the Preferred Stock was initially convertible into 29,761,905 shares of New Digital World common stock based on an initial conversion price of $33.60. The conversion price is subject to downward adjustment at various times as described herein, including at the time of the closing of the Business Combination. As of May 24, 2022, if the Business Combination was closed on such date, the shares of Preferred Stock would be convertible into 38,580,285 shares of New Digital World common stock. However, because the adjustment is dependent on the price of the New Digital World common stock at such time and that cannot be determined, we have used the initial conversion amount throughout this prospectus, except for purposes of determining the maximum number of shares to be sold pursuant hereto. We will reflect the final initial conversion amount at the time the registration statement of which this prospectus is a part goes effective.

The PIPE Shares will not be issued and outstanding at the time of the special meeting of Digital World’s stockholders relating to the Business Combination. Further, the holders of the Preferred Stock and PIPE Shares will not receive any proceeds from the trust account established in connection with Digital World’s initial public offering in the event Digital World does not consummate an initial business combination by the September 8, 2022 deadline set forth in Digital World’s Certificate of Incorporation. In the event the conditions precedent to the consummation of the Business Combination are not met or waived, neither the Preferred Stock nor underlying PIPE Shares will be issued and Digital World will seek to withdraw this registration statement prior to its effectiveness.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated May 27, 2022

100,000,100 Shares of Common Stock

Digital World Acquisition Corp.

This prospectus relates to the resale by the selling securityholders named in this prospectus (or their permitted transferees) (the “Selling Securityholders”) of (i) up to 100,000,100 shares of New Digital World common stock (as defined herein) (the “PIPE Shares”) to be issuable upon conversion of Digital World Series A Convertible Preferred Stock (the “Preferred Stock”), which are expected to be issued to certain of the Selling Securityholders in private placements pursuant to the terms of the SPAs (as defined herein) in connection with, and immediately prior to the consummation of, the Business Combination (as defined herein) between Digital World Acquisition Corp. (“Digital World”) and Trump Media & Technology Group Corp. (“TMTG”)). If the Business Combination is not consummated, the PIPE Shares will not be issued. No issuances or sales of securities will be made pursuant to this prospectus until after the Business Combination has been consummated.

On October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among Digital World, Merger Sub (as defined herein), TMTG, and ARC Global Investments II, LLC, a Delaware limited liability company, the parties entered into the Merger Agreement whereby, if adopted, (a) the Merger Sub will merge with and into TMTG with TMTG surviving the Merger as a wholly-owned subsidiary of Digital World, (b) all of the issued and outstanding capital stock of TMTG immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the Merger Consideration (as defined below), (c) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by Digital World and automatically converted into an option to acquire shares of Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (d) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of Digital World common stock, Upon completion of the Business Combination, Digital World will change its name from “Digital World Acquisition Corp.” to “Trump Media & Technology Group Corp.”.

In connection with the Business Combination, Digital World entered into SPAs with certain third-party investors (the “PIPE Investors”), pursuant to which Digital World agreed to issue and sell to the PIPE Investors, in private placements to close substantially concurrently with the consummation of the Business Combination, an aggregate of 1,000,000 shares of Preferred Stock (as defined below) at $1,000 per share, for an aggregate purchase price of approximately $1 billion.

The Selling Securityholders may sell any, all or none of the securities, and we do not know when or in what amount the Selling Securityholders may sell their securities hereunder following the date of this prospectus. The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will pay the expenses associated with registering the sales by the Selling Securityholders other than any underwriting discounts and commissions, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

Digital World Class A Common Stock is currently listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “DWAC” and the Public Warrants are listed on Nasdaq under the symbol “DWACW.” Upon consummation of the Business Combination, the Digital World Class A Common Stock will be redesignated as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (the “New Digital World common stock”), and the Warrants will become exercisable for New Digital World common stock. Digital World has applied to list the shares of New Digital World common stock and the Warrants of the Combined Entity (as defined herein) on the Nasdaq under the symbols “TMTG” and “TMTGW,” respectively, upon the closing of the Business Combination.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 20 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May     , 2022.

Neither we nor the Selling Securityholders have authorized any person to provide you any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders hereunder may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use this prospectus to sell up to an aggregate of 100,000,100 shares of New Digital World common stock from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. See the section titled “Use of Proceeds.”

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Before purchasing any securities, you should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”

This prospectus references the trademark and service mark applications of TMTG. Such applications include “TRUTH SOCIAL,” which was filed in the name of Trump Media Group Corp. (TMTG’s former name); and “TMTG” “TMTG+” “POST A TRUTH” “FOLLOW THE TRUTH” “TRUTHING” “RETRUTH” “TRUTHSOCIAL” “TRUTH SOCIAL,” and “TRUTHPLUS,” which were filed in the name of T Media Tech

i

LLC (TMTG’s wholly owned subsidiary that was acquired in October 2021), if approved by the U.S. Patent and Trademark Office (“USPTO”) and registered with the USPTO will be protected under applicable intellectual property laws and are the property of TMTG or its subsidiaries. There can be no assurance these trademarks will be approved, and the name Truth Social has been challenged by an existing applicant. This prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Trademarks and service marks are collectively referred to herein as “Trademarks.” Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

Information contained in this prospectus concerning the market and the industry in which TMTG competes, including its market position, general expectations of market opportunity and market size, is based on information from various third-party sources, on assumptions made by TMTG based on such sources and TMTG’s knowledge of the markets for its services and solutions. Any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable; however, neither TMTG nor Digital World has verified the accuracy or completeness of third-party data. The industry in which TMTG operates is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the section entitled “Risk Factors—Risks Related to TMTG’s Business ” and elsewhere in this prospectus.

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FREQUENTLY USED TERMS

In this document:

“Amended Charter” means the second amended and restated certificate of incorporation of Digital World to be approved and entered into in connection with the Business Combination (defined below).

“anchor investors” means (i) accounts or funds managed by Radcliffe Capital Management, L.P., (ii) Meteora Capital Partners, LP (an affiliate of Glazer Capital LLC), (iii) Castle Creek Strategies (and sub-funds associated with Castle Creek), (iv) The K2 Principal Fund L.P., (v) Context Partners Master Fund LP, (vi) Boothbay Absolute Return Strategies, LP (or its affiliate Boothbay Diversified Alpha Master Fund LP, commonly controlled by Boothbay Fund Management LLC), (vii) investment funds and accounts managed by Shaolin Capital Management, LLC, (viii) Hudson Bay Master Fund Ltd. and/or its affiliates, (ix) Saba Capital Master Fund, Ltd., Saba Capital Master Fund II, Ltd., Saba Capital Master Fund III, LP and Saba Capital SPAC Opportunities, Ltd., (x) D. E. Shaw Valence Portfolios, L.L.C. and (xi) Yakira Capital Management, Inc. (none of which are affiliated with any member of Digital World management, the Sponsor or any other anchor investor), each of which entered into an investment agreement pursuant to which it expressed an interest to purchase up to 8.3% of the units sold in Digital World IPO.

“Board” or “Digital World Board” means the board of directors of Digital World.

“Borgers” means BF Borgers, TMTG’s independent registered public accounting firm.

“Business Combination” means the Merger and the other transactions contemplated by the Merger Agreement.

“Class A common stock” means the Class A common stock, par value $0.0001 per share, of Digital World.

“Class B common stock” means the Class B common stock, par value $0.0001 per share, of Digital World.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code, as amended.

“Combined Entity” or “New Digital World” means Digital World after giving effect to the Business Combination, and which will include TMTG and any other direct or indirect subsidiaries of Digital World to the extent reasonably applicable.

“Common Stock” means any of the Class A common stock and the Class B common stock.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Digital World” means Digital World Acquisition Corp., a Delaware corporation, which will be renamed “Trump Media & Technology Group Corp.” in connection with the Closing.

“Digital World Charter” or “Charter” means Digital World’s current amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware on September 2, 2021.

“Digital World Class A Common Stock” means the outstanding shares of Class A common stock, par value $0.0001 per share, of Digital World (“Digital World Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of Digital World (“Digital World Class B common stock”, and together with the Digital World Class A common stock, the “Digital World common stock”) all of which will be converted into Digital World Class A common stock in accordance with Digital World’s amended and restated certificate of incorporation (the “Digital World Charter”), will be redesignated as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (which will be the new name of Digital World after the Closing, as described below, “New Digital World”) (referred to herein as “New Digital World common stock”).

“Digital World IPO,” “IPO” or “Initial Public Offering” means Digital World’s initial public offering that was consummated on September 8, 2021.

“Digital World IPO Prospectus” means the final prospectus of Digital World, dated as of September 2, 2021, and filed with the SEC pursuant to Rule 424(b) under the Securities Act on September 8, 2021 (File No. 333-256472).

“Digital World Special Meeting” means the special meeting of the stockholders of Digital World, to be held virtually at 10:00 a.m., Eastern Time, on      , 2022.

“Effective Time” means the effective time of the Merger in accordance with the Merger Agreement.

“Equity Incentive Plan” means the Trump Media & Technology Group Corp. Equity Incentive Plan, as such may be amended, supplemented or modified from time to time, which shall be adopted by Digital World and to be approved and entered into in connection with the Business Combination to be effective as of the Closing of the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension” means the right the Company has to extend the Outside Date (defined below) if it obtains an extension of the deadline by which it must complete its business combination.

“Extension Units” means any units issued to the Sponsor or its affiliates or designees in connection with additional funds deposited by the Sponsor to the Trust Account to extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination).

“First Amendment to the Agreement” means the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, by and among Digital World, Merger Sub, TMTG, the Sponsor in the capacity as the representative of Digital World, and TMTG’s General Counsel in the capacity as the representative of TMTG.

“Founder Shares” means Class B common stock initially purchased by the Sponsor on January 20, 2021.

“Initial Stockholders” means the Sponsor and any other holders of the Founder Shares prior to the Digital World IPO (or their permitted transferees), if any.

“Marcum” means Marcum LLP, Digital World’s independent registered public accounting firm.

“Merger” means the merger of Merger Sub with and into TMTG, with TMTG continuing as the surviving corporation and as a wholly-owned subsidiary of Digital World, in accordance with the terms of the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated October 20, 2021, as amended by the First Amendment to the Agreement, and as it may further be amended or supplemented from time to time, by and among Digital World, Merger Sub, TMTG, the Sponsor in the capacity as the representative of Digital World, and TMTG’s General Counsel in the capacity as the representative of TMTG.

“Merger Consideration” means the consideration that the TMTG securityholders (as defined below) shall be entitled to receive from Digital World as of immediately prior to the Effective Time in the form of a number of shares of New Digital World common stock in an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash, and unpaid transaction expenses.

“Merger Sub” means DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Digital World.

“New Digital World common stock” means the common stock, par value $0.0001 per share, of Digital World (which will be renamed Trump Media & Technology Group Corp.) following the Business Combination; such common stock was previously designated Class A common stock of Digital World, and

New Digital World common stock will include any shares of Class B common stock all of which will be converted into Class A common stock in connection with the Closing pursuant to the Digital World Charter.

“Outside Date” means the date by which the Merger Agreement can be terminated by either party if any of the closing conditions have not been satisfied or waived by September 20, 2022.

“PIPE Investment” means that certain private placement in the aggregate amount of approximately $1,000,000,000, to be consummated concurrently with the TMTG Business Combination, pursuant to those certain securities purchase agreements (the “SPA”) with certain institutional investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase up to an aggregate of 1,000,000 shares of Digital World’s Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000 per share (the “PIPE”). The shares were initially convertible into 29,761,905 shares of common stock based on the price at the time of the execution of the SPA, subject to upward adjustment as described herein, subject to a maximum of 100,000,100 shares of common stock.

“PIPE Shares” means the shares of New Digital World common stock underlying the Preferred Stock being purchased by the PIPE Investors in the PIPE Investment.

“Placement Shares” means the shares of Digital World Class A common stock included within the Placement Units being purchased by the Sponsor in the Private Placement.

“Placement Units” means 1,133,484 units issued to the Sponsor in the Private Placement (including the additional units purchased after the Digital World IPO in connection with the over-allotment securities issued to Digital World’s underwriters). Each Placement Unit consists of one Placement Share and one-half of one Placement Warrant.

“Placement Warrant” means the warrants included within the Placement Units being purchased by the Sponsor in the Private Placement. Each Placement Warrant entitles the holder thereof to purchase one share of Digital World Class A common stock for $11.50 per share.

“Private Placement” means the private placement consummated simultaneously with the Digital World IPO in which Digital World issued to the Sponsor the Placement Units.

“Public Shares” means shares of Class A common stock included in the Public Units and shares of Class A common stock underlying the Public Warrants.

“Public Warrants” means warrants underlying the Units issued in the Digital World IPO. Each whole Public Warrant entitles the holder thereof to purchase one share of Class A common stock for $11.50 per share.

“Public Units” means units issued in the Digital World IPO, including any over-allotment securities acquired by Digital World’s underwriters, consisting of one Public Share and one-half of one Public Warrant.

“Redemption” means the right of the holders of Class A common stock to have their shares redeemed in accordance with the procedures set forth in this prospectus and the Digital World Charter.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling securityholders” means the securityholders (or their permitted transferees) who are registering the resale of their securities in the Combined Entity under this registration statement.

“Sponsor” means ARC Global Investments II LLC.

“TMTG” means Trump Media & Technology Group Corp., a Delaware corporation, and includes the surviving corporation after the Merger. References herein to TMTG will include its subsidiaries to the extent reasonably applicable.

“TMTG 2022 Plan” means the Trump Media & Technology Group Corp. 2022 Equity Incentive Plan, adopted by TMTG following the date of Merger Agreement and prior to the Closing of the Business Combination.

“TMTG Board” means the board of directors of TMTG.

“TMTG common stock” means shares of common stock, par value $0.000001 per share, of TMTG.

“TMTG Convertible Securities” means, collectively, any TMTG Options, TMTG RSUs, warrants or rights to subscribe for or purchase any capital stock of the TMTG or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital stock of the TMTG.

“TMTG Options” means, collectively, all outstanding options to purchase shares of TMTG common stock, whether or not exercisable and whether or not vested, immediately prior to the Effective Time under the TMTG 2022 Plan or otherwise.

“TMTG RSUs” all outstanding restricted stock units with respect to shares of TMTG common stock, whether or not vested, immediately prior to the Effective Time under the TMTG 2022 Plan or otherwise.

“TMTG securityholders” refers to holders of capital stock, options and other convertible securities of TMTG as of the time immediately before the Effective Time.

“TMTG securities” means any of the TMTG common stock and any TMTG Convertible Securities.

“TMTG stockholders” refers to holders of capital stock of TMTG as of the time immediately before the Effective Time.

“Trust Account” means the trust account of Digital World, which holds the net proceeds of the Digital World IPO, including from over-allotment securities sold by Digital World’s underwriters, and the sale of the Placement Units, together with interest earned thereon, less amounts released to pay tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Units” means any of the Public Units, Placement Units, the Working Capital Units (if any), and the Extension Units (if any).

“Warrants” means any of the Public Warrants, the Placement Warrants and the warrants underlying the Working Capital Units (if any) and Extension Units (if any), excluding any warrants of TMTG.

“Working Capital Units” means any units issued to the Sponsor or its affiliates or Digital World’s officers or directors in connection with any loans made by them to Digital World prior to the closing of Digital World’s initial business combination in accordance with the Digital World IPO Prospectus. As described in the Digital World IPO Prospectus, initially up to $1,500,000 of such loans could have been converted at the election of the applicable lender into units at a price of $10.00 per unit, which units would be identical to the Placement Units. The amount of such loans that can be converted to Working Capital Units has subsequently been increased to $30,000,000, provided that additional Working Capital Units beyond the Working Capital Units underlying the initial $1,500,000 in working capital loans as described in the Digital World’s IPO prospectus will only be issuable upon the approval of Digital Word’s stockholders.

Share Calculations and Ownership Percentages

Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information”, “Security Ownership of Certain Beneficial Owners and Management” and “Selling Securityholders”), the share calculations and ownership percentages set forth in this prospectus with respect to the holders of capital stock of the Combined Entity following the Business Combination are for illustrative purposes only and assume the following:

(a) (1) none of the holders of Public Shares exercises their redemption rights, (2) there is no exercise at the Closing of the Public Warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Digital World IPO and thirty (30) days after the first date on which the Company completes the Business Combination, (3) none of the parties set forth below purchase shares of Digital World Class A common stock in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Digital World in connection with the Business Combination (“Scenario A”) and alternatively that

(b) (1) the maximum number of the holders of the Public Shares exercise their redemption rights (representing redemption of shares of 30,027,234 Class A common stock, for aggregate payment of approximately $306.3 million from the Trust Account (based on an assumed redemption price of approximately $10.20 per share)), (2) there is no exercise at the closing of the Business Combination of the Public Warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Digital World IPO and thirty (30) days after the first date on which the Company completes the Business Combination, (3) none of the parties set forth below purchase shares of Digital World Class A common stock in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Digital World in connection with the Business Combination (“Scenario B”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Digital World and TMTG. These statements are based on the beliefs and assumptions of the management of Digital World and TMTG. Although Digital World and TMTG believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither Digital World nor TMTG can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” or similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Neither Borgers, TMTG’s independent auditor, nor Marcum, Digital World’s independent auditor, has examined, compiled or otherwise applied procedures with respect to the accompanying forward-looking financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The report of Borgers included in this prospectus relates to historical financial information of TMTG, and the report of Marcum included in this prospectus relates to historical financial information of Digital World. Neither report extends to the forward-looking information and should not be read as if it does. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the ability of Digital World and TMTG prior to the Business Combination to meet the Closing conditions to the Business Combination;

•	the ability of the Combined Entity following the Business Combination, to realize the benefits from the Business Combination;

•	the ability of Digital World to complete the Business Combination;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the ability of Digital World and TMTG prior to the Business Combination, and the Combined Entity following the Business Combination, to obtain and/or maintain the listing of New Digital World common stock on Nasdaq following the Business Combination;

•	future financial performance following the Business Combination;

•	public securities’ potential liquidity and trading;

•	the use of proceeds not held in the Trust Account or available to Digital World from interest income on the Trust Account balance;

•	the impact from the outcome of any known and unknown litigation;

•	the ability of the Combined Entity to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•	expectations regarding future expenditures of the Combined Entity following the Business Combination;

•	the future mix of revenue and effect on gross margins of the Combined Entity following the Business Combination;

•

the attraction and retention of qualified directors, officers, employees and key personnel of Digital World and TMTG prior to the Business Combination, and the Combined Entity following the Business Combination;

•	the ability of the Combined Entity to compete effectively in a competitive industry;

•	the ability to protect and enhance TMTG’s corporate reputation and brand;

•	expectations concerning the relationships and actions of TMTG and its affiliates with third parties;

•	the impact from future regulatory, judicial, and legislative changes in TMTG’s or the Combined Entity’s industry;

•	the ability to locate and acquire complementary products or product candidates and integrate those into TMTG’s or the Combined Entity’s business;

•	future arrangements with, or investments in, other entities or associations;

•	intense competition and competitive pressures from other companies in the industries in which the Combined Entity will operate; and

•	other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that Digital World or TMTG “believes” and similar statements reflect such party’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that either Digital World or TMTG has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Digital World, TMTG and/or the Combined Entity may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause Digital World’s, TMTG’s or the Combined Entity’s actual results to differ include:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•

the outcome of any legal or regulatory proceedings that have been, or may be, instituted in the future against Digital World, TMTG, the Combined Entity or others following announcement of the Merger Agreement and the transactions contemplated therein or following consummation of the Business Combination;

•

the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Digital World or TMTG or other conditions to closing in the Merger Agreement;

•	the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the Business Combination;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Combined Entity to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

•	costs related to the proposed Business Combination;

•	the possibility that the Combined Entity may be adversely impacted by other economic, business, and/or competitive factors;

•	risks related to the global COVID-19 pandemic and other macroeconomic or geopolitical developments;

•	future exchange and interest rates;

•

the risk that the Combined Entity fails to maintain an effective system of disclosure controls and internal controls over financial reporting, the Combined Entity’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired; and

•

other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC by Digital World or the Combined Entity.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Digital World and TMTG prior to the Business Combination, and the Combined Entity following the Business Combination. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Digital World or TMTG assess the impact of all such risk factors on the business of Digital World and TMTG prior to the Business Combination, and the Combined Entity following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. This is particularly true for a company like TMTG that has a limited operating history to reference. All forward-looking statements attributable to Digital World or TMTG or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all the information you should consider before investing in the New Digital World common stock or Warrants. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Business,” “TMTG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Digital World’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Where You Can Find Additional Information,” “Unaudited Pro Forma Condensed Combined Financial Information,” and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision.

Digital World

Digital World is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Digital World was incorporated under the laws of the State of Delaware on December 11, 2020.

Digital World Class A Common Stock, Warrants and Digital World Units (each Digital World Unit comprised of one share of Digital World Class A Common Stock and one-half of one Warrant) are currently listed and trading on Nasdaq under the ticker symbols “DWAC,” “DWACW” and “DWACU,” respectively. We have applied to continue the listing of the New Digital World common stock and Warrants on Nasdaq under the symbols “TMTG” and “TMTGW,” respectively, upon Closing. The Digital World Units will automatically separate into their component securities (one share of Digital World Class A Common Stock and one-half of one Warrant) upon the Closing and, as a result, will no longer exist. Upon the Closing, Digital World intends to change its name from “Digital World Acquisition Corp.” to “Trump Media & Technology Group Corp.”.

The mailing address of Digital World’s principal executive offices is 78 SW 7th Street, Miami, Florida 33130, and its telephone number at such address is (305) 735-1517.

TMTG

TMTG, a Delaware corporation, aspires to create a media and technology powerhouse to rival the liberal media consortium and promote free expression on all issues.

TMTG was founded to fight back against the Big Tech companies—Meta (Facebook), Twitter, Netflix, Alphabet (Google), Amazon and others—that collude to limit debate in America and silence voices that contradict their woke ideology. Twitter currently suppresses conservative speech through various means including “shadow banning”—a surreptitious process in which users may not even know their posts are being hidden from other users. The company also outright bans conservative users such as TMTG’s Chairman, former U.S. President Donald J. Trump—even while it continues to allow the Taliban to freely post their views to the world.

Big Tech’s transformation into the arbiters of public speech is contrary to American values. Their censorship of dissident expression constitutes the most serious threat today to a free and democratic debate. Thus, TMTG aims to safeguard public debate and open dialogue, and to provide a platform for all users to freely express themselves.

TMTG’s first product, TruthSocial, is a social media platform that encourages an open, free, and honest global conversation without censoring or cancelling users due to their political viewpoints. It is a public, real-time platform where any user can create content and follow other users. TMTG does not impose restrictions on whom a user can follow, which greatly enhances the breadth and depth of available content. Additionally, users can be followed by other users without requiring a reciprocal relationship, enhancing the ability of TMTG users to reach a broad audience.

TruthSocial was generally made available in the first quarter of 2022. The company prides itself on building its platform, to the best of its ability, without relying on hostile Big Tech companies. Working with alternative technology firms that share its commitment to free speech, TMTG fully launched TruthSocial for iOS on April 21, 2022, made the platform available on other desktop and mobile devices on May 18, 2022.

TMTG was incorporated under the laws of the State of Delaware on February 8, 2021.

The mailing address of TMTG’s principal executive offices is 401 N. Cattlemen Rd., Ste. 200, Sarasota, Florida 34232, and its telephone number at such address is (800) 798-5754.

The Business Combination and the Merger Agreement

On October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, and as it may be further amended or supplemented from time to time, the “Merger Agreement”), by and among Digital World, Merger Sub, TMTG, and ARC Global Investments II, LLC, a Delaware limited liability company, the parties entered into the Merger Agreement whereby, if adopted, (a) the Merger Sub will merge with and into TMTG with TMTG surviving the Merger as a wholly-owned subsidiary of Digital World, (b) all of the issued and outstanding capital stock of TMTG immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the Merger Consideration (as defined below), (c) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by Digital World and automatically converted into an option to acquire shares of Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (d) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of Digital World common stock, Upon completion of the Business Combination, Digital World will change its name from “Digital World Acquisition Corp.” to “Trump Media & Technology Group Corp.”.

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time:

(a)

the outstanding shares of Class A common stock, par value $0.0001 per share, of Digital World (“Digital World Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of Digital World (“Digital World Class B common stock”, and together with the Digital World Class A common stock, the “Digital World common stock”) all of which will be converted into Digital World Class A common stock in accordance with Digital World’s amended and restated certificate of incorporation (the “Digital World Charter”), will be redesignated as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (which will be the new name of Digital World after the Closing, as described below, “New Digital World”) (referred to herein as “New Digital World common stock”);

(b)

As consideration for the Merger, the TMTG securityholders as of immediately prior to the Effective Time (“TMTG securityholders”), shall be entitled to receive from Digital World, a number of shares of New Digital World common stock in an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash, and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive the Earnout Shares (as defined below) after the Closing, provided that it shall exclude any additional shares issuable upon conversion after the Closing of certain TMTG convertible notes, as described below, and upon the Merger (i) all of the issued and outstanding capital stock of TMTG immediately prior to the Effective Time (other than those properly exercising any applicable appraisal rights under Delaware law) will automatically be cancelled and shall cease to exist, in exchange for the right to receive pro rata shares of the aggregate Merger Consideration to be paid to the TMTG stockholders as of immediately prior to the Effective Time,

(ii) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by Digital World and automatically converted into an option to acquire shares of New Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of New Digital World common stock, as provided in the Merger Agreement and as more particularly described in the notice; and

(c)

the TMTG stockholders will also have a contingent right to receive up to an aggregate of an additional 40,000,000 shares of New Digital World common stock (the “Earnout Shares”) after the Closing based on the price performance of the New Digital World common stock during the three (3) year period following the Closing (the “Earnout Period”). The Earnout Shares shall be earned and payable during the Earnout Period as follows:

•

if the dollar volume-weighted average price (“VWAP”) of New Digital World common stock equals or exceeds $15.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an additional 15,000,000 Earnout Shares;

•

if the VWAP of New Digital World common stock equals or exceeds $20.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an additional 15,000,000 Earnout Shares; and

•

if the VWAP of New Digital World common stock equals or exceeds $30.00 per share for any 20 trading days within any 30 trading day period, Digital World shall issue to the TMTG stockholders an additional 10,000,000 Earnout Shares.

The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

Securities Purchase Agreements

In connection with the execution of the Merger Agreement, Digital World entered into securities purchase agreements (the “SPAs”) with certain institutional accredited investors (the “PIPE Investors”), pursuant to which the investors agreed to purchase an aggregate of 1,000,000 shares of Digital World’s Series A Convertible Preferred Stock (the “Preferred Stock”), for a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in a private placement (the “PIPE”) to be consummated concurrently with the TMTG Business Combination (the “Closing”). The shares of Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into an aggregate of 29,761,905 shares of common stock, subject to adjustment. The closing of the PIPE is conditioned on the concurrent closing of the TMTG Business Combination and other closing conditions as set forth in the SPAs. The fully committed convertible preferred stock PIPE transaction is priced at $33.60, which represents a 20% discount to Digital World’s volume weighted average closing price (“VWAP”) for the five days preceding the execution of the SPA. The price is subject to further downward adjustment to a 40% discount to Digital World’s VWAP for the ten trading days following the day of the Business Combination, with a floor price of $10.00. The PIPE financing is subject to customary closing conditions and is expected to close immediately prior to the business combination.

The closing of the sale of the PIPE Shares pursuant to the SPA is contingent upon, among other customary closing conditions, the concurrent consummation of the Business Combination. If the conditions precedent to closing of the transactions contemplated by the Merger Agreement are not fulfilled or waived and the Business Combination does not close, then the PIPE Shares will not be issued. In this event, the registration statement of which this prospectus forms a part will be withdrawn by Digital World prior to the effectiveness of the registration statement.

Risk Factors Summary

This discussion includes forward-looking information regarding our business, results of operations and cash flows and contractual obligations and arrangements that involves risks, uncertainties and assumptions. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements as a result of various factors, including, but not limited to, those discussed in the sections of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Digital World and the Business Combination

The Combined Entity’s business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. The following is a summary of the principal risks faced by the Combined Entity:

•

The Combined Entity’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Entity’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of New Digital World’s business.

•

Delaware law and New Digital World’s Amended Charter and bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

•

The Amended Charter designates a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between New Digital World and its stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of New Digital World’s stockholders to choose the judicial forum for disputes.

•	TruthSocial is the only product TMTG is currently commercializing, and TMTG depends almost entirely on TruthSocial for its success.

•	TMTG has limited experience as a commercial company and the launch of TruthSocial may be less successful than anticipated.

•	The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on our business, including our financial results and prospects.

•	TMTG’s market for TruthSocial is subject to intense competition.

•	Nasdaq may delist New Digital World’s securities from its exchange.

•	The market price of New Digital World’s common stock may decline as a result of the Business Combination.

•	There are no current plans to pay cash dividends on the New Digital World common stock for the foreseeable future.

•	New Digital World stockholders may experience dilution in the future.

•

Future sales, or perceived future sales, by New Digital World or its stockholders in the public market following the Business Combination could cause the market price for New Digital World common stock to decline.

•

If Digital World public stockholders fail to comply with the redemption requirements specified in this prospectus, they will not be entitled to redeem their public shares for a pro rata portion of the funds held in the Trust Account.

Implications of Being an Emerging Growth Company

Digital World is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), reduced disclosure obligations regarding executive compensation in Digital World’s periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Digital World has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies. Digital World, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible to compare Digital World’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

The Combined Entity will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Digital World’s initial public offering, (b) in which Digital World has total annual gross revenue of at least $1.07 billion or (c) in which the Combined Entity is deemed to be a large accelerated filer, which, in addition to certain other criteria, means the market value of Digital World’s common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter and (2) the date on which the Combined Entity has issued more than $1 billion in non-convertible debt securities during the prior three-year period.

THE OFFERING

Issuer	Digital World Acquisition Corp.

In connection with the closing of the Business Combination, Digital World will change its name to Trump Media & Technology Group Corp. If the Business Combination is not consummated, the Preferred Stock and the underlying PIPE Shares will not be issued and the registration statement of which this prospectus forms a part will be withdrawn. No sales or issuances of securities will be made under this prospectus until after the Closing.

Resale of New Digital World Common Stock

New Digital World Common Stock offered by the Selling Securityholders	Up to 100,000,100 PIPE Shares underlying the Preferred Stock to be issued in the PIPE Investment).

Combined Entity Common Stock outstanding after the consummation of this offering and the Business Combination (assuming no redemptions)(1)	158,213,527 shares

Combined Entity Common Stock outstanding after the consummation of this offering and the Business Combination (assuming maximum redemptions)(2)	129,463,527 shares

Use of Proceeds	We will not receive any proceeds from the sale of the New Digital World common stock offered by the Selling Securityholders under this prospectus. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Risk Factors	See the section titled “Risk Factors” beginning on page 20 of this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in the New Digital World common stock.

(1)

Assumes 29,761,905 PIPE Shares are issued, no shares of Digital World Class A Common Stock are redeemed and no Warrants are exercised. If the actual facts are different than these assumptions the number of shares of New Digital World common stock outstanding at Closing will be different.

(2)

Assumes 29,761,905 PIPE Shares are issued, that 28,750,000 shares of Digital World Class A Common Stock are redeemed and no Warrants are exercised. If the actual facts are different than these assumptions, the number of shares of New Digital World common stock outstanding at Closing will be different.

Market for Common Stock	Digital World Class A Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “DWAC” and “DWACW”, respectively. Following the closing of the Business Combination, we expect that New Digital World common stock and warrants will be listed on Nasdaq under the symbols “TMTG” and “TMTGW”, respectively.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF TMTG

The summary statement of operations data for the year ended December 31, 2021 and the summary balance sheet data as of December 31, 2021 are derived from TMTG’s audited financial statements, each of which is included elsewhere in this prospectus. The summary statement of operations data for the three months ended March 31, 2022 and the summary balance sheet data as of March 31, 2022 are derived from TMTG’s unaudited financial statements, each of which is included elsewhere in this prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TMTG” and TMTG’s financial statements and the related notes appearing elsewhere in this prospectus.

Statement of Operations Data:

	Three Months Ended March 31,	Period Ended December 31,
in thousands, except share and per share data	2022	2021
Net Sales – related party	$0	$2,123.3
Cost of revenue	0	—
Gross profit	0	2,123.3
Operating costs and expenses:
Research and development	4,341.4	2,571.3
Sales and marketing	126.8	381.7
General and administrative	3,322.7	3,425.8

Loss from operations	(7,790.9)	(4,255.5)
Interest expense	(363.8)	(654.3)
Change in fair value of derivative liabilities	(40,033.2)	(54,186.4)

Loss from operations before income taxes	(48,187.9)	(59,096.2)
Income tax benefit	0	—

Net loss	$(48,187.9)	$(59,096.2)

Weighted-average common shares used in net loss per share attributable to common stockholders, basic and diluted	100,000,000	100,000,000
Net loss per common share attributable to common stockholders, basic and diluted	(0.48)	(0.59)

Statement of Balance Sheet Data:

in thousands	As of March 31, 2022	As of December 31, 2021
Cash and cash equivalents	$26,554.4	$18,734.4
Total assets	27,203.7	19,251.2
Total liabilities	134,487.8	78,347.4
Working capital(1)	25,825.0	18,282.1
Accumulated deficit	(107,284.1)	(59,096.2)
Total stockholders’ deficit	$(107,284.1)	$(59,096.2)

(1)	Working capital is defined as total current assets minus total current liabilities

SELECTED HISTORICAL FINANCIAL INFORMATION OF DIGITAL WORLD

The summary statements of operations data for the three months ended March 31, 2022 and the summary balance sheet data as of March 31, 2022 are derived from Digital World’s interim unaudited financial statements included elsewhere in this prospectus. The summary statements of operations data for three months ended March 31, 2022 and the year ended December 31, 2021 and the summary balance sheet data as of December 31, 2021 are derived from Digital World’s audited financial statements, each of which is included elsewhere in this prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Digital World” and Digital World’s financial statements and the related notes appearing elsewhere in this prospectus.

Statements of Operations Data:

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Formation and operating costs	$1,863,920	$1,191,593
Franchise tax expense	50,000	200,000

Loss from operation costs	(1,913,920)	(1,391,593)
Other income and expenses:
Interest earned on cash held in Trust Account	29,531	7,098

Net loss	$(1,884,389)	$(1,384,495)

Weighted average shares outstanding of Class A common stock	30,027,234	9,404,134
Basic and diluted net income per Class A common stock	$(0.05)	$(0.08)

Weighted average shares outstanding of Class B common stock	7,187,500	7,187,500
Basic and diluted net income per Class B common stock	$(0.05)	$(0.08)

Statements of Balance Sheet Data:

	As of March 31, 2022	As of December 31, 2021
Balance Sheet Data:
Total assets	$293,674,726	$293,990,852
Total liabilities	$12,314,298	$10,746,035
Class A common stock subject to possible redemption	293,250,000	$293,250,000
Working capital (deficit)(1)	$(1,969,334)	$(114,832)
Total stockholders’ (deficit) equity	(11,889,572)	$(10,005,183)

(1)	Working capital (deficit) is defined as total current assets minus total current liabilities

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this this prospectus.

The following summary unaudited pro forma condensed combined financial data, (the “summary pro forma data”) gives effect to the Business Combination described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination is expected to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Digital World will be treated as the “acquired” company for financial reporting purposes. The net assets of Digital World will be stated at historical cost, with no goodwill or other intangible assets recorded.

The summary unaudited pro forma condensed combined balance sheet data as of March 31, 2022 gives pro forma effect to the Business Combination and related transactions as if they had occurred on March 31, 2022. The summary unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2021 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2021. The summary unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2022 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2021.

The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information of the Combined Entity appearing elsewhere in this prospectus and the accompanying notes. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements of Digital World and related notes and the historical financial statements of TMTG and related notes, in each case, included in this prospectus. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the Combined Entity’s financial position or results of operations actually would have been had the Business Combination and the other transactions contemplated by the Merger Agreement (described elsewhere in this prospectus) been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the Combined Entity.

For illustrative purposes, the unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of additional redemptions of Digital World Class A common stock:

•	Assuming Minimum Additional Redemptions (“Minimum Redemption”) —this scenario assumes that no shares of Digital World Class A common stock are redeemed; and

•

Assuming Maximum Redemptions (“Maximum Redemption”) — This scenario assumes additional redemption of 28.8 million shares of Digital World Class A common stock, for aggregate payment of approximately $274.7 million from the Trust Account), so that Digital World retains at least $5,000,001 in net tangible assets immediately prior to or upon the consummation of the Business Combination (after giving effect to payments of all unpaid expenses, Digital World’s liabilities and redemptions by Digital World’s public stockholders and excluding TMTG’s closing cash and the proceeds of the private placement).

Assuming Minimum Redemption, on a pro forma estimated basis, TMTG’s existing securityholders will hold 90,492,840 shares of Class A common stock of the Combined Entity immediately after the Closing, which approximates a 57.2% ownership level. Assuming Maximum Redemption, on a pro forma estimated basis, TMTG will hold common stock of the Combined Entity approximating an 69.9% ownership level.

	Assuming No Redemption		Assuming Max Redemption
Stockholder	% Ownership	Shares	% Ownership	Shares
TMTG(a)(b)	57.2%	90,492,840	69.9%	90,492,840
Public	19.0%	30,027,234	1.0%	1,277,234
PIPE Investors	18.8%	29,761,905	23.0%	29,761,905
Sponsor (including % of Digital World’s directors and officers)	5.0%	7,931,548	6.1%	7,931,548

Total	100%	158,213,527	100%	129,463,527

(a)	Refer to Note 1 Share consideration to TMTG for the calculation of shares issued to TMTG at Closing.
(b)	Includes 4,708,526 shares issued for TMTG convertible promissory notes.

The foregoing ownership percentages with respect to the Combined Entity following the Business Combination are based on the assumption that there are no adjustments for the outstanding Public Warrants or Placement Warrants issued by Digital World and assume that: (i) there are either no redemptions or the maximum redemptions, (ii) no awards are issued under the Equity Incentive Plan, (iii) no Working Capital Units or Extension Units are issued and no shares of Preferred Stock are converted. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Digital World’s existing stockholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Equity Incentive Plan to be approved and adopted in connection with the Business Combination, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding TMTG Options and TMTG RSUs granted to TMTG’s executive officers and certain members of the TMTG Board under the TMTG 2022 Plan prior to the Closing of the Business Combination will be assumed and converted to options and TMTG RSUs under the Equity Incentive Plan effective as of the Closing the Business Combination.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described below. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the events described below occur, the Combined Entity’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Combined Entity’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Digital World and TMTG. Any reference in this “Risk Factors” section to the “surviving entity” shall mean New Digital World.

Risks Related to the Business Combination

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of New Digital World’s financial condition or results of operations following the Business Combination and accordingly, you will have limited financial information on which to evaluate the financial performance of New Digital World and your investment decision.

Prior to the consummation of the Business Combination, Digital World and TMTG operated as separate companies. Digital World and TMTG have had no prior history as a combined entity and their respective operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of New Digital World. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from Digital World’s and TMTG’s historical financial statements and certain adjustments and assumptions have been made regarding the combined entity after giving effect to the Merger. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and New Digital World’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect New Digital World’s financial condition or results of operations following the Closing. Any potential decline in New Digital World’s financial condition or results of operations may cause significant variations in the stock price of New Digital World.

Failure by New Digital World to timely file and to obtain and maintain effectiveness of any registration statement required to be filed under the Registration Rights Agreement will result in New Digital World paying to each PIPE Investor an amount in cash, as liquidated damages, which will adversely affect the operation of the New Digital World. In addition, New Digital World could have to file multiple registration statements to register all of the shares of common stock, which could give rise to conversions at lower pricese.

The PIPE Investors were also given registration rights in a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, subject to certain exceptions, Digital World will be required to file a resale registration statement for all of the shares of common stock issuable upon conversion of the Preferred Stock held by the PIPE Investors and shall be declared effective no later than the Closing of the Business Combination (the “Initial Registration Statement”). Thereafter, New Digital World will be required to register and to maintain the registration for all shares underlying the Preferred Stock until the Effective Date. Failure by New Digital World to timely file and to obtain and maintain effectiveness of any registration statement required to be filed under the Registration Rights Agreement will result in New Digital World paying to each PIPE Investor an amount in cash, as liquidated damages and not as a penalty, equal to (A) with respect to the first two months, 2% of the subscription price paid by each PIPE Investor for any unregistered registrable securities, plus (B) with respect to the third month and beyond, 6% of the subscription price paid by each PIPE Investor for any unregistered registrable securities. In no case will the maximum aggregate liquidated damages payable to a PIPE Investor exceed 20% of the subscription price paid by such PIPE Investor. If New Digital World fails to pay any liquidated damages in full within seven days after the date payable, New Digital World will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the PIPE Investor, until such amounts, plus all such interest thereon, are paid in full, subject to the aggregate limitation. In addition, if the Initial Registration Statement is not declared effective for all of the shares of common stock issuable upon conversion of the Preferred Stock, the conversion price is subject to downward adjustment, which could result in New Digital World having to issue up 100,000,100 shares of common stock to the PIPE Investors.

Digital World’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

On December 31, 2021, Digital World had cash of $293,257,098 held in the Trust Account and $327,731 outside of the Trust Account. On March 31, 2022, Digital World had cash of $293,286,629 held in the Trust Account and $41,492 outside of the Trust Account. Further, Digital World incurred and expect to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Digital World.” Digital World cannot assure you that its plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about Digital World’s ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from its inability to continue as a going concern.

The Combined Entity’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Entity’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of New Digital World’s post-Business Combination business.

The Combined Entity’s ability to be successful following the Business Combination will be dependent upon the efforts of the Combined Entity’s board of directors and key personnel. Digital World cannot assure you that New Digital World’s board of directors and key personnel will be effective or successful or remain with the Combined Entity. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Combined Entity’s management to have to expend time and resources helping them become familiar with such requirements.

The process of taking a company public by means of a business combination with a special purpose acquisition company (a “SPAC”) is different from taking a company public through an underwritten offering.

Like other business combination transactions and spin-offs, in connection with the Business Combination, there was no underwriter to undertake the diligence performed by the underwriters in an underwritten public offering. An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer also will deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors in underwritten public offerings have the benefit of such diligence. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary on an underwritten offering.

In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities.

In contrast, Digital World and TMTG have engaged a financial advisor (rather than underwriters) in connection with the Business Combination. The role of a financial advisor typically differs from that of an underwriter. For example, financial advisors do not act as intermediaries in the public sale of securities and therefore do not face the same potential liability under the U.S. securities laws as underwriters. As a result, financial advisors typically do not undertake the same level of, or any, due diligence investigation of the issuer as is typically undertaken by underwriters.

In connection with this prospectus, no parties other than Digital World and TMTG have conducted an investigation of the disclosure contained herein. In addition, as an unaffiliated investor, you will not be afforded the opportunity to perform your own due diligence investigation of, or otherwise obtain information on, Digital World or TMTG beyond the information that is contained in this prospectus (or is otherwise publicly available). You therefore may not have the benefit of the same level of review as an investor in an underwritten public offering, who has the benefit of the underwriters’ evaluation and due diligence investigation of the issuer.

Digital World was in the past, and continues to be, subject to inquiries, exams, pending investigations, or enforcement matters.

Digital World is subject to regulation under federal, state, and applicable international laws. Digital World may be threatened with or named as a defendant in lawsuits, arbitrations and administrative claims involving securities and other matters. Digital World is also subject to periodic regulatory examinations and inspections. Compliance and trading problems or other deficiencies or weaknesses that are reported to regulators, such as the SEC, FINRA or state regulators, or that are identified by regulators themselves, are investigated by such regulators, and may, if pursued, result in formal claims being filed against Digital World by customers or disciplinary action being taken against us by regulators or enforcement agencies.

To resolve issues raised in examinations or other governmental actions, Digital World may be required to take various corrective actions, including changing certain business practices, making refunds or taking other actions that could be financially or competitively detrimental to Digital World. Digital World expects to continue to incur costs to comply with governmental regulations. Any such claims or disciplinary actions that are decided against Digital World could have a material impact on its financial results.

Digital World is cooperating with a FINRA inquiry concerning events (specifically, a review of trading) that preceded the public announcement of the Merger Agreement. According to FINRA’s request, the inquiry should not be construed as an indication that FINRA has determined that any violations of Nasdaq rules or federal securities laws have occurred, nor as a reflection upon the merits of the securities involved or upon any person who effected transactions in such securities.

Digital World is also cooperating with an SEC investigation, including responding to a document request and subpoena from the SEC seeking various documents and information regarding, among other things, meetings of Digital World Board; communications with and the evaluation of potential targets, including TMTG;

communications relating to TMTG; agreements with and payments made to certain advisors; investors, including investor meetings and agreements; the appointment of certain of Digital World’s officers and directors; policies and procedures relating to trading; and documents sufficient to identify banking, telephone, and email addresses. According to the SEC’s request and subpoena, the investigation does not mean that the SEC has concluded that anyone violated the law or that the SEC has a negative opinion of us or any person, entity, or security. Any resolution of the inquiry or investigation, as well as proceedings by the SEC, FINRA, or other governmental or regulatory authorities, could result in the imposition of significant fines, penalties, injunctions, prohibitions on the conduct of Digital World’s business, damage to its reputation and other sanctions against it, including restrictions on its activities. Digital World is cooperating with the SEC.

Following the Business Combination, Delaware law and New Digital World’s certificate of incorporation and bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Following the Business Combination, the Amended Charter and New Digital World’s bylaws, and the DGCL, will contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by New Digital World’s board of directors and therefore depress the trading price of New Digital World’s common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the TMTG Board or taking other corporate actions, including effecting changes in the management of the Combined Entity. Among other things, the Amended Charter and New Digital World’s bylaws include provisions regarding:

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of New Digital World’s board of directors;

•

the ability of New Digital World’s board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the limitation of the liability of, and the indemnification of, New Digital World’s directors and officers;

•

the exclusive right of New Digital World’s board of directors to elect a director to fill a vacancy created by the expansion of New Digital World’s board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on New Digital World’s board of directors;

•	the requirement that directors may only be removed from New Digital World’s board of directors for cause;

•

a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or to take action, including the removal of directors;

•

the requirement that a special meeting of stockholders may be called only by New Digital World’s board of directors, the chairperson of New Digital World’s board of directors, New Digital World’s chief executive officer or New Digital World’s president (in the absence of a chief executive officer), which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	the procedures for the conduct and scheduling of board of directors and stockholder meetings;

•

the requirement for the affirmative vote of holders of at least 2/3 of the voting power of all of the then outstanding shares of the voting stock, voting together as a single class, to amend, alter, change or repeal any provision of the Amended Charter or New Digital World’s bylaws, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in New Digital World’s board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•

the ability of New Digital World’s board of directors to amend the bylaws, which may allow New Digital World’s board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

•

advance notice procedures with which stockholders must comply to nominate candidates to New Digital World’s board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in New Digital World’s board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Entity.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in New Digital World’s board of directors or management.

Any provision of the Amended Charter, New Digital World’s bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of New Digital World’s capital stock and could also affect the price that some investors are willing to pay for New Digital World’s common stock.

Following the Business Combination, the Amended Charter will designate a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between New Digital World and its stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the ability of New Digital World’s stockholders to choose the judicial forum for disputes with New Digital World or its directors, officers, or employees.

Following the Business Combination, the Amended Charter, which will become effective upon the Closing, will provide that, unless New Digital World consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on its behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers, or other employees to New Digital World or its stockholders, (iii) any action arising pursuant to any provision of the DGCL, or the certificate of incorporation or the bylaws or (iv) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court having jurisdiction over indispensable parties named as defendants. The Amended Charter will also provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any of New Digital World’s securities shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with New Digital World or its directors, officers, or other employees, which may discourage lawsuits against New Digital World and its directors, officers, and other employees. If a court were to find the exclusive-forum provision to be inapplicable or unenforceable in an action, New Digital World may incur additional costs associated with resolving the dispute in other jurisdictions, which could harm its results of operations.

The Combined Entity’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

The Combined Entity is subject to certain reporting requirements of the Exchange Act. The Combined Entity’s disclosure controls and procedures will be designed to reasonably assure that information required to be disclosed in reports to file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. The Combined Entity believes that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in the control system, misstatements, or insufficient disclosures due to error or fraud may occur and not be detected.

TMTG’s management team may not successfully or efficiently manage its transition to being a public company.

As a public company, TMTG will incur new obligations relating to its reporting, procedures, and internal controls. These new obligations and attendant scrutiny will require investments of significant time and energy from TMTG’s executives and could divert their attention away from the day-to-day management of TMTG’s business, which in turn could adversely affect TMTG’s financial condition or operating results.

The members of TMTG’s management team have extensive experience leading complex organizations. However, they have limited experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that specifically govern public companies.

TMTG has agreed to indemnify TMTG’s officers and directors against lawsuits to the fullest extent of the law.

TMTG is a Delaware corporation. Delaware law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Delaware law also authorizes Delaware corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. TMTG’s organizational documents provide for this indemnification to the fullest extent permitted by Delaware law.

Prior to, and in no event not later than, the closing of the Business Combination, TMTG will obtain director and officer liability insurance to cover liabilities TMTG’s directors and key executive officers may incur in connection with their services to TMTG. There is no guarantee that such insurance coverage will protect TMTG from any damages or loss claims filed against it, or that such coverage will be available on reasonable economic terms satisfactory and acceptable to TMTG.

The underwriters of Digital World’s initial public offering may waive or release parties to the lock-up agreements entered into in connection with this Business Combination, which could adversely affect the price of the Combined Entity’s securities, including its common stock.

TMTG, all of TMTG’s directors and executive officers, and certain of TMTG’s other significant stockholders have entered into lock-up agreements pursuant to which TMTG and they are subject to certain restrictions with respect to the sale or other disposition of the Combined Entity’s common stock for a period beginning at the Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for New Digital World common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which New Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New Digital World stockholders having the right to exchange their shares of New Digital World common stock for cash, securities or other property. The underwriters, at any time and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreements are waived, then the common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of the Combined Entity’s common stock to decline and impair the Combined Entity’s ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause the market price of Combined Entity’s common stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

Anti-takeover effects of certain provisions of Delaware state law could hinder a potential takeover of the Combined Entity.

The Combined Entity is subject to statutory “anti-takeover” provisions under Delaware law; the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 of the DGCL which may prohibit certain business combinations with stockholders owning 15% or more of the Combined Entity’s outstanding voting stock. These anti-takeover provisions and other provisions in the Combined Entity’s Amended Charter and amended and restated bylaws could make it more difficult for stockholders or potential acquirers to obtain control of the Combined Entity’s board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving the Combined Entity. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause the Combined Entity to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in the Combined Entity’s board of directors could cause the market price of the Combined Entity’s common stock to decline.

Certain provisions of the Combined Entity’s amended and restated bylaws are intended to strengthen the position of the Combined Entity’s board of directors in the event of a hostile takeover attempt. These provisions have the effect of providing the Combined Entity’s board of directors with the sole power to fill vacancies on the Combined Entity’s board of directors and providing that stockholders may only call a special meeting by the request, in writing, of stockholders owning individually or together ten percent (10%) or more of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Therefore, the provisions of the Control Share Acquisition Act do not apply to acquisitions of the Combined Entity’s shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of the Combined Entity, regardless of whether such acquisition may be in the interest of the Combined Entity’s stockholders.

The Combined Entity may include provisions in its certificate of incorporation that may discourage a third party from making a proposal to acquire us, even if some of its stockholders might consider the proposal to be in their best interests. For example, the Combined Entity may amend its certificate of incorporation to authorize its board of directors to issue one (1) or more classes or series of preferred stock that could discourage or delay a tender offer or change in control. In addition, the Combined Entity may enter into a stockholder rights plan, commonly known as a “poison pill,” that may delay or prevent a change of control.

Provisions in the Amended Charter and Delaware law may have the effect of discouraging lawsuits against the Combined Entity directors and officers.

The Amended Charter requires, unless the Combined Entity consents in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on the Combined Entity’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Combined Entity or the Combined Entity’s stockholders, (iii) any action asserting a claim against the Combined Entity, the Combined Entity’s directors, officers or employees arising pursuant to any provision of the DGCL or the Amended Charter or the Combined Entity’s bylaws, or (iv) any action asserting a claim against the Combined Entity, the Combined Entity’s directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a Court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although the Combined Entity believes this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a Court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Combined Entity’s directors and officers, although the Combined Entity’s stockholders will not be deemed to have waived the Combined Entity’s compliance with federal securities laws and the rules and regulations thereunder.

The Combined Entity’s bylaws further provide that, unless the Combined Entity consents in writing to an alternative forum, the United States District Court for the Southern District of Florida will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The Combined Entity’s bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of the Combined Entity’s capital stock will be deemed to have notice of and to have consented to this choice of forum provision. The Combined Entity recognizes that the forum selection clause in the Combined Entity’s bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Florida. Additionally, the forum selection clause in the Combined Entity’s bylaws may limit the Combined Entity’s stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or the Combined Entity’s directors, officers or employees, which may discourage such lawsuits against us and the Combined Entity’s directors, officers and employees even though an action, if successful, might benefit the Combined Entity’s stockholders. If a court were to find these exclusive-forum provisions in the Combined Entity’s certificate of incorporation or bylaws to be inapplicable or unenforceable in an action, the Combined Entity may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm the Combined Entity’s business. Nothing in the Combined Entity’s certificate of incorporation or bylaws will preclude stockholders that assert claims under the Securities Act or the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Following the consummation of the Business Combination, New Digital World will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Following the consummation of the Business Combination, New Digital World will face increased legal, accounting, administrative and other costs and expenses as a public company that TMTG does not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, Public Company Accounting Oversight Board (the “PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require New Digital World to carry out activities TMTG has not done previously. For example, New Digital World will create new board committees and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified, New Digital World could incur additional costs rectifying those issues, and the existence of those issues could adversely affect New Digital World’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with New Digital World’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the New Digital World Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require New Digital World to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

If New Digital World does not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If New Digital World does not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, New Digital World will not receive the cash that would be paid upon exercise of the warrants, but the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the common stock issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, New Digital World has agreed to use its best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants.

The Combined Entity may be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Combined Entity relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon the Closing, depending on the number of shares of common stock redeemed by the Combined Entity’s public stockholders and the number of shares of common stock issued upon conversion of the Preferred Stock, the former TMTG equity holders may control a majority of the voting power of the Combined Entity’s outstanding common stock, and the Company may then be a “controlled company” within the meaning of applicable rules of Nasdaq upon the Closing of the Business Combination. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the board consists of independent directors;

•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•

that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While TMTG does not intend to rely on these exemptions, the Combined Entity may use these exemptions now or in the future. As a result, the Combined Entity’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The future exercise of registration rights may adversely affect the market price of our common stock.

Certain of our stockholders will have registration rights for restricted securities. We are obligated to register certain securities, including all of the shares of common stock held by the Sponsor, shares of common stock received by certain significant TMTG stockholders as part of the Business Combination and the shares of common stock issuable upon exercise of the warrants. We are obligated to (i) file a resale “shelf” registration statement to register such securities (and any shares of TMTG common stock into which they may be exercised following the consummation of the Business Combination) within 15 business days after of the Closing and (ii) use reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable after the filing. Subject to the rights of the PIPE Investors, we will file a registration statement with respect to all of those shares after the closing of the initial business combination. Sales of a substantial number of shares of common stock pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

Future resales of New Digital World’s common stock after the consummation of the Business Combination may cause the market price of New Digital World’s securities to drop significantly, even if New Digital World’s business is doing well.

In connection with the Business Combination, certain TMTG Stockholders and certain of TMTG’s officers and directors entered into a lock-up agreement pursuant to which they will be contractually restricted from selling or transferring any of (i) their shares of New Digital World’s common stock held immediately following the Closing and (ii) any of their shares of New Digital World’s common stock that result from converting securities held immediately following the Closing (the “Lock-up Shares”). Such restrictions begin at Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for New Digital World common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which New Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New Digital World stockholders having the right to exchange their shares of New Digital World common stock for cash, securities or other property.

The Sponsor is subject to a lock-up pursuant to a letter agreement, entered into at the time of the IPO, among Digital World, the Sponsor and the other parties thereto, pursuant to which the Sponsor is subject to a lock-up beginning on the Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for New Digital World common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Digital World stockholders having the right to exchange their shares of Digital World common stock for cash, securities or other property.

However, following the expiration of such lock-ups, the Sponsor and the holders of Lock-Up Shares will not be restricted from selling shares of New Digital World’s common stock held by them, other than by applicable securities laws. Additionally, the PIPE Investors will not be restricted from selling any of their shares of New Digital World’s common stock following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of New Digital World common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New Digital World common stock. Upon completion of the Business Combination, the Sponsor and the TMTG Stockholders (including the shares of New Digital World common stock issued as awards as a result of conversion of TMTG common stock that were reserved for issuance pursuant to TMTG’s outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing) will collectively beneficially own approximately 62.2% of the outstanding shares of New Digital World common stock, assuming that no additional public stockholders redeem their public shares in connection with the Business Combination. Assuming approximately 28.8 million public shares are redeemed in connection with the Business Combination, in the aggregate, the ownership of the Sponsor and the TMTG Stockholders would rise to approximately 76.0% of the outstanding shares of New Digital World common stock (including the shares of TMTG common stock reserved in respect of TMTG’s outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing that will be converted into awards based on New Digital World common stock).

The shares held by Sponsor and the Lock-Up Stockholders may be sold after the expiration of their applicable lock-up periods. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in New Digital World’s share price or the market price of New Digital World common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Digital World may be adversely affected by economic uncertainty and volatility in the financial markets, including as a result of the military conflict in Ukraine.

In late February 2022, Russian military forces invaded Ukraine. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, and the potential for wider conflict may increase financial market volatility and could have adverse effects on regional and global economic markets, including the markets for certain securities and commodities. Following Russia’s actions, various countries, including the United States, Canada, the United Kingdom, Germany, and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. The sanctions consist of the prohibition of trading in certain Russian securities and engaging in certain private transactions, the prohibition of doing business with certain Russian corporate entities, large financial institutions, officials and persons, and the freezing of Russian assets. The sanctions include a possible commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications, commonly called “SWIFT”, the electronic network that connects banks globally, and imposed restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. A number of large corporations and U.S. states have also announced plans to curtail business dealings with certain Russian businesses.

The imposition of the current sanctions (and potential imposition of further sanctions in response to continued Russian military activity) and other actions undertaken by countries and businesses may adversely impact various sectors of the Russian economy, and the military action has severe impacts on the Ukrainian economy, including its exports and food production. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted and may result in a negative impact on the markets and thereby may negatively impact Digital World’s ability to consummate a business combination.

Risks Related to TMTG

Unless the context otherwise requires, references to “we”, “us” and “our” in this subsection “— Risks Related to TMTG” generally refer to TMTG in the present tense and the Combined Entity from and after the Business Combination.

Investing in us involves a high degree of risk. Before you invest in us, you should carefully consider the following risks, as well as general economic and business risks, and all of the other information contained in this prospectus. Any of the following risks could have a material adverse effect on our business, operating results and financial condition and cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this prospectus, including our financial statements and the related notes thereto, and the other financial information concerning us included elsewhere in this prospectus.

Risks Related to TMTG’s Business

TMTG has no operating history making it difficult to evaluate TMTG’s business and prospects and may increase the risks associated with your investment.

TMTG was formed on February 8, 2021 and started formulating its business plan at that time. TMTG did not begin developing the TruthSocial platform until June 2021. TMTG made TruthSocial available for general use in the first quarter of 2022. TMTG prides itself on its ability to build TruthSocial without the help of hostile technology companies. Working exclusively with alternative technology firms that share our commitment to free speech, TMTG fully launched TruthSocial for iOS on April 21, 2022 and made the platform available on other desktop and mobile devices on May 18, 2022. TMTG cannot assure you that it will be able to operate its business successfully or implement its operating policies and strategies as described elsewhere in this prospectus. TMTG may encounter risks and challenges frequently experienced by growing companies in rapidly developing industries, including risks related to its ability to:

•	build a reputation for providing a superior platform and customer service, and for creating trust and long-term relationships with its potential customers;

•	implement a revenue model that will allow it to develop predictable revenues;

•	distinguish itself from competitors;

•	develop and offer a competitive platform that meets TMTG’s customers’ needs as they change;

•	improve TMTG’s current operational infrastructure and non-platform technology to support its growth and to respond to the evolution of TMTG’s market and competitors’ developments;

•	develop, maintain and expand TMTG’s relationships with suppliers of quality advertising;

•	respond to evolving industry standards and government regulation that impact TMTG’s business;

•	prevent or mitigate failures or breaches of security; and

•	hire and retain qualified and motivated employees.

If TMTG is unable to do so, its business may suffer, its revenue and operating results may decline and TMTG may not be able to achieve further growth or sustain profitability.

Since inception, TMTG has continuously sought to develop its business model through the development of its technology as an early stage company. TMTG expects to incur operating losses for the foreseeable future.

TMTG to date has been involved primarily in organizational activities and technology development. TMTG has only recently made TruthSocial generally available and commenced other marketing trials of TMTG’s products and services. Further, TMTG has not yet fully developed its business plan or its management team, although TMTG has targeted and assembled certain intellectual property and real or intangible property rights. Accordingly, TMTG has no way to evaluate the likelihood that its business will be successful. Potential investors should be aware of the difficulties normally encountered by a new social media platform and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the COVID-19 pandemic, problems, expenses, difficulties, complications and delays encountered in connection with the operations that

TMTG plans to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the development of TruthSocial, lack of market acceptance of TruthSocial or TMTG+ by users, and challenges relating to bringing potential vendors to participate in TMTG’s development and any additional costs and expenses that may exceed current estimates. TMTG expects to incur significant losses into the foreseeable future. TMTG recognizes that if the effectiveness of its business plan is not forthcoming it will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that TMTG will prove successful and TMTG may never generate any operating revenues or ever achieve profitable operations. If TMTG is unsuccessful in addressing these risks, its business will most likely fail.

TMTG’s actual financial position and results of operations may differ materially from the expectations of TMTG’s management.

TMTG’s actual financial position and results of operations may differ materially from management’s expectations and the pro forma amounts reflected herein. As a result, TMTG’s revenue, net income and cash flow may differ materially from TMTG’s anticipated revenue, net income and cash flow. The process for estimating TMTG’s revenue, net income and cash flow requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. In addition, the assumptions used in planning may not prove to be accurate, and other factors may affect TMTG’s financial condition or results of operations.

The nominal purchase price paid by the Sponsor and directors and officers of Digital World for the Founder Shares may significantly dilute the implied value of the Public Shares in the event the parties complete an initial Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of Digital World paid to purchase such shares in the event the parties complete an initial business Combination, even if the Business Combination causes the trading price of the New Digital World common stock to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of Digital World for the Founder Shares may significantly dilute the implied value of the Public Shares in the event we complete an initial business combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of Digital World paid to purchase such shares in the event we complete an initial Business Combination, even if the Business Combination causes the trading price of the New Digital World common stock to materially decline. The Sponsor and directors and officers of Digital World invested an aggregate of $11,359,840, comprised of the $25,000 purchase price for the Founder Shares and the $11,334,840 purchase price for the Placement Units. The amount held in our Trust Account was approximately $293,286,629 as of March 31, 2022, implying a value of $10.20 per Public Share. Based on these assumptions, each share of New Digital World common stock would have an implied value of $1.85 per share upon completion of our initial Business Combination, representing a 81.86% decrease from the initial implied value of $10.20 per Public Share. While the implied value of $1.85 per share upon completion of our initial Business Combination would represent a dilution to our public stockholders, this would represent a significant increase in value for the Sponsor and directors and officers of Digital World relative to the price it paid for each Founder Share. At $0.005 per share, the 5,537,500 shares of New Digital World common stock that the Sponsor and directors and officers of Digital World holding Founder Shares would own upon completion of our initial Business Combination would have an aggregate implied value of $10,244,375. As a result, even if the trading price of the New Digital World common stock significantly declines, the value of the Founder Shares held by the Sponsor and directors and officers of Digital World will be significantly greater than the amount the Sponsor and directors and officers of Digital World paid to purchase such shares. In addition, the Sponsor and directors and officers of Digital World could potentially recoup their entire investment, inclusive of their investment in the Placement Units, even if the trading price of the New Digital World common stock after the initial Business Combination is as low as $1.54 per share. As a result, the Sponsor and directors and officers of Digital World holding Founder Shares are likely to earn a substantial profit on their investment upon disposition of shares of New Digital World common stock even if the trading price of the New Digital World common stock declines after the completion of the initial Business Combination. The Sponsor and directors and officers of Digital World holding Founder Shares may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public stockholders, rather than liquidating Digital World. This dilution would increase to the extent that public stockholders seek redemptions from the Trust Account for their Public Shares.

TMTG’s reputation, competitive advantage, financial position and relationships with its users could be materially harmed if TMTG is unable to comply with complex and evolving data protection and privacy laws and regulations, and the costs and resources required to achieve compliance may have a materially adverse impact.

TMTG’s reputation, competitive advantage, financial position and relationships with its users could be materially harmed if TMTG is unable to comply with complex and evolving data protection and privacy laws and regulations, and the costs and resources required to achieve compliance may have a materially adverse impact on its business. In the course of delivering TMTG’s product(s), TMTG expects to collect, transmit and store information which is related to and seeks to correlate internet-connected devices, user activity and the advertisements it places. Federal, state, and international laws and regulations govern the collection, use, processing, retention, sharing and security of data that TMTG may collect across TMTG’s advertising solutions. TMTG strives to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data collection, processing use and disclosure. However, the applicability of specific laws may be unclear in some cases and domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, not clearly defined and rapidly evolving. In addition, it is possible that these requirements may be interpreted and applied in a manner that is new or inconsistent from one jurisdiction to another and may conflict with other rules or TMTG’s practices. Any actual or perceived failure by us to comply with U.S. federal, state or international laws, including laws and regulations regulating privacy, data, security or consumer protection, or disclosure or unauthorized access by third parties to this information, could result in proceedings or actions against us by governmental entities, competitors, private parties or others. Any proceedings or actions against us alleging violations of consumer or data protection laws or asserting privacy-related theories could hurt TMTG’s reputation, force TMTG to spend significant amounts in defense of these proceedings, distract its management, increase its costs of doing business, adversely affect the demand for its solutions and ultimately result in the imposition of monetary liability. TMTG may also be contractually liable to indemnify and hold harmless TMTG’s customers from the costs or consequences of litigation resulting from using TMTG’s solutions or from the disclosure of confidential information, which could damage TMTG’s reputation among its current and potential customers, and may require significant expenditures of capital and other resources which could cause it to lose business and revenue.

The collection, protection and use of personal data are governed by privacy laws and regulations enacted in the United States and other jurisdictions around the world in which TMTG operates or plans to operate. These laws and regulations continue to evolve and may be inconsistent from one jurisdiction to another. Compliance with applicable privacy laws and regulations may increase TMTG’s costs of doing business and adversely impact its ability to conduct its business and market its solutions, products and services to its members and potential members.

For example, TMTG is subject to the European Union’s General Data Protection Regulation (EU) 2016/679 (“GDPR”), which applies to all members of the European Economic Area (“EEA”) and, in some circumstances, to processors in a state outside the EEA including any business, regardless of its location, that provides goods or services to individuals located in the EEA. The GDPR imposes significant obligations on data controllers and data processors, requiring the implementation of more stringent requirements for the processing of personal data. If TMTG fails to comply with the GDPR, it may lead to regulatory investigation with possible enforcement of monetary penalties ranging from 10 million to 20 million euro, or 2% to 4% of annual worldwide revenue (whichever is higher), private or class action lawsuits and/or reputational damage.

Further, withdrawal of the United Kingdom (“UK”) from the European Union (“EU”) could lead to legal uncertainty and potentially divergent national laws and regulations. In particular, while the Data Protection Act of 2018, which supplements the GDPR, is now effective in the UK alongside the UK GDPR, it is still unclear whether transfer of data from the EEA to the UK will remain lawful under the GDPR without additional safeguards.

EU laws regulate transfers of EEA personal data to third countries, such as the United States, that have not been found to provide adequate protection to such personal data. Recent legal developments in the EU have created complexity and uncertainty regarding transfers of personal data from the EEA and the UK to the United States and other jurisdictions. For example, on July 16, 2020, the European Court of Justice (“CJEU”) invalidated the EU-U.S. Privacy Shield framework (“Privacy Shield”), which provided companies with a mechanism to comply with data protection requirements when transferring personal data from the EEA/UK to the United States. The same decision also cast doubt on the ability to use one of the primary alternatives to the EU-U.S. Privacy Shield framework, namely, the European Commission’s Standard Contractual Clauses (“SCCs”), to lawfully transfer personal data from Europe to the United States and most other countries (though the SCCs currently remain a valid data transfer mechanism under the GDPR and UK GDPR). At present, there are few if any viable alternatives to the Privacy Shield Frameworks and the SCCs for the foregoing purposes, which may lead to governmental enforcement actions, litigation, fines and penalties or adverse publicity which could have an adverse effect on our reputation and business.

In Canada, TMTG is subject to Canada’s Personal Information and Protection of Electronic Documents Act (“PIPEDA”). PIPEDA provides Canadian residents with privacy protections and sets out rules for how companies may collect, use and disclose personal information in the course of commercial activities. The costs of compliance with, and other burdens imposed by, these and other international data privacy and security laws may limit the use and adoption of TMTG’s solutions, products and services and could have a materially adverse impact on its business. Any failure or perceived failure by TMTG or third-party service providers to comply with international data privacy and security laws may lead to regulatory enforcement actions, fines, private lawsuits or reputational damage.

Additionally, in June 2018, California passed the California Consumer Privacy Act (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for companies. The CCPA gives California residents new rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations, and creates a private right of action for security breaches that could lead to consumer class actions and other litigation against the Company. If TMTG fails to comply with the CCPA or other federal or state data protection and data privacy laws, or if regulators or plaintiffs assert the Company has failed to comply with them, it may lead to regulatory enforcement actions, private lawsuits and/or reputational damage. Additionally, a new California ballot initiative, the California Privacy Rights Act, or the CPRA, passed in California in November 2020. The CPRA will impose additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and changes to business processes may be required.

The FTC has also adopted revisions to the Children’s Online Privacy Protection Act (“COPPA”) that expands liability for the collection of information by operators of websites and other electronic solutions that are directed to children. Questions exist as to how regulators and courts may interpret the scope and circumstances for potential liability under COPPA, and the FTC continues to provide guidance and clarification as to its 2013 revisions of COPPA. FTC guidance or enforcement precedent may make it difficult or impractical for TMTG to provide advertising on certain websites, services or applications. In addition, the FTC recently fined an ad network for certain methods of collecting and using data from mobile applications, including certain applications directed at children, and failing to disclose the data collection to mobile application developers in its network.

Evolving definitions of personal data within the EU, especially relating to the classification of IP addresses, machine or device identifiers, geo-location data and other such information, may cause TMTG to change its business practices, diminish the quality of its data and the value of its solution, and hamper its ability to expand its offerings. TMTG’s failure to comply with evolving interpretations of applicable laws and regulations, or to adequately protect personal data, could result in enforcement action against us or reputational harm, which could have a material adverse impact on TMTG’s business, financial condition and results of operations.

In addition to compliance with government regulations, TMTG expects to participate in trade associations and industry self-regulatory groups that promulgate best practices or codes of conduct addressing the provision of internet advertising. TMTG could be adversely affected by changes to these guidelines and codes in ways that are inconsistent with its practices or in conflict with the laws and regulations of U.S. or international regulatory authorities. For instance, new guidelines, codes or interpretations, by self-regulatory organizations or government agencies, may require additional disclosures or additional consumer consents, such as “opt-in” permissions to share, link or use data, such as health data from third parties, in certain ways. If TMTG fails to abide by, or are perceived as not operating in accordance with, industry best practices or any industry guidelines or codes with regard to privacy, its reputation may suffer and TMTG could lose relationships with advertisers and digital media properties.

Economic downturns and market conditions beyond TMTG’s control could adversely affect its business, financial condition and operating results. The COVID-19 pandemic has had, and is expected to continue to have, an adverse impact on our business, including our financial results and prospects.

TMTG’s business depends on the overall demand for advertising and on the economic health of advertisers that benefit from TruthSocial. Economic downturns or unstable market conditions, such as those potentially created by the outbreak of COVID-19 discussed herein, may cause advertisers to decrease their advertising budgets, which could reduce spend with TruthSocial and adversely affect TMTG’s business, financial condition and operating results. Our business, operations and financial performance have been, and may in the future be, negatively impacted by the COVID-19 pandemic and related public health responses, such as travel bans, restrictions, social distancing requirements and shelter-in-place orders. The pandemic and these related responses have caused, and may in the future cause, decreased advertiser demand for our platform, global slowdown of economic activity, disruptions of major events, volatility and disruption of financial markets, and changes in consumer behavior. For example, to the extent the pandemic continues to disrupt economic activity globally, it could adversely affect our business, financial condition and operating results through prolonged decreases in advertising spend, credit deterioration of our customers, depressed economic activity, or declines in capital markets. While the economy is reopening in various parts of the world, some countries and locations are reinstating lockdowns and other restrictions that make a full recovery difficult to predict. We continue to monitor the evolving situation and guidance from international and domestic authorities, including federal, state and local public health authorities, and there may be developments outside our control requiring us to adjust our operating plan.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect TMTG’s business.

TMTG depends on the leadership and experience of its relatively small number of key executive management personnel. The pursuit of the merger and the preparation for the integration has placed a burden on TMTG’s management and internal resources. TMTG has experienced management departures, and may continue to experience management departures. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on TMTG’s business, financial condition and results of operations. The loss of the services of these key employees or TMTG’s executive management members could have a material adverse effect on TMTG’s business and prospects, as TMTG may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs. Furthermore, if TMTG loses or terminates the services of one or more of its key employees or if one or more of TMTG’s current or former executives or key employees joins a competitor or otherwise competes with us, it could impair TMTG’s business and its ability to successfully implement TMTG’s business plan. Additionally, if TMTG is unable to hire qualified replacements for its executive and other key positions in a timely fashion, its ability to execute its business plan would be harmed. Even if TMTG can quickly hire qualified replacements, TMTG could experience operational disruptions and inefficiencies during any such transition. TMTG believes that its future success will depend on its continued ability to attract and retain highly skilled and qualified personnel.

In addition, many of TMTG’s key technologies and systems will be custom-made for TMTG’s business by TMTG’s personnel. The loss of key engineering, product development, marketing and sales personnel could disrupt TMTG’s operations and have an adverse effect on TMTG’s business.

As TMTG continues to grow, TMTG cannot guarantee TMTG will continue to attract the personnel TMTG needs to maintain TMTG’s competitive position. In particular, TMTG intends to hire a significant number of technically-skilled personnel in 2022, and TMTG expects to face significant competition from other companies in hiring such personnel. As TMTG matures, the incentives to attract, retain and motivate employees provided by TMTG’s equity awards or by future arrangements, such as through cash bonuses, may not be effective. TMTG has a number of current employees who upon the completion of the Business Combination, and thereafter, will be entitled to receive substantial amounts of TMTG capital stock. As a result, it may be difficult for TMTG to continue to retain and motivate these employees, and the vesting of equity incentives could affect their decisions about whether or not they continue to work for TMTG. If TMTG does not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, TMTG may be unable to grow effectively

If TruthSocial or the TMTG+ streaming service fail to develop and maintain followers or a sufficient audience, if adverse trends develop in the social media platforms and streaming services business generally, or if President Trump were to cease to be able to devote substantial time to TruthSocial or TMTG+ streaming service, TMTG’s business would be adversely affected.

Social media platform and streaming services are speculative businesses because revenues and income derived from them depend primarily upon the continued acceptance of that platform and streaming services by the public. Public acceptance of a particular platform or programming depends upon, among other things, the ease of use of the platform, the quality of that programming, promotion of that programming, the quality and acceptance of competing platforms, streaming services and television programming and other sources of entertainment and information. A ratings decline could make it economically inefficient to continue providing for the use of the platform or the production of the streaming services program. If President Trump fails to attract and retain the public’s interest or the services provided by TruthSocial and TMTG+, or if the customer base were to cease using TruthSocial or subscribing to TMTG+, it could result in a write-down of TMTG’s capitalized development costs. The amount of any write-down would vary depending on a number of factors, including when the product or service ceased and the extent to which TMTG continued to generate revenues from the use of TMTG’s existing program library.

Adverse trends in the social media platform and streaming services of production business generally could harm TMTG’s revenues.

Social media platform and streaming services revenues and income may also be negatively affected by a number of other factors, most of which are not within TMTG’s control. These factors include a general decline in viewers, pricing pressure in the advertising industry, participants in TruthSocial, general economic conditions, increases in production costs, availability of other forms of entertainment and leisure time activities and other factors. All of these factors may quickly change, and these changes cannot be predicted with certainty. TMTG’s future licensing fees may also be adversely affected by these changes. Accordingly, if any of these changes were to occur, the revenues and income TMTG generates from its products and services could decline.

TMTG has placed emphasis on building a platform for all Americans to freely express themselves through TruthSocial. In particular, President Trump has stated that this is a platform for all who have been censored by Big Tech. Failure to realize this vision would adversely affect TMTG’s brand and business prospects.

TruthSocial is being developed as a global platform for public self-expression and conversation in real time, and the market for TruthSocial is relatively new and may not develop as expected, if at all. People who are not TruthSocial users may not understand the value of TruthSocial and new users may initially find TruthSocial confusing. There may be a perception that TruthSocial is only useful to users who share Truths, or to influential users with large audiences. Convincing potential new users, especially users who oppose Big Tech censorship, of the value of TruthSocial is critical to increasing TMTG’s user base and to the success of TMTG’s business. In addition, there are a number of other social media platforms that focus on the same audience that TruthSocial will focus on. To the extent users prefer a platform that is not associated with President Trump, our ability to attract users may decrease. Failure to attract a sufficient user base would adversely affect TMTG’s business prospects.

TMTG has placed emphasis on providing streaming services wherein the programming would be “non-woke” and will cancel “cancel culture.” Particularly, President Trump has stated that TMTG will stand up to “cancel culture” and the “self-righteous scolds.” Failure to realize this vision would adversely affect TMTG’s brand and business prospects.

Maintaining and enhancing TruthSocial and TMTG+ may require TMTG to make substantial investments to develop and provide “non-woke” content which cancels “cancel culture” and these investments may not achieve the desired goals. If TMTG fails to successfully promote and maintain TMTG’s programming as one which is “non-woke” and one which cancels “cancel culture” or if TMTG incurs excessive expenses in this effort, its business and operating results could be adversely affected.

If TMTG’s users do not continue to contribute content or their contributions are not valuable to other users, TMTG may experience a decline in the number of users accessing its products and services and user engagement, which could result in the loss of advertisers and revenue.

TMTG’s success depends on its ability to provide users with products and services with valuable content, which in turn for TruthSocial depends on the content contributed by TMTG’s users. TMTG believes that one of TruthSocial’s competitive advantages will be the quality, quantity and real-time nature of the content on TruthSocial, and that access to unique or real-time content is one of the main reasons users may visit TruthSocial. TMTG seeks to foster a broad and engaged user community, and TMTG intends to encourage high-profile individuals and entities to use TMTG’s products and services to freely express their views to broad audiences without the fear of being censored or cancelled for any unpopular or non-woke opinions. TMTG may also encourage media outlets to use its products and services to distribute their content. If users, including influential users, do not contribute content to TruthSocial, and it is unable to provide users with valuable and timely content, TMTG’s user base and user engagement may decline. Additionally, if TMTG is not able to address user concerns regarding the safety and security of TruthSocial or if TMTG is unable to successfully prevent abusive or other hostile behavior on TruthSocial, the size of the TruthSocial user base and user engagement may decline. TMTG may rely on the sale of advertising services for the substantial majority of TMTG’s revenue. If TMTG experiences a decline in the number of users or a decline in user engagement, including as a result of the loss of high-profile individuals and entities who generate content on TruthSocial, advertisers may not view TruthSocial as attractive for their marketing expenditures, and may reduce their spending with us—which would harm TMTG’s business and operating results.

If TMTG+’s efforts to attract and retain subscribers and users are not successful, TMTG’s revenues will be affected adversely.

TMTG must attract and retain subscribers and users for TMTG+. To succeed, TMTG+ must attract a large number of subscribers who have traditionally used pay cable channels, such as HBO and Showtime,

and pay-per-view and VOD, or competing streaming services such as Hulu, Disney+, Amazon Prime, Netflix, for in-home filmed entertainment. TMTG’s ability to attract and retain subscribers will depend in part on TMTG+’s ability to consistently provide its subscribers a high-quality experience for selecting and viewing titles, including providing accurate recommendations. If consumers do not perceive TMTG+ programming to be of high quality, or if TMTG+ introduces new services that are not favorably received by consumers, TMTG+ may not be able to attract or retain subscribers. If TMTG’s efforts to attract and retain subscribers are not successful, its revenue will be affected adversely.

TMTG’s focus on product innovation and user engagement rather than short-term operating results may adversely affect TMTG’s revenues.

TMTG intends to quickly develop and launch new and innovative features. TMTG intends to focus on improving the user experience for TruthSocial and on developing new and improved products and services for the advertisers on TruthSocial. TMTG intends to prioritize innovation and the experience for users and advertisers on TruthSocial over short-term operating results. TMTG may frequently make product and service decisions that may reduce TMTG’s short-term operating results if it believes that the decisions are consistent with its goals to improve the user experience and performance for advertisers, which it believes will improve its operating results over the long term. These intended decisions may not be consistent with the short-term expectations of investors and may not produce the long-term benefits that TMTG expects, in which case TruthSocial user growth and user engagement, its relationships with advertisers and its business and operating results could be harmed. In addition, TMTG’s intent to focus on the user experience may negatively impact TMTG’s relationships with prospective advertisers. This could result in a loss of advertisers, which could harm TMTG’s revenue and operating results.

TruthSocial and TMTG+ user growth and engagement on mobile devices depend upon effective operation with mobile operating systems, networks, and standards that TMTG does not control.

TMTG intends to make its products and services available across a variety of operating systems and through websites. TMTG will be dependent on the interoperability of TruthSocial and TMTG+ with popular devices, desktop and mobile operating systems and web browsers that TMTG does not control, such as Mac OS, Windows, Android, iOS, Chrome and Firefox. Any changes in such systems, devices or web browsers that degrade the functionality of TMTG’s products and services or give preferential treatment to competitive products or services could adversely affect usage of TMTG’s products and services. Further, if the number of platforms for which TMTG develops its product expands, it will result in an increase in TMTG’s operating expenses. In order to deliver high-quality products and services, it is important that TMTG’s products and services work well with a range of operating systems, networks, devices, web browsers and standards that TMTG does not control. In addition, because a majority of TMTG’s future users may access TMTG’s products and services through mobile devices, TMTG is particularly dependent on the interoperability of its products and services with mobile devices and operating systems. TMTG may not be successful in developing relationships with key participants in the mobile industry or in developing products or services that operate effectively with these operating systems, networks, devices, web browsers and standards. In the event that it is difficult for TMTG’s users to access and use TMTG’s products and services, particularly on their mobile devices, TMTG’s user growth and engagement could be harmed, and its business and operating results could be adversely affected.

TMTG may not be successful in its efforts to grow and monetize the TruthSocial platform and TMTG+ streaming services.

Prospective developers may not be successful in building apps or websites that create and maintain user engagement. Additionally, potential developers may choose to build on other platforms, including mobile platforms controlled by third parties, rather than building on the TruthSocial platform or providing content for TMTG+ services. TMTG intends to balance the distribution objectives of TMTG’s developers with TMTG’s desire to provide an optimal user experience, and TMTG may not be successful in achieving a balance that attracts and retains TMTG’s product developers. If TMTG is not successful in its efforts to grow TMTG’s products or if TMTG is unable to build and maintain good relations with platform and streaming services developers, TMTG’s user growth and user engagement and TMTG’s financial results may be adversely affected.

TMTG’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the COVID-19 pandemic. The estimates and forecasts included in this prospectus relating to the size and expected growth of the target market and market demand may also prove to be inaccurate. The estimated addressable market may not materialize in the timeframe of the projections included herein, if ever, and even if the markets meet the size estimates and growth estimates presented in this prospectus, our business could fail to grow at similar rates.

TMTG’s business depends on continued and unimpeded access to TruthSocial and TMTG+ on the Internet by TMTG’s users and advertisers. If TMTG or TMTG’s users experience disruptions in Internet service or if Internet service providers are able to block, degrade or charge for access to TMTG’s products and services, TMTG could incur additional expenses and the loss of users and advertisers.

TMTG depends on the ability of TMTG’s users and advertisers to access the Internet. This access will be provided by companies—including hostile legacy technology companies—that have significant market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, government-owned service providers, device manufacturers and operating system providers, any of whom could take actions that degrade, disrupt or increase the cost of user access to TMTG’s products or services, which would, in turn, negatively impact TMTG’s business. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws or practices limiting Internet neutrality, could decrease the demand for, or the usage of, TMTG’s products and services, increase TMTG’s cost of doing business and adversely affect TMTG’s operating results. TMTG will also rely on other companies to maintain reliable network systems that provide adequate speed, data capacity and security to us and TMTG’s users. As the Internet continues to experience growth in the number of users, frequency of use and amount of data transmitted, the Internet infrastructure that TMTG and its users rely on may be unable to support the demands placed upon it. The failure of the Internet infrastructure that TMTG or TMTG’s users rely on, even for a short period of time, could undermine TMTG’s operations and harm TMTG’s operating results.

If TMTG fails to expand effectively in international markets, TMTG’s revenue and TMTG’s business will be harmed.

TMTG may not be able to monetize TMTG’s products and services internationally as a result of competition, advertiser demand, differences in the digital advertising market and digital advertising conventions, as well as differences in the way that users in different countries access or utilize TMTG’s products and services. Differences in the competitive landscape in international markets may impact TMTG’s ability to monetize TMTG’s products and services.

TMTG’s operating results in TMTG+ are expected to be difficult to predict based on a number of factors that also will affect TMTG’s long-term performance.

TMTG expects its operating results in TMTG+ to fluctuate significantly in the future based on a variety of factors, many of which are outside TMTG’s control and difficult to predict. As a result, period-to-period comparisons of TMTG’s future operating results may not be a good indicator of TMTG’s future or long-term performance. The following factors may affect TMTG+ from period to period and may affect TMTG’s long-term performance:

•	TMTG’s ability to manage consumer expectations and secure effective technological support to handle significant increases in the number of subscribers and subscriber selections;

•	TMTG’s ability to improve or maintain gross margins in its business;

•	changes by TMTG’s competitors to their product and service offerings;

•	price competition;

•	TMTG’s ability to maintain an adequate breadth and depth of titles for TMTG+;

•	changes in promotional support offered by studios;

•	TMTG’s ability to maintain, upgrade and develop its website, its internal computer systems and any fulfillment processes;

•	fluctuations in consumer spending on streaming services related products;

•	fluctuations in the use of the Internet for the purchase of consumer goods and services such as those offered by TMTG+;

•	technical difficulties, system downtime or Internet disruptions;

•	TMTG’s ability to attract new and qualified personnel in a timely and effective manner and retain existing personnel;

•	the amount and timing of operating costs and capital expenditures relating to expansion of TMTG’s business, operations and infrastructure;

•	TMTG’s ability to effectively manage the development of new business segments and markets;

•	TMTG’s ability to maintain and develop new and existing marketing relationships;

•	TMTG’s ability to successfully manage the integration of operations and technology resulting from acquisitions;

•	governmental regulation and taxation policies; and

•	general economic conditions and economic conditions specific to the Internet, online commerce, and the movie industry.

TMTG’s business is highly competitive. Competition presents an ongoing threat to the success of TMTG’s business. If TMTG is unable to compete effectively for users and advertiser spend, TMTG’s business and operating results could be harmed.

Competition for users of TMTG’s products and services will be intense. Although TMTG intends to develop a new global platform for public self-expression and conversation in real time, TMTG will face strong competition in its business. TMTG will compete against many companies to attract and engage users, including companies which have greater financial resources and substantially larger user bases, such as Twitter, Meta/Facebook (including Instagram), Alphabet/Google, Netflix, Disney+, Hulu, Microsoft (including LinkedIn), and Yahoo!, which offer a variety of Internet and mobile device-based products, services and content. For example, Facebook and Twitter operate a social networking site with significantly more users than TruthSocial may have in the future. Additionally, as a private company under new ownership, Twitter may demonstrate a renewed commitment to free speech principles that will heighten competition for users who prioritize such principles.

TMTG believes that its ability to compete effectively for users depends upon many factors both within and beyond TMTG’s control, including:

•	the popularity, usefulness, ease of use, performance and reliability of TMTG’s products and services compared to those of TMTG’s competitors;

•	the amount, quality and timeliness of content generated by TMTG’s users;

•	the timing and market acceptance of TMTG’s products and services;

•	the adoption of TMTG’s products and services internationally;

•	TMTG’s ability, and the ability of TMTG’s competitors, to develop new products and services and enhancements to existing products and services;

•	the frequency and relative prominence of the ads displayed by TMTG or TMTG’s competitors;

•	TMTG’s ability to establish and maintain relationships with platform partners that integrate with TruthSocial;

•

changes mandated by, or that TMTG elects to make to address, legislation, regulatory authorities or litigation, including settlements and consent decrees, some of which may have a disproportionate effect on TMTG;

•	the application of antitrust laws both in the United States and internationally;

•	government action regulating competition;

•	TMTG’s ability to attract, retain and motivate talented employees, particularly engineers, designers and product managers;

•	acquisitions or consolidation within TMTG’s industry, which may result in more formidable competitors; and

•	TMTG’s reputation and the brand strength relative to its competitors.

TMTG will face significant competition for advertiser spend. TMTG’s revenue will initially be generated through ads on TruthSocial, and TMTG will compete against online and mobile businesses, including those referenced above, and traditional media outlets, such as television, radio and print, for advertising budgets. In order to grow TMTG’s revenue and improve TMTG’s operating results, TMTG may increase TMTG’s share of spending on advertising relative to TMTG’s competitors, many of which are larger companies that offer more traditional and widely accepted advertising products. In addition, some of TMTG’s larger competitors have substantially broader product or service offerings and user bases and leverage their relationships based on other products or services to gain additional share of advertising budgets.

TMTG believes that its ability to compete effectively for advertiser spend depends upon many factors both within and beyond TMTG’s control, including:

•	the size and composition of TMTG’s user base relative to those of TMTG’s competitors;

•	TMTG’s ad targeting capabilities, and those of TMTG’s competitors;

•	the timing and market acceptance of TMTG’s advertising services, and those of TMTG’s competitors;

•	TMTG’s marketing and selling efforts, and those of TMTG’s competitors;

•	the pricing for TMTG’s products relative to the advertising products and services of TMTG’s competitors;

•	the return TMTG’s advertisers receive from TMTG’s advertising services, and those of TMTG’s competitors;

•	TMTG’s reputation and the strength of TMTG’s brand relative to TMTG’s competitors;

•	the engagement of TMTG’s users with TMTG’s products;

•	TMTG’s ability to monetize TruthSocial, including TMTG’s ability to successfully monetize mobile usage;

•	TMTG’s customer service and support efforts;

•	TMTG’s ability to establish and maintain developers’ interest in building TruthSocial and providing content for TMTG+;

•	acquisitions or consolidations within TMTG’s industry, which may result in more formidable competitors; and

•	TMTG’s ability to cost-effectively manage and grow its operations.

In recent years, there have been significant acquisitions and consolidation by and among TMTG’s potential competitors. TMTG anticipates this trend of consolidation will continue, which will present heightened competitive challenges for TMTG’s business. Acquisitions by TMTG’s competitors may result in reduced functionality of TruthSocial or availability of content for TMTG+. Any elimination of integration with TruthSocial in the future may adversely impact TMTG’s business and operating results.

Consolidation may also enable TMTG’s larger competitors to offer bundled or integrated products that feature alternatives to TruthSocial. Reduced functionality of TruthSocial, or TMTG’s competitors’ ability to offer bundled or integrated products that compete directly with TMTG, may cause TMTG’s user growth, user engagement and ad engagement to decline and advertisers to reduce their spend with TMTG. If TMTG is not able to compete effectively for users and advertiser spend its business and operating results would be materially and adversely affected.

Many of TMTG’s potential competitors have significantly greater resources and better competitive positions in certain markets than TMTG does. These factors may allow TMTG’s competitors to respond more effectively to new or emerging technologies and changes in market requirements. TMTG’s competitors may develop products, features, or services that are similar to TMTG’s or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. In addition, platform partners may use information shared by TMTG’s users through TruthSocial in order to develop products or features that compete with TMTG. If TMTG is not able to effectively compete, TMTG’s user base and level of user engagement may decrease, which could make TMTG less attractive to developers and advertisers and materially and adversely affect TMTG’s revenue and results of operations.

TruthSocial exists to provide its users a true free speech platform and avoid cancellation by Big Tech. There is nothing preventing Big Tech from ceasing to cancel different voices. If that were to happen, the number of users on TMTG’s platform may decrease.

Additionally, the market for in-home filmed entertainment is intensely competitive and subject to rapid change. Many consumers maintain simultaneous relationships with multiple in-home filmed entertainment providers and can easily shift spending from one provider to another. For example, consumers may subscribe to HBO, Netflix, Hulu, Disney+, Amazon Prime, or some combination thereof, all in the same month. Competitors may be able to launch new businesses at relatively low cost. Many of the TMTG’s competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, and other resources than TMTG does. Some of TMTG’s competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing and website and systems development than TMTG does. This could affect adversely TMTG’s ability to provide filmed entertainment on favorable terms, ultimately harming TMTG’s business.

Action by governments to censor content on or restrict access to TruthSocial and TMTG+ in their countries could substantially harm TMTG’s business and financial results.

It is possible that governments of one or more countries may seek to censor content available on TruthSocial and TMTG+ in their country or impose other restrictions that may affect the accessibility of TruthSocial and

TMTG+ in their country for an extended period of time or indefinitely. In addition, governments in other countries may seek to restrict access to TruthSocial and TMTG+ from their country entirely if they consider TMTG to be in violation of their laws. In the event that access to TruthSocial or TMTG+ is restricted, in whole or in part, in one or more countries or TMTG’s competitors are able to successfully penetrate geographic markets that TMTG cannot access, TMTG’s ability to retain or increase TMTG’s user base and user engagement may be adversely affected, TMTG may not be able to maintain or grow TMTG’s revenue as anticipated, and TMTG’s financial results could be adversely affected.

TMTG’s new products, services and initiatives and changes to existing products, services and initiatives could fail to attract sufficient users and advertisers or generate revenue.

TMTG’s ability to increase the size and engagement of TruthSocial’s user base, attract advertisers and generate revenue will depend in part on TMTG’s ability to create successful new products and services, both independently and in conjunction with third parties. TMTG may introduce significant changes to TMTG’s existing products and services or develop and introduce new and unproven products and services, including technologies with which TMTG has little or no prior development or operating experience. If new or enhanced products or services fail to engage users and advertisers, TMTG may fail to attract or retain users or to generate sufficient revenue or operating profit to justify TMTG’s investments, and TMTG’s business and operating results could be adversely affected. In the future, TMTG may invest in new products, services, and initiatives to generate revenue, but there is no guarantee these approaches will be successful. If TMTG’s strategic initiatives do not enhance TMTG’s ability to monetize TMTG’s products and services or enable it to develop new approaches to monetization, TMTG may not be able to maintain or grow TMTG’s revenue or recover any associated development costs and TMTG’s operating results could be adversely affected.

If TMTG’s efforts to build and maintain strong brand identity, improve user base for TruthSocial, and subscriber satisfaction for TMTG’s streaming services are not successful, TMTG may not be able to attract or retain users or subscribers, and TMTG’s operating results will be affected adversely. If events occur that damage TMTG’s reputation and brand, TMTG’s ability to expand TMTG’s base of users, developers and advertisers may be impaired, and TMTG’s business and financial results may be harmed.

TMTG believes that the Trump brand will significantly contribute to the success of TMTG’s business. TMTG also believes that maintaining and enhancing TMTG’s brand is critical to expanding its base of users, developers and advertisers. Maintaining and enhancing TMTG’s brand will depend largely on TMTG’s ability to continue to provide useful, reliable, trustworthy and innovative products, which TMTG may not do successfully. TMTG may introduce new products or terms of service that users do not like, which may negatively affect TMTG’s brand. Additionally, the actions of TMTG’s platform developers may affect TMTG’s brand if users do not have a positive experience using third-party apps and websites integrated with TruthSocial. TMTG’s brand may also be negatively affected by the actions of users that are hostile towards President Trump or towards other people, by users impersonating other people, by users identified as spam, by users introducing excessive amounts of spam on TMTG’s platform or by third parties obtaining control over users’ accounts. TMTG expects that in the future TMTG may experience media, legislative, or regulatory scrutiny of TMTG’s decisions regarding user privacy or other issues, which may adversely affect TMTG’s reputation and brand. TMTG also may fail to provide adequate customer service, which could erode confidence in TMTG’s platform. Maintaining and enhancing TMTG’s platform may require it to make substantial investments and these investments may not be successful. If TMTG fails to successfully promote and maintain its platform or if it incurs excessive expenses in this effort, TMTG’s business and financial results may be adversely affected.

If TMTG is unable to offset increased demand for titles with increased subscriber retention or operating margins, TMTG’s operating results may be affected adversely.

If TMTG+ does not attract and retain subscribers or TMTG does not achieve operating margins to an extent necessary to offset operating costs, TMTG’s operating results will be adversely affected. In addition, subscriber demand for titles may increase for a variety of other reasons beyond TMTG’s control, including promotion by studios and seasonal variations in movie watching. TMTG’s subscriber growth and retention may be affected adversely if TMTG attempts to increase TMTG+ monthly subscription fees to offset any increased costs of acquiring or delivering titles.

Following the Business Combination, TMTG may need additional capital, and TMTG cannot be sure that additional financing will be available.

Although TMTG currently anticipates that the proceeds from the Business Combination and the PIPE Investment, together with TMTG’s available funds and cash flow from operations, will be sufficient to meet TMTG’s cash needs for the foreseeable future, TMTG may require additional financing. TMTG’s ability to obtain financing will depend, among other things, on TMTG’s development efforts, business plans, operating performance and condition of the capital markets at the time TMTG seeks financing. TMTG cannot assure you that additional financing will be available to it on favorable terms when required, or at all. If TMTG raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of New Digital World common stock, and the existing stockholders may experience dilution.

Any significant disruption in service on TruthSocial or in TMTG’s information systems could result in a loss of users or subscribers.

Potential users and subscribers will access TMTG+ through TMTG’s website and related mobile applications, where the title selection process may be integrated with TMTG’s delivery processing systems and software. TMTG’s reputation and ability to attract, retain and serve TMTG’s subscribers is dependent upon the reliable performance of TMTG’s website and related apps, network infrastructure and fulfillment processes. Interruptions in these systems could make TMTG’s website unavailable and hinder TMTG’s ability to fulfill selections. Some of TMTG’s software is proprietary, and TMTG may rely on the expertise of members of TMTG’s engineering and software development teams for the continued performance of TMTG’s software and computer systems. Service interruptions or the unavailability of TMTG’s website could diminish the overall attractiveness of TMTG’s subscription service to existing and potential subscribers.

TMTG’s servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in TMTG’s service and operations and loss, misuse or theft of data. TMTG’s website may periodically experience directed attacks intended to cause a disruption in service. Any attempts by hackers to disrupt TMTG’s website service or TMTG’s internal systems, if successful, could harm TMTG’s business, be expensive to remedy and damage TMTG’s reputation. Efforts to prevent hackers from entering TMTG’s computer systems may be expensive to implement and may limit the functionality of TMTG’s services. Any significant disruption to TMTG’s website or internal computer systems could result in a loss of subscribers and adversely affect TMTG’s business and results of operations.

TMTG’s communications hardware and the computer hardware used to operate TMTG’s website will initially be hosted at the facilities of a third-party provider. Hardware for TMTG’s delivery systems is intended to be maintained in TMTG’s distribution centers. Fires, floods, earthquakes, power losses, telecommunications failures, break-ins, and similar events could damage these systems and hardware or cause them to fail completely. Problems faced by TMTG’s third-party web hosting provider, with the telecommunications network providers with whom it contracts or with the systems by which it allocates capacity among its subscribers, including us, could impact adversely the experience of TMTG’s subscribers. Any of these problems could result in a loss of subscribers.

Privacy concerns could limit TMTG’s ability to leverage TruthSocial and TMTG+ user and subscriber data.

In the ordinary case of business, and in particular, in connection with providing TMTG+ users, TMTG may collect and utilize data supplied by TMTG+ subscribers. TMTG may face certain legal obligations regarding the manner in which TMTG treats such information. Other businesses have been criticized by privacy groups and governmental bodies for attempts to link personal identities and other information to data collected on the Internet regarding users’ browsing and other habits. Increased regulation of data utilization practices, including self-regulation, as well as increased enforcement of existing laws, could have an adverse effect on TMTG’s business.

TMTG’s reputation and relationships with subscribers and credit card companies would be harmed if TMTG’s billing data were to be accessed by unauthorized persons or TMTG’s billing software fails.

To secure transmission of confidential information obtained by TMTG for billing purposes, including TMTG+ subscribers’ credit card data, TMTG intends to rely on licensed encryption and authentication technology. In conjunction with the credit card companies, TMTG intends to take measures to protect against unauthorized intrusion into TMTG+’s subscribers’ credit card and other data. If, despite these measures, TMTG experiences any unauthorized intrusion into TMTG+’s subscribers’ data, potential subscribers may become unwilling to provide the information to us necessary for them to become subscribers, and TMTG’s business could be affected adversely. Similarly, if a well-publicized breach of the consumer data security of any other major consumer website were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions, which could adversely affect TMTG’s business.

In addition, because TMTG may obtain TMTG+ subscribers’ billing information on its website, TMTG likely may not obtain signatures from subscribers in connection with the use of credit cards by them. Under current credit card practices, to the extent TMTG does not obtain cardholders’ signatures, TMTG is liable for fraudulent credit card transactions, even where the associated financial institution approves payment of the orders. TMTG does not currently carry insurance against the risk of fraudulent credit card transactions. A failure to adequately control fraudulent credit card transactions would harm TMTG’s business and results of operations.

Any future problems with TMTG’s billing software may have an adverse effect on TMTG+’s subscriber satisfaction and may cause one or more of the major credit companies to disallow TMTG’s continued use of their payment products. In addition, if TMTG’s billing software fails and TMTG fails to bill subscribers TMTG’s cash flow and results of operations will be affected adversely.

Improper access to or disclosure of TMTG’s users’ information could harm TMTG’s reputation and adversely affect TMTG’s business.

TMTG’s efforts to protect the information that TMTG’s users have chosen to share using TruthSocial may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to TMTG’s data or TMTG’s users’ data. If any of these events occur, TMTG’s users’ information could be accessed or disclosed improperly. TruthSocial’s Data Privacy Policy governs the use of information that users have chosen to share using TruthSocial. Some platform developers may store information provided by TMTG’s users through apps on the TruthSocial platform or websites integrated with TruthSocial. If these third parties or platform developers fail to adopt or adhere to adequate data security practices or fail to comply with TMTG’s terms and policies, or in the event of a breach of their networks, TMTG’s users’ data may be improperly accessed or disclosed. Any incidents involving unauthorized access to or improper use of the information of TMTG’s users could damage TMTG’s reputation and TMTG’s brand and diminish TMTG’s competitive position. In addition, the affected users or government authorities could initiate legal or regulatory action against TMTG in connection with such incidents, which could cause TMTG to incur significant expense and liability or result in orders or consent decrees forcing TMTG to modify its business practices. Any of these events could have a material and adverse effect on TMTG’s business, reputation or financial results.

Unfavorable media coverage could negatively affect TMTG’s business.

TMTG may receive a high degree of media coverage around the world. Unfavorable publicity regarding, for example, TMTG’s privacy practices, product changes, product quality, litigation or regulatory activity, or the actions of TMTG’s platform or streaming services developers or TMTG’s users, could adversely affect TMTG’s reputation and its ability to transact with its third-party providers. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of TMTG’s user base and result in decreased revenue, which could adversely affect TMTG’s business and financial results.

TMTG’s intellectual property may be infringed upon and others have and may continue to accuse TMTG of infringing on their intellectual property, either of which could adversely affect TMTG’s business and result in very expensive litigation.

In recent years, there has been significant litigation in the United States over patents and other intellectual property rights. Although TMTG in not engaged in such litigation, in the future TMTG or customers who use TMTG’s products may unintentionally infringe the trademarks, copyrights, patents and other intellectual property rights of third parties, including allegations made by TMTG’s competitors or by non-practicing entities. TMTG cannot predict whether assertions of third-party intellectual property rights or claims arising from these assertions will substantially harm TMTG’s business and operating results. If TMTG is forced to defend any infringement claims, whether they are with or without merit or are ultimately determined in TMTG’s favor, TMTG may face costly litigation and diversion of technical and management personnel. Some of TMTG’s competitors have substantially greater resources than TMTG does and are able to sustain the cost of complex intellectual property litigation to a greater extent and for longer periods of time than TMTG could. Furthermore, an adverse outcome of a dispute may require TMTG: to pay damages, potentially including treble damages and attorneys’ fees, if TMTG is found to have willfully infringed a party’s patent or other intellectual property rights; to cease making, licensing or using products that are alleged to incorporate or make use of the intellectual property of others; to expend additional development resources to redesign TMTG’s products; and to enter into potentially unfavorable royalty or license agreements in order to obtain the rights to use necessary technologies. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to TMTG, or at all. In any event, TMTG may need to license intellectual property which would require TMTG to pay royalties or make one-time payments. Even if these matters do not result in litigation or are resolved in TMTG’s favor or without significant cash settlements, the time and resources necessary to resolve them could harm TMTG’s business, operating results, financial condition and reputation.

In addition, if TMTG’s advertising customers do not own the copyright for advertising content included in their advertisements or if digital media property owners do not own the copyright for content to the digital media next to which the advertisements appear, advertisers and digital media properties could receive complaints from copyright owners, which could harm TMTG’s reputation and TMTG’s business.

As such, litigation diverts the time and resources of management, regardless of the merits of the claim. There can be no assurance that TMTG would prevail in any future litigation relating to TMTG’s licensing agreements. If TMTG were to lose such a case and be required to cease the sale of certain products or the use of certain technology or were forced to pay monetary damages, the results could adversely affect TMTG’s business and reputation.

TMTG must comply with licenses related to the use of free, publicly-available software incorporated in TruthSocial products; failure to do so could cause the loss of the ability to use such software which could in turn adversely affect TMTG’s revenues and results of operations.

In October 2021, Software Freedom Conservancy (“SFC”) policy fellow Bradley M. Kuhn has accused TMTG of violating the licensing agreement for the free, publicly available software platform, Mastodon. Although any entity can use the code from Mastodon, according to the licensing agreement (AGPLv3), each user of the software must receive “an opportunity to receive the entire Corresponding Source for the website based on that code.” Early users of TruthSocial, Kuhn alleged, did not receive the source code.

On October 26, 2021, Mastodon sent a letter requesting that the TruthSocial source code be made publicly available in compliance with the license. TMTG has since taken action to resolve this issue by publishing its source code.

TMTG operates in new and evolving industries. TMTG may not be able to respond to changes in market conditions or to new or emerging technologies.

You should take into account the risks and uncertainties frequently encountered by new companies in rapidly evolving markets. TMTG’s financial results in any given quarter can be influenced by numerous factors, many of which TMTG is unable to predict or is outside of TMTG’s control, including:

•	TMTG’s ability to maintain and grow TMTG’s user base and user engagement;

•	TMTG’s ability to attract and retain advertisers in a particular period;

•	seasonal fluctuations in spending by TMTG’s advertisers;

•	the number of ads shown to users;

•	the pricing of TMTG’s ads and other products;

•	TMTG’s ability to increase payments and other fees revenue;

•	the diversification and growth of revenue sources beyond advertising and payments;

•	the development and introduction of new products or services by us or TMTG’s competitors;

•	increases in marketing, sales, and other operating expenses that TMTG may incur to grow and expand TMTG’s operations and to remain competitive;

•	TMTG’s ability to maintain gross margins and operating margins;

•	TMTG’s ability to obtain equipment and components for TMTG’s data centers and other technical infrastructure in a timely and cost-effective manner;

•	system failures or breaches of security or privacy;

•	inaccessibility of TruthSocial due to third-party actions;

•	adverse litigation judgments, settlements, or other litigation-related costs;

•	changes in the legislative or regulatory environment, including with respect to privacy, or enforcement by government regulators, including fines, orders, or consent decrees;

•	fluctuations in currency exchange rates and changes in the proportion of TMTG’s revenue and expenses denominated in foreign currencies;

•	fluctuations in the market values of TMTG’s portfolio investments and in interest rates;

•	changes in U.S. GAAP; and

•	changes in business or macroeconomic conditions.

TMTG’s business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to TMTG’s business practices, increased cost of operations, or declines in user growth or engagement, or otherwise harm TMTG’s business.

TMTG is subject to a variety of laws and regulations in the United States and abroad that involve matters central to TMTG’s business, including user privacy, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation, and online payment services. Foreign data protection, privacy, and other laws and regulations are often more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which TMTG operates. For example, the interpretation of some laws and regulations that govern the use of names and likenesses in connection with advertising and marketing activities is unsettled and developments in this area could affect the manner in which TMTG designs TMTG’s products, as well as TMTG’s terms of use. A number of proposals are pending before federal, state, and foreign legislative and regulatory bodies that could significantly affect TMTG’s business. For example, a revision to the 1995 European Union Data Protection Directive is currently being considered by European legislative bodies that may include more stringent operational requirements for data processors and significant penalties for non-compliance. Similarly, there have been a number of recent legislative proposals in the United States, at both the federal and state level, that would impose new obligations in areas such as privacy and liability for copyright infringement by third parties. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, result in negative publicity, increase TMTG’s operating costs, require significant management time and attention, and subject us to claims or other remedies, including fines or demands that TMTG modify or cease existing business practices.

If TMTG’s security measures are breached, or if TMTG’s products and services are subject to attacks that degrade or deny the ability of users to access TMTG’s products and services, TMTG’s products and services may be perceived as not being secure, users and advertisers may curtail or stop using TMTG’s products and services and TMTG’s business and operating results could be harmed.

TMTG’s products and services involve the storage and transmission of users’ and advertisers’ information, and security breaches expose it to a risk of loss of this information, litigation and potential liability. TMTG may experience cyber-attacks of varying degrees on a regular basis, and as a result, unauthorized parties may obtain access to TMTG’s data or TMTG’s users’ or advertisers’ data. TMTG’s security measures may also be breached due to employee error, malfeasance or otherwise. Additionally, outside parties may attempt to fraudulently induce employees, users or advertisers to disclose sensitive information in order to gain access to TMTG’s data or TMTG’s users’ or advertisers’ data or accounts, or may otherwise obtain access to such data or accounts. Since TMTG’s users and advertisers may use their TruthSocial accounts to establish and maintain online identities, unauthorized communications from TruthSocial accounts that have been compromised may damage their reputations and brands as well as TMTG’s. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to TMTG’s reputation and a loss of confidence in the security of TMTG’s products and services that could have an adverse effect on TMTG’s business and operating results. Because the techniques used to obtain unauthorized access, disable, or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, TMTG may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of TMTG’s security occurs, the market perception of the effectiveness of TMTG’s security measures could be harmed, TMTG could lose users and advertisers and TMTG may incur significant legal and financial exposure, including legal claims and regulatory fines and penalties. Any of these actions could have a material and adverse effect on TMTG’s business, reputation, and operating results.

TMTG may face lawsuits or incur liability as a result of content published on TruthSocial and TMTG+.

TMTG may face claims relating to content that is published or made available through TMTG’s products and services or third-party products or services. In particular, the nature of TMTG’s business exposes it to claims related to defamation, intellectual property rights, rights of publicity and privacy, illegal content, content regulation and personal injury torts. The law relating to the liability of providers of online products or services for activities of their users remains somewhat unsettled, both within the United States and internationally. This risk may be enhanced in certain jurisdictions outside the United States where TMTG may be less protected under local laws than TMTG is in the United States. In addition, the public nature of communications on TMTG’s network exposes it to risks arising from the creation of impersonation accounts intended to be attributed to TMTG’s users or advertisers. TMTG could incur significant costs investigating and defending these claims. If TMTG incurs costs or liability as a result of these events occurring, TMTG’s business, financial condition and operating results could be adversely affected.

Many of TMTG’s products and services rely on, incorporate, and/or license open source software, which may pose particular risks to TMTG’s proprietary software, products, and services in a manner that could have a negative effect on TMTG’s business.

TMTG uses and plans to continue using open-source software in its products and services. For example, TruthSocial was built using an AGPLv3 license (also referred to “copyleft” or a “viral license”). In addition, TMTG may contribute software source code to existing open-source projects, such as Mastodon, pursuant to applicable licenses or release internal software projects under open-source licenses and anticipate doing so in the future. The terms of many licenses to which TMTG is or is likely to become subject to have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on TMTG’s ability to provide or distribute TMTG’s products or services. Additionally, TMTG may from time-to-time face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that TMTG developed using such software, (which could include TMTG’s proprietary source code), or otherwise seeking to enforce the terms of an applicable license in a manner adverse to TMTG’s interests. These claims could result in litigation and could require TMTG to make its software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until TMTG can re-engineer them to avoid infringement. TMTG is proactively working to mitigate these risks by developing technical solutions to these potential challenges. However, this re-engineering process could require significant additional research and development resources, and TMTG may not be able to complete it successfully. In addition to risks related to license requirements, use of certain open-source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software. Additionally, because any software source code TMTG contributes to open-source projects is publicly available, TMTG’s ability to protect TMTG’s intellectual property rights with respect to such software source code may be limited or lost entirely, and TMTG is unable to prevent TMTG’s competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a negative effect on TMTG’s business, financial condition, and operating results.

TMTG may rely in part on application marketplaces and Internet search engines to drive traffic to TMTG’s products and services, and if TMTG fails to appear high up in the search results or rankings, traffic to TruthSocial could decline and TMTG’s business and operating results could be adversely affected.

Although TMTG has released a web application for TruthSocial, TMTG may rely on application marketplaces, such as Apple’s App Store and Google’s Play, to drive downloads of TMTG’s mobile application. In the future, Apple, Google, or other operators of application marketplaces may make changes to their marketplaces which make access to TMTG’s products and services more difficult or impossible. Additionally, third parties may attempt to pressure Apple and Google to remove TruthSocial from their application marketplaces, and such removal may constitute a force majeure event under the operative version of TMTG’s License Agreement with President Trump.

TMTG may also depend in part on Internet search engines, such as Google, Bing, and Yahoo!, to drive traffic to TruthSocial. For example, when a user types an inquiry into a search engine, TMTG may rely on a high organic search result ranking of TMTG’s web pages in these search results to refer the user to TruthSocial. However, TMTG’s ability to maintain high organic search result rankings is not within TMTG’s control. TMTG’s competitors’ search engine optimization (“SEO”) efforts may result in their websites receiving a higher search result page ranking than TMTG’s, or Internet search engines could revise their methodologies in a way that would adversely affect TMTG’s search result rankings. For example, Google has integrated its social networking offerings, including Google+, with certain of its products, including search, which could negatively impact the organic search ranking of TMTG’s web pages. If Internet search engines modify their search algorithms in ways that are detrimental to us, or if TMTG’s competitors’ SEO efforts are more successful than TMTG’s, the growth in TruthSocial’s user base could slow. TMTG anticipates fluctuations in search result rankings in the future. Any reduction in the number of users directed to TMTG’s mobile applications or website through application marketplaces and search engines could harm TMTG’s business and operating results.

More people are using devices other than personal computers to access the Internet and new platforms to produce and consume content, and TMTG needs to promote the adoption of TMTG’s mobile applications, and TMTG’s business and operating results may be harmed if TMTG is unable to do so.

The number of people who access the Internet through devices other than personal computers, including mobile phones, smartphones, handheld computers such as net books and tablets, video game consoles and television set-top devices, has increased dramatically in the past few years. There are 7.26 billion smart and feature phone users worldwide, including 6.65 billion smartphone users worldwide in 2022. Since TMTG may generate a majority of TMTG’s advertising revenue through users on mobile devices, TMTG must continue to drive adoption of TMTG’s mobile applications. In addition, mobile users frequently change or upgrade their mobile devices. TMTG’s business and operating results may be harmed if TMTG’s users do not install TruthSocial application when they change or upgrade their mobile device. In addition, as new devices and platforms are continually being released, users may consume content in a manner that is more difficult to monetize. It is difficult to predict the problems TMTG may encounter in adapting TMTG’s products and services and developing competitive new products and services that are compatible with new devices or platforms. If TMTG is unable to develop products and services that are compatible with new devices and platforms, or if TMTG is unable to drive continued adoption of TMTG’s mobile applications, TMTG’s business and operating results may be harmed.

If TMTG fails to maintain an effective system of disclosure controls and internal controls over financial reporting, TMTG’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, the Combined Entity will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the listing standards of Nasdaq. TMTG expect that the requirements of these rules and regulations will continue to increase TMTG’s legal, accounting, and financial compliance costs, make some activities more difficult, time consuming and costly, and place significant strain on TMTG’s personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that TMTG maintain effective disclosure controls and procedures and internal control over financial reporting. TMTG intends to develop and refine TMTG’s disclosure controls and other procedures that are designed to ensure that information required to be disclosed by TMTG in the reports that TMTG will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to TMTG’s principal executive and financial officers. TMTG intends to improve TMTG’s internal control over financial reporting. In order to maintain and improve the effectiveness of TMTG’s disclosure controls and procedures and internal control over financial reporting, TMTG anticipates that TMTG will continue to expend significant resources, including accounting-related costs and significant management oversight.

TMTG’s controls may become inadequate because of changes in conditions in TMTG’s business. Further, weaknesses in TMTG’s disclosure controls or TMTG’s internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm TMTG’s operating results or cause us to fail to meet TMTG’s reporting obligations and may result in a restatement of TMTG’s financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of management evaluations and independent registered public accounting firm audits of TMTG’s internal control over financial reporting that TMTG will eventually be required to include in TMTG’s periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in TMTG, which would likely have a negative effect on the trading price of TMTG’s common stock. In addition, if TMTG is unable to continue to meet these requirements, TMTG may not be able to remain listed on Nasdaq.

Upon becoming a public company, the Combined Entity will be required to provide an annual management report on the effectiveness of its internal control over financial reporting commencing with its annual report on Form 10-K. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on TMTG’s business and operating results and cause a decline in the price of the Combined Entity’s common stock.

If currency exchange rates fluctuate substantially in the future, TMTG’s operating results, which are reported in U.S. dollars, could be adversely affected.

TMTG intends to expand international operations. As a result, TMTG will become more exposed to the effects of fluctuations in currency exchange rates. TMTG may incur expenses for employee compensation and other operating expenses at TMTG’s international locations in the local currency and accept payment from advertisers or data partners in currencies other than the U.S. dollar. Since TMTG may conduct business in currencies other than U.S. dollars but report TMTG’s operating results in U.S. dollars, TMTG face exposure to fluctuations in currency exchange rates. Consequently, exchange rate fluctuations between the U.S. dollar and other currencies could have a material impact on TMTG’s operating results.

TMTG’s business is subject to the risks of earthquakes, fire, power outages, floods, and other catastrophic events, and to interruption by man-made problems such as terrorism.

A significant natural disaster, such as an earthquake, fire, flood, or significant power outage could have a material adverse impact on TMTG’s business, operating results, and financial condition. TMTG does not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to TMTG’s business that may result from interruptions in TMTG’s ability to provide TMTG’s products and services.

If TMTG’s trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by TMTG’s competitors, the value of TMTG’s brand and other intangible assets may be diminished, and TMTG’s business may be adversely affected. If TMTG is unable to protect TMTG’s intellectual property, or to successfully register the pending “Truth Social” trademark with the USPTO, the value of TMTG’s brand and other intangible assets may be diminished, and TMTG’s business may be adversely affected.

TMTG intends to rely on a combination of confidentiality and license agreements with TMTG’s employees, consultants, and third parties with whom TMTG develops relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect TMTG’s proprietary rights. TMTG has filed various applications for protection of certain aspects of TMTG’s intellectual property. However, third parties may knowingly or unknowingly infringe TMTG’s proprietary rights, third parties may challenge any proprietary rights held by TMTG, and pending and future trademark and patent applications may not be approved.

In February 2022, the USPTO received a Letter of Protest from Vero Labs, Inc., owner of U.S. registrations for the trademark, “VERO – TRUE SOCIAL,” in connection with the pending U.S. trademark application for “TRUTH SOCIAL.” On April 5, 2022, the USPTO issued an office Action with respect to the pending U.S. trademark application for “TRUTH SOCIAL” citing the “VERO – TRUE SOCIAL” registrations against the pending application. TMTG intends to respond to the USPTO’s Office Action with arguments in favor of registration of the “TRUTH SOCIAL” trademark. There is no guarantee that the USPTO will accept the arguments presented and agree to register the “TRUTH SOCIAL” Trademark. In the event we are unable to successfully register the pending “TRUTH SOCIAL” trademark, we may seek to change the name of our social media platform or reach an accommodation of the “VERO – TRUE SOCIAL” trademark to permit us to use “TRUTH SOCIAL.” In addition, effective intellectual property protection may not be available in every country in which TMTG operates or intends to operate TMTG’s business. In any or all of these cases, TMTG may be required to expend significant time and expense in order to prevent infringement or to enforce TMTG’s rights. Although TMTG intends to take measures to protect TMTG’s proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to TMTG’s and compete with TMTG’s business. In addition, TMTG may contribute software source code under open source licenses and may make other technology developed by it available under other open licenses, and TMTG may include open source software in TMTG’s products. As a result of any future TMTG’s open source contributions and the use of open source in TMTG’s products, TMTG may license or be required to license innovations that turn out to be material to TMTG’s business and may also be exposed to increased litigation risk. If the protection of TMTG’s proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of TMTG’s brand and other intangible assets may be diminished and competitors may be able to more effectively mimic TMTG’s service and methods of operations. Any of these events could have an adverse effect on TMTG’s business and financial results.

Trademark, copyright, patent, and other intellectual property rights are important to TMTG and other companies. TMTG’s intellectual property rights extend to TMTG’s technology, business processes and the content on TMTG’s website. TMTG intends to use the intellectual property of third parties in merchandising TMTG’s products and marketing TMTG’s service through contractual and other rights. If there is any claim against TMTG for infringement, misappropriation, misuse or other violation of third party intellectual property rights, and TMTG is unable to obtain sufficient rights or develop non-infringing intellectual property or otherwise alter TMTG’s business practices, as appropriate, on a timely basis, TMTG’s business and competitive position may be affected adversely. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of TMTG’s business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. TMTG has not exhaustively searched patents relative to TMTG’s technology. TMTG may be accused of infringing certain of these patents. In addition, other parties may assert infringement or unfair competition, or other intellectual property claims against TMTG that could relate to any aspect of TMTG’s technology, business processes, merchandizing, and marketing activities or TMTG’s intellectual property rights. TMTG cannot predict whether third parties will assert claims of infringement against it, the subject matter of any of these claims or whether these assertions or prosecutions will adversely affect TMTG’s business. If TMTG is forced to defend itself against any of these claims, whether they are with or without merit or are determined in TMTG’s favor, TMTG may face costly litigation, diversion of technical and management personnel, inability to use TMTG’s current website technology or inability to market TMTG’s service or merchandise TMTG’s products. As a result of a dispute, TMTG may have to develop non-infringing technology, enter into royalty or licensing agreements adjust TMTG’s merchandizing or marketing activities or take other action to resolve the claims. These actions, if required, may be unavailable on terms acceptable to us, costly or unavailable.

If TMTG is unable to protect TMTG’s domain names, TMTG’s reputation and brand could be affected adversely.

TMTG may hold various domain names relating to TMTG’s brand, including TMTGcorp.com and TruthSocial.com. Failure to protect TMTG’s domain names could affect adversely TMTG’s reputation and brand and make it more difficult for users to find TMTG’s website and TMTG’s service. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the United States may change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, TMTG may be unable to acquire or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. TMTG may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or otherwise decrease the value of TMTG’s trademarks and other proprietary rights.

In the future, TMTG may be involved in numerous class action lawsuits and other litigation matters that are expensive and time consuming, and, if resolved adversely, could harm TMTG’s business, financial condition or results of operations.

In addition to intellectual property and licensing claims, TMTG may also be involved in numerous other lawsuits, including putative class action lawsuits brought by users and advertisers, many of which claim statutory damages. In fact, TMTG anticipates that TMTG will continue to be a target for numerous lawsuits in the future. If TMTG is able to build an expansive user base, the plaintiffs in class action cases filed against TMTG typically will claim enormous monetary damages even if the alleged per-user harm is small or non-existent. Any litigation to which TMTG may in the future be a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or TMTG may decide to settle lawsuits on similarly unfavorable terms. Any such negative outcome could result in payments of substantial monetary damages or fines, or changes to TMTG’s products or business practices, and accordingly TMTG’s business, financial condition, or results of operations could be materially and adversely affected. However, defending any future claims may be costly and can impose a significant burden on management and employees, and TMTG may receive unfavorable preliminary or interim rulings in the course of litigation, which could adversely affect the market price of the Combined Entity’s common stock. There can be no assurances that a favorable final outcome will be obtained in any cases in the future.

President Trump has significant influence over key decision making as a result of his control of a significant portion of TMTG’s voting stock.

President Trump, TMTG’s Chairman, will be able to exercise voting rights with respect to an aggregate of approximately 73.3 million shares of common stock, representing approximately 57.1% of the voting power of the outstanding common stock following the Business Combination assuming no redemptions and no conversion of the Preferred Stock, or approximately 46.3% of the voting power of the common stock assuming full conversion of the Preferred Stock at the initial conversion price. As a result, President Trump will have the ability to significantly influence the outcome of matters submitted to the Combined Entity’s stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of the Combined Entity’s assets. In addition, President Trump will have the ability to significantly influence the management and affairs of the Combined Entity as a result of his position as its Chairman and the ability to control the election of the Combined Entity’s directors. Additionally, in the event that President Trump controls the Combined Entity at the time of his death, control may be transferred to a person or entity that he designates as his successor. As a board member, President Trump will owe a fiduciary duty to the Combined Entity’s stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of the Combined Entity’s stockholders. As a stockholder, even a controlling stockholder, President Trump is entitled to vote his shares in his own interests, which may not always be in the interests of the Combined Entity’s stockholders generally.

TMTG cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, TMTG may need additional financing. TMTG’s ability to obtain additional financing, if and when required, will depend on investor demand, TMTG’s operating performance, the condition of the capital markets, and other factors. If TMTG raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of the Combined Entity’s common stock, and TMTG’s existing stockholders may experience dilution.

TMTG’s costs may grow more quickly than TMTG’s revenue, harming TMTG’s business and profitability.

TMTG expects its expenses to continue to increase in the future as it broadens its user base, as users increase the number of connections and amount of data they share with us, as TMTG develops and implement new product features that require more computing infrastructure, and as TMTG hires additional employees. TMTG expects to incur increasing costs, in particular for servers, storage, power, and data centers, to support TMTG’s anticipated future growth. TMTG expects to continue to invest in TMTG’s infrastructure in order to provide TMTG’s products rapidly and reliably to all users around the world, including in countries where TMTG does not expect significant short-term monetization. TMTG’s expenses may be greater than TMTG anticipates, and TMTG’s investments to make TMTG’s business and TMTG’s technical infrastructure more efficient may not be successful. In addition, TMTG may increase marketing, sales, and other operating expenses in order to grow and expand TMTG’s operations and to remain competitive. Increases in TMTG’s costs may adversely affect TMTG’s business and profitability.

TMTG’s business is dependent on its ability to maintain and scale TMTG’s technical infrastructure, and any significant disruption in TMTG’s service could damage TMTG’s reputation, result in a potential loss of users and engagement, and adversely affect TMTG’s financial results.

TMTG’s reputation and ability to attract, retain, and serve TMTG’s users is dependent upon the reliable performance of TruthSocial and TMTG+ and TMTG’s underlying technical infrastructure. TMTG’s systems may not be adequately designed with the necessary reliability and redundancy to avoid performance delays or outages or service disruptions that could be harmful to TMTG’s business. If TruthSocial and TMTG+ is unavailable when users attempt to access it, or if it does not load as quickly as they expect, users may not return to TMTG’s website as often in the future, or at all. As TMTG’s user base and the amount and types of information shared on TruthSocial and TMTG+ continue to grow, TMTG will need an increasing amount of technical infrastructure, including network capacity, and computing power, to continue to satisfy the needs of TMTG’s users. It is possible that TMTG may fail to effectively scale and grow TMTG’s technical infrastructure to accommodate these increased demands. In addition, as stated above, TMTG’s business is subject to interruptions, delays, or failures resulting from earthquakes, other natural disasters, terrorism, or other catastrophic events.

A substantial portion of TMTG’s network infrastructure will be provided by third parties. Any disruption or failure in the services TMTG receives from these providers could harm TMTG’s ability to handle new or increased traffic and could significantly harm TMTG’s business. Any financial or other difficulties these providers face may adversely affect TMTG’s business, and TMTG exercise little control over these providers, which increases TMTG’s vulnerability to problems with the services they provide.

TMTG’s software is highly technical, and if it contains undetected errors, TMTG’s business could be adversely affected. TMTG’s business and operating results may be harmed by a disruption in TMTG’s service, or by TMTG’s failure to timely and effectively scale and adapt TMTG’s existing technology and infrastructure.

One of the reasons people will come to TruthSocial is for real-time information. TMTG in the future may experience service disruptions, outages, and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, hardware failure, capacity constraints due to an overwhelming number of people accessing TMTG’s products and services simultaneously, computer viruses and denial of service or fraud or security attacks. Although TMTG will invest significantly to improve the capacity, capability, and reliability of TMTG’s infrastructure, TMTG cannot guarantee that TMTG will serve all traffic equally through data centers that support TMTG’s platform. Accordingly, in the event of a significant issue at a data center supporting significant network traffic, some of TMTG’s products and services may become inaccessible to the public or the public may experience difficulties accessing TMTG’s products and services. Any disruption or failure in TMTG’s infrastructure could hinder TMTG’s ability to handle existing or increased traffic on TMTG’s platform, which could significantly harm TMTG’s business.

As the number of TMTG’s users increases and TMTG’s users generate more content, including photos and videos hosted by TruthSocial, TMTG may be required to expand and adapt TMTG’s technology and infrastructure to continue to reliably store, serve and analyze this content. It may become increasingly difficult to maintain and improve the performance of TMTG’s products and services, especially during peak usage times, as TMTG’s products and services become more complex and TMTG’s user traffic increases. In addition, because TMTG may lease TMTG’s data center facilities, TMTG cannot be assured that TMTG will be able to expand TMTG’s data center infrastructure to meet user demand in a timely manner, or on favorable economic terms. If TMTG users are unable to access TruthSocial or TMTG+ or TMTG is not able to make information available rapidly on TruthSocial, users may seek other channels to obtain the information, and may not return to TruthSocial or use TruthSocial as often in the future, or at all. This would negatively impact TMTG’s ability to attract users and advertisers and increase engagement of TMTG’s users. TMTG expects to continue to make significant investments to maintain and improve the capacity, capability, and reliability of TMTG’s infrastructure. To the extent that TMTG does not effectively address capacity constraints, upgrade TMTG’s systems as needed and continually develop TMTG’s technology and infrastructure to accommodate actual and anticipated changes in technology, TMTG’s business and operating results may be harmed.

TMTG’s products may incorporate software that is highly technical and complex. TMTG’s software may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors in TMTG’s software code may only be discovered after the code has been released. Any errors, bugs, or vulnerabilities discovered in TMTG’s code after release could result in damage to TMTG’s reputation, loss of users, loss of revenue, or liability for damages, any of which could adversely affect TMTG’s business and financial results.

TMTG cannot assure you that TMTG will effectively manage TMTG’s growth. If TMTG fails to effectively manage its growth, TMTG’s business and operating results could be harmed.

TMTG may experience rapid growth in TMTG’s headcount and operations, which will place significant demands on TMTG’s management and operational and financial infrastructure. TMTG intends to make substantial investments to expand TMTG’s operations, research and development, sales and marketing and general and administrative organizations, as well as TMTG’s international operations. TMTG may face significant competition for employees, particularly engineers, designers and product managers, from other Internet and high-growth companies, which include both publicly-traded and privately-held companies, and TMTG may not be able to hire new employees quickly enough to meet TMTG’s needs. To attract highly skilled personnel, TMTG believes it will need to offer highly competitive compensation packages. As TMTG continues to grow, TMTG may be subject to the risks of over-hiring, over-compensating TMTG’s employees and over-expanding TMTG’s operating infrastructure, and to the challenges of integrating, developing, and motivating a rapidly growing employee base in various countries around the world. In addition, TMTG may not be able to innovate or execute as quickly as a smaller, more efficient organization. If TMTG fails to effectively manage TMTG’s hiring needs and successfully integrate TMTG’s new hires, TMTG’s efficiency and ability to meet TMTG’s forecasts and TMTG’s employee morale, productivity and retention could suffer, and TMTG’s business and operating results could be adversely affected.

The growth and expansion of TMTG’s business and products create significant challenges for TMTG’s management, operational, and financial resources, including managing multiple relations with users, advertisers, platform developers, and other third parties. In the event of continued growth of TMTG’s operations or in the number of TMTG’s third-party relationships, TMTG’s information technology systems or TMTG’s internal controls and procedures may not be adequate to support TMTG’s operations. In addition, some members of TMTG’s management do not have significant experience managing a large global business operation, so TMTG’s management may not be able to manage such growth effectively. To effectively manage TMTG’s growth, TMTG must continue to improve TMTG’s operational, financial, and management processes and systems and to effectively expand, train, and manage TMTG’s employee base. As TMTG’s organization continues to grow, and TMTG is required to implement more complex organizational management structures, TMTG may find it increasingly difficult to maintain the benefits of TMTG’s corporate culture, including

TMTG’s ability to quickly develop and launch new and innovative products. This could negatively affect TMTG’s business performance.

Computer malware, viruses, hacking, and phishing attacks, and spamming could harm TMTG’s business and results of operations. Spam could diminish the user experience on TMTG’s platform, which could damage TMTG’s reputation and deter TMTG’s current and potential users from using TMTG’s products and services.

Computer malware, viruses, hacking, and phishing attacks have become more prevalent in TMTG’s industry and may occur on TMTG’s systems in the future. Because of TMTG’s prominence, TMTG believes that TMTG is particularly attractive target for such attacks. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of TMTG’s products and technical infrastructure to the satisfaction of TMTG’s users may harm TMTG’s reputation and TMTG’s ability to retain existing users and attract new users.

“Spam” on TruthSocial refers to a range of abusive activities that are prohibited by TMTG’s terms of service and is generally defined as unsolicited, repeated actions that negatively impact other users with the general goal of drawing user attention to a given account, site, product or idea. This includes posting large numbers of unsolicited mentions of a user, duplicating Truths, misleading links (e.g., to malware or click-jacking pages) or other false or misleading content, and aggressively following and un-following accounts, adding users to lists, sending invitations, retruthing and favoriting Truths to inappropriately attract attention. TMTG’s terms of service also prohibit the creation of serial or bulk accounts, using automation, for disruptive or abusive purposes, such as to truth spam or to artificially inflate the popularity of users seeking to promote themselves on TruthSocial. Although TMTG will continue to invest resources to reduce spam on TruthSocial, TMTG expects spammers will continue to seek ways to act inappropriately on TMTG’s platform. In addition, TMTG expects that increases in the number of users on TMTG’s platform will result in increased efforts by spammers to misuse TMTG’s platform. TMTG cannot guarantee you that TMTG will successfully continuously combat spam, including by suspending or terminating accounts TMTG believes to be spammers and launching algorithmic changes focused on curbing abusive activities. TMTG’s actions to combat spam require the diversion of significant time and focus of TMTG’s engineering team from improving TMTG’s products and services. If spam increases on TruthSocial, this could hurt TMTG’s reputation for delivering relevant content or reduce user growth and user engagement and result in continuing operational cost to us.

In addition, spammers attempt to use TMTG’s products to send targeted and untargeted spam messages to users, which may embarrass or annoy users and make TruthSocial less user-friendly. TMTG cannot be certain that the technologies and employees tasked with defeating spamming attacks will be able to eliminate all spam messages from being sent on TMTG’s platform. As a result of spamming activities, TMTG’s users may use TruthSocial less or stop using TMTG’s products altogether.

Misleading solicitations and digital ads that are unaffiliated with TMTG could harm TMTG’s credibility or reputation.

People may solicit customers to TruthSocial, or purport to solicit customers to TruthSocial, without TMTG’s knowledge and may even get paid in the process. The fundraising committee of a U.S. Senator’s campaign has sent several email solicitations which claim to be an exclusive opportunity to sign up for a “brand-new social site” launched by President Trump. The email solicitations specifically urge its recipients to join TruthSocial with the following message, “please don’t be the reason Trump’s social site fails.” This could adversely impact TMTG user base who may find these misleading solicitations undesirable. It is possible that there are or will be more misleading advertisements or solicitations claiming affiliation with TMTG. If these misleading solicitations and ads damage the reputation of TMTG or the desire of people to use TruthSocial, TMTG’s results of operations may be adversely affected.

TMTG plans to expand its operations abroad where TMTG has limited operating experience and may be subject to increased business and economic risks that could affect TMTG’s financial results.

TMTG plans to expand TMTG’s business operations by offering TMTG’s products around the globe. TMTG may enter new international markets where TMTG has limited or no experience in marketing, selling, and deploying TMTG’s products. If TMTG fails to deploy or manage its operations in international markets successfully, its business may suffer. In addition, TMTG is subject to a variety of risks inherent in doing business internationally, including:

•	political, social, or economic instability;

•	risks related to the legal and regulatory environment in foreign jurisdictions, including with respect to privacy, and unexpected changes in laws, regulatory requirements, and enforcement;

•	potential damage to TMTG’s brand and reputation due to compliance with local laws, including potential censorship or requirements to provide user information to local authorities;

•	fluctuations in currency exchange rates;

•	higher levels of credit risk and payment fraud;

•	enhanced difficulties of integrating any foreign acquisitions;

•	burdens of complying with a variety of foreign laws;

•	reduced protection for intellectual property rights in some countries;

•	difficulties in staffing and managing global operations and the increased travel, infrastructure, and legal compliance costs associated with multiple international locations;

•	compliance with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and similar laws in other jurisdictions; and

•	compliance with statutory equity requirements and management of tax consequences.

If TMTG is unable to manage the complexity of its global operations successfully, its financial results could be adversely affected.

TMTG plans to make acquisitions which could require significant management attention, disrupt its business, result in dilution to its stockholders, and adversely affect its financial results.

As part of its business strategy, TMTG intends to make acquisitions to add specialized employees, complementary companies, products, or technologies. However, TMTG has not made any such strategic acquisitions to date. As a result, its ability to successfully acquire and integrate larger or more significant companies, products, or technologies is unproven. In the future, TMTG may not be able to find other suitable acquisition candidates, and TMTG may not be able to complete acquisitions on favorable terms, if at all. TMTG’s future acquisitions may not achieve its goals, and any future acquisitions that TMTG completes could be viewed negatively by users, developers, advertisers, or investors. In addition, if TMTG fails to successfully integrate any acquisitions, or the technologies associated with such acquisitions, into TruthSocial, TMTG+ or any future product offerings, the revenue and operating results of the Combined Entity could be adversely affected. Any integration process may require significant time and resources, and TMTG may not be able to manage the process successfully. TMTG may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. TMTG may have to pay cash, incur debt, or issue equity securities to pay for any such acquisition, any of which could adversely affect TMTG’s financial results. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to TMTG’s stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede TMTG’s ability to manage TMTG’s operations.

Risks Related to our Chairman President Donald J. Trump

TMTG’s success depends in part on the popularity of its brand and the reputation and popularity of its Chairman, President Donald J. Trump. The value of TMTG’s brand may diminish if the popularity of President Trump were to suffer. Adverse reactions to publicity relating to President Trump, or the loss of his services, could adversely affect TMTG’s revenues, results of operations and its ability to maintain or generate a consumer base.

While TMTG believes there is sufficient demand for a true free speech platform, the image, reputation, popularity and talent of its Chairman, President Trump will be important factors to its success. According to The Hill, only 30% of people surveyed would use a social media site associated with President Trump. In addition, according to a survey published in The New York Post, only 60% of Republicans would use such a platform. In order to be successful, TMTG will need millions of those people to register and regularly use TMTG’s platform. If President Trump becomes less popular or there are further controversies that damage his credibility or the desire of people to use a platform associated with him, and from which he will derive financial benefit, TMTG’s results of operations could be adversely affected.

The death or incapacity of President Trump, or discontinuation or limitation of his relationship with TMTG, may negatively impact TMTG’s business.

TMTG is highly dependent on the popularity and presence of President Trump, its Chairman and largest stockholder. President Trump has a significant influence on TMTG’s business plan. TMTG believes President Trump’s reputation and relationships are a critical element to the success of TMTG’s business. TMTG’s future success will depend, to a significant extent, upon the continued presence and popularity of President Trump. If President Trump were to discontinue his relationship with TMTG due to death, disability, or any other reason, or limit his involvement with TMTG due to becoming a candidate for political office, TMTG would be significantly disadvantaged.

President Trump is involved in numerous lawsuits and other matters that could damage his reputation, cause him to be distracted from the business or could force him to resign from TMTG’s board of directors. Additionally, TMTG’s business plan relies on President Trump bringing his former social media followers to its platform. In the event any of these, or other events cause his followers to lose interest in his messages, the number of users of TMTG’s platform could decline or not grow as TMTG has assumed.

A congressional committee is investigating President Trump’s role, if any, in violence at the United States Capitol on January 6, 2021. Two groups of U.S. Capitol Police officers, in two separate lawsuits, have sued President Trump for allegedly inciting riots on that date. U.S. Representatives Bennie Thompson and Eric Swalwell have, separately, also sued President Trump for allegedly inciting riots at the Capitol—and Rep. Swalwell has further claimed emotional distress.

There is also ongoing litigation involving President Trump related to the 2020 election. For example, the NAACP Legal Defense & Educational Fund filed a lawsuit against President Trump alleging that he violated the Voting Rights Act of 1965 and the Enforcement Act of 1871 by exerting pressure on state and local officials not to count or certify votes. In February 2021, the Fulton County, Georgia District Attorney’s office launched a criminal probe into President Trump’s alleged interference in the presidential election. In January 2022, the Fulton County District Attorney’s request to impanel a special grand jury – the members of which were selected in early May 2022 for a criminal investigation into President Trump was approved by the Fulton County Superior Court. A Pennsylvania poll worker sued President Trump for damages caused by alleged defamatory statements made by President Trump following the 2020 election. Eric Coomer, a former employee of Dominion Voting Systems, sued President Trump for alleged defamatory statements made by President Trump during the 2020 election.

Among other matters, the U.S. House of Representatives Committee on Oversight and Reform is investigating President Trump’s alleged destruction and removal of classified documents and White House records, as well as potential inaccurate financial statements filed by the Trump Organization in relation to the Trump Hotel in Washington, D.C. President Trump is the subject of separate investigations by the New York County (Manhattan) District Attorney, the New York Attorney General, and the Westchester County District Attorney to determine if the Trump Organization made false valuations of property to avoid tax liability and for other financial benefits. On April 25, 2022, a New York state court judge held President Trump in civil contempt for failing to comply with a subpoena for documents related to the New York Attorney General’s investigation of the Trump Organization. President Trump, along with his three eldest children (including Donald Trump, Jr., a TMTG board Member), are defendants in a class action lawsuit accusing them and The Trump Corporation of defrauding investors in exchange for secret payments from multiple companies. The Trump Organization recently paid $750,000 to settle a lawsuit filed by the District of Columbia accusing the organization of misusing nonprofit funds from the 58th Presidential Inaugural Committee.

A group of six protesters filed a lawsuit against President Trump alleging that President Trump and his co-defendants are liable for assault and battery after the protesters were attacked by Trump Tower security guards. President Trump is the defendant in a class action lawsuit filed by tenants of buildings once owned by the Trump family accusing them of fraud and racketeering. President Trump is the defendant in a lawsuit filed by his former personal attorney, Michael Cohen, seeking damages for alleged retaliatory imprisonment. The House Ways and Means Committee remains engaged in a years long attempt to obtain President Trump’s tax returns from the Treasury Department as part of an investigation into the IRS’s oversight of presidential tax returns.

President Trump is the defendant in a defamation lawsuit filed against him by E. Jean Carroll who claims that President Trump defamed her when he denied her allegations of sexual assault against him. In the past, President Trump has been involved in multiple lawsuits and settlements—and the subject of numerous accusations that did not result in legal action—related to sexual conduct and alleged misconduct.

As a plaintiff, President Trump sued NY AG Letitia James to stop the investigation into the Trump Organization. President Trump sued New York City over its decision to cancel the Trump Organization’s contract to operate a golf course in the Bronx. President Trump sued Mary Trump and the New York Times for their disclosure and publication of his tax information. President Trump sued Twitter, for allegedly violating his First Amendment rights by banning him from its social media platform; this lawsuit was dismissed in May 2022.

The foregoing does not purport to be an exhaustive list. In June 2016, USA Today published an analysis of litigation involving President Trump, which found that over the previous three decades President Trump and his businesses had been involved in 3,500 legal cases in U.S. federal and state courts. Of the 3,500 suits, President Trump or one of his companies were plaintiffs in 1,900; defendants in 1,450; and bankruptcy, third party, or other in 150. President Trump was named personally in at least 169 suits in federal court. Over 150 other cases were in the Seventeenth Judicial Circuit Court of Florida (covering Broward County, Florida) since 1983. In the 1,300 cases where the record establishes the outcome, President Trump settled 175 times, lost 38, won 450, and had another 137 cases end with some other outcome. In the other 500 cases, judges dismissed plaintiffs’ claims against President Trump.

Although TMTG is not a party to any of the above-referenced matters, TMTG cannot predict what effect, if any, an adverse outcome to such matters, or even their continued existence, may have on President Trump’s personal reputation and TMTG’s business or prospects.

A publicly-traded entity controlled by President Trump has previously been subject to a cease and desist order issued by the Securities and Exchange Commission.

On January 16, 2002, the SEC issued a cease and desist order against Trump Hotels & Casino Resorts, Inc. (“THCR”) for violations of the anti-fraud provisions of the Exchange Act. As discussed in more detail in the SEC Release No. 45287, on October 25, 1999, THCR had issued a press release announcing its results for the third quarter of 1999 (the “Earnings Release”). To announce those results, the Earnings Release used a net income figure that differed from net income calculated in conformity with U.S. GAAP. Using that non-GAAP figure, the Earnings Release touted THCR’s purportedly positive operating results for the quarter and stated that the Company had beaten analysts’ earnings expectations. The Earnings Release was materially misleading because it created the false and misleading impression that THCR had exceeded earnings expectations primarily through operational improvements, when in fact it had not. The Earnings Release expressly stated that the net income figure excluded a one-time charge. The undisclosed one-time gain was material, because it represented the difference between positive trends in revenues and earnings and negative trends in revenues and earnings, and the difference between exceeding analysts’ expectations and falling short of them. SEC stated that by knowingly or recklessly issuing a materially misleading press release, THCR violated Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. The SEC accepted THCR’s offer of settlement.

Upon becoming a public company, the Combined Entity will be required to provide an annual management report on the effectiveness of its internal control over financial reporting commencing with its annual report on Form 10-K. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on its business and operating results and cause a decline in the price of the Combined Entity’s common stock.

A number of companies that were associated with President Trump have filed for bankruptcy. There can be no assurances that TMTG will not also become bankrupt.

Entities associated with President Trump have filed for bankruptcy protection. The Trump Taj Mahal, which was built and owned by President Trump, filed for Chapter 11 bankruptcy in 1991. The Trump Plaza, the Trump Castle, and the Plaza Hotel, all owned by President Trump at the time, filed for Chapter 11 bankruptcy in 1992. THCR, which was founded by President Trump in 1995, filed for Chapter 11 bankruptcy in 2004. Trump Entertainment Resorts, Inc., the new name given to Trump Hotels & Casino Resorts after its 2004 bankruptcy, declared bankruptcy in 2009. While all of the foregoing were in different businesses than TMTG, there can be no guarantee that TMTG’s performance will exceed the performance of those entities.

A number of companies that had license agreements with President Trump have failed. There can be no assurances that TMTG will not also fail.

Trump Shuttle, Inc., launched by President Trump in 1989, defaulted on its loans in 1990 and ceased to exist by 1992. Trump University, founded by President Trump in 2005, ceased operations in 2011 amid lawsuits and investigations regarding the company’s business practices. Trump Vodka, a brand of vodka produced by Drinks Americas under license from the Trump Organization, was introduced in 2005 and discontinued in 2011. Trump Mortgage, LLC, a financial services company founded by President Trump in 2006, ceased operations in 2007. GoTrump.com, a travel site founded by President Trump in 2006, ceased operations in 2007. Trump Steaks, a brand of steak and other meats founded by President Trump in 2007, discontinued sales two months after its launch. While all these businesses were in different industries than TMTG, there can be no guarantee that TMTG’s performance will exceed the performance of these entities.

The terms of a license agreement with President Trump is not terminable by TMTG when it may be desirable to TMTG. The license agreement does not require President Trump to use Truth Social in certain circumstances and could require TMTG to make payments to President Trump for content on TMTG+.

As further described in the section titled, “Information about TMTG,” President Trump is generally obligated to make any social media post on TruthSocial and may not make the same post on another social media site for 6 hours. Thereafter, he is free to post on any site to which he has access. Thus, TMTG has limited time to benefit from his posts and followers may not find it compelling to use TruthSocial to read his posts that quickly. In addition, he may make a post from a personal account related to political messaging, political fundraising or get-out-the-vote efforts on any social media site at any time.

With respect to TMTG+, if President Trump receives a bona fide offer to be featured in any production intended to be streamed on a different VOD service, TMTG has the right to create a substantially similar video production on terms more favorable than those offered by the other service. TMTG may be unable to create a substantially similar or production or offer more favorable terms to President Trump and the content would not be available to TMTG+ subscribers.

TMTG has entered into a license agreement with President Trump wherein neither the personal nor political conduct of President Trump, even if such conduct could negatively reflect on TMTG’s reputation or brand or be considered offensive, dishonest, illegal, immoral, or unethical, or otherwise harmful to TMTG’s brand or reputation, shall be considered a breach of the license agreement. TMTG expressly acknowledges the controversial nature of being associated with President Trump and the possibility of any associated controversies affecting TMTG adversely.

President Trump will significantly influence, or depending on the amount of redemptions, may control the Combined Entity through his stock ownership, enabling him to elect who sits on the Combined Entity’s board of directors, and potentially to block matters requiring stockholder approval, including any potential changes of control.

After giving effect to the Business Combination, President Trump owns approximately 73.3 million of the Combined Entity’s outstanding shares of common stock, representing approximately 46.3% of its voting power (assuming no redemptions and full issuance of the common stock issuable upon conversion of the Preferred Stock, but not including the contingent right to receive Earnout Shares as described more fully in the Merger Agreement). As a result, President Trump has the ability to significantly influence, and may depending on the level of redemptions may control, the outcome of all matters requiring stockholder approval, including the election and removal of the Combined Entity’s entire board of directors and any merger, consolidation or sale of all or substantially all of the Combined Entity’s assets, and the ability to control the Combined Entity’s management and affairs. This concentrated control could, among other things, discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to the Combined Entity’s businesses. If President Trump were to own more than 50% of the voting power, the Combined Entity would be a “controlled company” within the meaning of applicable Nasdaq corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements; (1) that a majority of the Combined Entity’s board of directors consist of independent directors, (2) that the Combined Entity’s board of directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that the Combined Entity’s board of directors have a nominating and corporate governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. The Combined Entity may intend to take advantage of these exemptions. While TMTG has elected to not be treated as a “controlled company,” it could change that election in the future.

TMTG may be subject to greater risks than typical social media or streaming videos services because of the focus of its offerings and the involvement of President Trump. These risks include active discouragement of users, harassment of advertisers or content providers, increased risk of hacking of TMTG’s platform and increased stockholder suits.

TMTG is aware that Big Tech platforms, such as YouTube, “de-monetize” certain content because they disagree with its message. There have been numerous calls to ban or encourage advertisers to boycott content providers who express or permit views contrary to the prevailing narrative. It is likely that these same people calling for boycotts will seek to do the same for companies that may advertise on TruthSocial or provide programming for TMTG+. To the extent these calls are successful, or the mere threat of them sufficient, to prevent advertisers from appearing on TMTG’s platform or providing content to TMTG+, TMTG may not generate the revenues TMTG anticipates and the price of TMTG’s stock could likely decline.

All social media sites are subject to risks of hackers or people who try to disrupt their operations and post false or malicious information or make it seem as if innocent third persons are posting such information. Such people may also try to steal personal information about TMTG’s users. TMTG believes it will be subject to greater risks in this regard than other social media companies currently are. Accordingly, TMTG will have to spend more money to build more robust security to protect against these attacks. There can be no assurance that these efforts will be successful. Any increase of expenditures to protect against attacks will increase TMTG’s expense and thus, decrease its ability to achieve and remain profitable. In the event these attacks are successful, TMTG will have to devote resources to correct problems as well as possibly pay damages to its users for losses they suffer.

TMTG will be a Delaware corporation after giving effect to the Business Combination. As a result, TMTG’s stockholders will have certain rights under Delaware law to information and to make inquiries of TMTG’s board of directors. It is possible that people will invest in TMTG’s common stock simply with the intention to see such information and disrupt TMTG’s management and board’s attention on TMTG’s business. The costs of these matters will increase TMTG’s expenses and thus decrease TMTG’s ability to achieve profitability and remain profitable.

TMTG depends on numerous third-parties to operate successfully, and many of these third parties may not want to engage with TMTG to provide any services. This may limit TMTG’s ability to operate or raise capital.

To operate successfully, TMTG is dependent on third parties to provide services to operate successfully, such as web hosting, content monitoring and technology development. To date, several potential third-party partners have expressed an unwillingness or reluctance to work on TMTG’s products or provide services due to TMTG’s connection with President Trump. Similarly, to the extent TMTG needs to raise additional capital, TMTG will need to engage with investment bankers and investors and it is possible that some will not want to engage with TMTG for similar reasons. For example, it was widely reported that at least one of the initial investors of Digital World sold their stock rather than invest in a company associated with President Trump. There can be no assurance that TMTG will be able to develop and improve its products or raise additional capital if it is unable to engage third parties.

Risks Related to Ownership of New Digital World Common Stock

An active market for New Digital World’s securities may not develop, which would adversely affect the liquidity and price of New Digital World’s securities.

The price of New Digital World’s securities may vary significantly due to factors specific to New Digital World as well as to general market or economic conditions. Furthermore, an active trading market for New Digital World’s securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Nasdaq may delist New Digital World’s securities from trading on its exchange, which could limit investors’ ability to make transactions in New Digital World’s securities and subject New Digital World to additional trading restrictions.

If Nasdaq delists New Digital World’s securities from trading on its exchange and New Digital World is not able to list its securities on another national securities exchange, Digital World expects New Digital World’s securities could be quoted on an over-the-counter market. If this were to occur, New Digital World could face significant material adverse consequences, including:

•	a limited availability of market quotations for its securities;

•	reduced liquidity for its securities;

•

a determination that New Digital World’s common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New Digital World’s securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of New Digital World’s common stock may decline as a result of the Business Combination.

The market price of New Digital World’s common stock may decline as a result of the Business Combination for a number of reasons including if:

•	investors react negatively to the prospects of New Digital World’s business and the prospects of the Business Combination;

•	the effect of the Business Combination on New Digital World’s business and prospects is not consistent with the expectations of financial or industry analysts; or

•	New Digital World does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts.

The New Digital World common stock price may change significantly following the Merger and you could lose all or part of your investment as a result.

The trading price of New Digital World common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of New Digital World common stock at an attractive price due to a number of factors such as those listed in “— Risks Related to TMTG” and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	results of operations that vary from those New Digital World’s competitors;

•	changes in expectations as to New Digital World’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by New Digital World or its competitors;

•	announcements by New Digital World or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	announcements of estimates by third parties of actual or anticipated changes in the size of New Digital World’s user base or the level of user engagement;

•	any significant change in New Digital World’s management;

•	changes in general economic or market conditions or trends in New Digital World’s industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to New Digital World’s business;

•

additional shares of New Digital World securities being sold or issued into the market by New Digital World or any of the existing stockholders or the anticipation of such sales, including if New Digital World issues shares to satisfy restricted stock unit related tax obligations or if existing stockholders sell shares into the market when applicable “lock-up” periods end;

•	investor perceptions of the investment opportunity associated with New Digital World common stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by New Digital World or third parties, including New Digital World’s filings with the SEC;

•	litigation involving New Digital World, New Digital World’s industry, or both, or investigations by regulators into New Digital World’s operations or those of New Digital World’s competitors;

•	guidance, if any, that New Digital World provides to the public, any changes in this guidance or New Digital World’s failure to meet this guidance;

•	the development and sustainability of an active trading market for New Digital World common stock;

•	actions by institutional or activist stockholders;

•	developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of New Digital World common stock, regardless of New Digital World’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of New Digital World common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If New Digital World was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from New Digital World’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on the New Digital World common stock for the foreseeable future, you may not receive any return on investment unless you sell your New Digital World common stock at a price greater than what you paid for it.

New Digital World intends to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of New Digital World common stock will be at the sole discretion of the New Digital World board of directors. The New Digital World board of directors may take into account general and economic conditions, New Digital World’s financial condition and results of operations, New Digital World’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by New Digital World to its stockholders or by its subsidiaries to it and such other factors as the New Digital World board of directors may deem relevant. As a result, you may not receive any return on an investment in New Digital World common stock unless you sell your New Digital World common stock for a price greater than that which you paid for it.

New Digital World stockholders may experience dilution in the future.

The percentage of shares of New Digital World common stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that New Digital World may grant to its directors, officers and employees, exercise of the New Digital World warrants. Such issuances may have a dilutive effect on New Digital World’s earnings per share, which could adversely affect the market price of New Digital World common stock.

If securities or industry analysts do not publish research or reports about New Digital World’s business, if they change their recommendations regarding New Digital World common stock or if New Digital World’s operating results do not meet their expectations, the New Digital World common stock price and trading volume could decline.

The trading market for New Digital World common stock will depend in part on the research and reports that securities or industry analysts publish about New Digital World or its businesses. If no securities or industry analysts commence coverage of New Digital World, the trading price for New Digital World common stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover New Digital World downgrade its securities or publish unfavorable research about its businesses, or if New Digital World’s operating results do not meet analyst expectations, the trading price of New Digital World common stock would likely decline. If one or more of these analysts cease coverage of New Digital World or fail to publish reports on New Digital World regularly, demand for New Digital World common stock could decrease, which might cause the New Digital World common stock price and trading volume to decline.

Future sales, or the perception of future sales, by New Digital World or its stockholders in the public market following the Business Combination could cause the market price for New Digital World common stock to decline.

The sale of shares of New Digital World common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of New Digital World common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for New Digital World to sell equity securities in the future at a time and at a price that it deems appropriate.

It is anticipated that, upon the Closing, and giving effect to the PIPE and assuming immediate and full conversion of the Preferred Stock, Digital World’s public stockholders will retain an ownership interest of approximately 19.0% of the outstanding capital stock of the Combined Entity, the Sponsor will retain an ownership interest of approximately 5.0% of the outstanding capital stock of the Combined Entity and the TMTG securityholders will own approximately 57.2% of the outstanding capital stock of the Combined Entity. The foregoing ownership percentages with respect to the Combined Entity following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by Digital World’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. All shares currently held by Digital World public stockholders and all of the shares issued in the Business Combination to existing TMTG securityholders will be freely tradable without registration under the Securities Act, and without restriction by persons other than New Digital World’s “affiliates” (as defined under Rule 144 under the Securities Act, (“Rule 144”)), including New Digital World’s directors, executive officers and other affiliates.

In connection with the Business Combination, certain existing TMTG securityholders, who are expected to own    % shares of New Digital World common stock following the Business Combination (based on the above assumptions and TMTG’s current stockholdings), have agreed with Digital World, subject to certain exceptions, not to dispose of or hedge any of their shares of New Digital World common stock or securities convertible into or exchangeable for shares of New Digital World common stock during the period from the date of the Closing continuing through the earliest of: (i) the six-month anniversary of the Closing, (ii) the date on which the Closing price of New Digital World common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (iii) such date on which New Digital World completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New Digital World stockholders having the right to exchange their shares of New Digital World common stock for cash, securities or other property.

In addition, the shares of New Digital World common stock reserved for future issuance under the Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares representing 7.5% of the fully diluted, and as converted, outstanding shares of New Digital World common stock immediately following consummation of the Merger are expected to be reserved for future issuance under the Equity Incentive Plan. New Digital World is expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of New Digital World common stock or securities convertible into or exchangeable for shares of New Digital World common stock issued pursuant to the Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, New Digital World may also issue its securities in connection with investments or acquisitions. The amount of shares of New Digital World common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of New Digital World common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to New Digital World stockholders.

Following the Business Combination, New Digital World will be an emerging growth company within the meaning of the Securities Act, and if New Digital World takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Following the Business Combination, New Digital World will be an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. New Digital World may continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, New Digital World stockholders may not have access to certain information they may deem important. We cannot predict whether investors will find securities issued by New Digital World less attractive because New Digital World will rely on these exemptions. If some investors find those securities less attractive as a result of its reliance on these exemptions, the trading prices of New Digital World’s securities may be lower than they otherwise would be, there may be a less active trading market for New Digital World’s securities and the trading prices of New Digital World’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Digital World has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, New Digital World, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Digital World’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

New Digital World will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year following the fifth anniversary of the closing of the Digital World IPO, (ii) the last day of the fiscal year in which New Digital World has total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which New Digital World is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of New Digital World common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which New Digital World has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this this prospectus.

The following unaudited pro forma condensed combined financial statements of Digital World present the combination of the historical financial information of Digital World and TMTG adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of Digital World and the historical balance sheet of TMTG as of December 31, 2021, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on December 31, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combine the historical statements of operations of Digital World and TMTG for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021, the beginning of the period presented.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 combine the historical statements of operations of Digital World and TMTG for such period on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2021, the beginning of the period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited financial statements of Digital World as of and for the three months ended March 31, 2022 and the related notes thereto, included elsewhere in this prospectus;

•	the historical unaudited financial statements of TMTG as of and for the three months ended March 31, 2022 and related notes thereto, included elsewhere in this prospectus;

•	the historical audited financial statements of Digital World as of and for the year ended December 31, 2021 and the related notes thereto, included elsewhere in this prospectus;

•

the historical audited financial statements of TMTG as of December 31, 2021 and for the period from February 8, 2021 (inception) through December 31, 2021 and the related notes thereto, included elsewhere in this prospectus; and

•

the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Digital World,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TMTG,” and other financial information relating to Digital World and TMTG included elsewhere in this prospectus, including the Merger Agreement and the description of certain terms thereof set forth under “The Business Combination.”

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Combined Entity’s financial condition or results of operations would have been had the Business Combination, convertible notes issuance and private placement occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Entity. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The Combined Entity believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, convertible notes issuance and private placement based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

On October 20, 2021, Digital World entered into the Merger Agreement with Merger Sub, TMTG, ARC Global Investments II, LLC and TMTG’s General Counsel, as amended on May 11, 2022. Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, upon the Closing, Merger Sub will merge with and into TMTG, with TMTG surviving as a wholly-owned subsidiary of Digital World, and with TMTG’s equity holders receiving 85,784,314 shares of the New Digital World common stock at a value of $10.20 per share for total consideration of $875,000,000, plus up to an additional 4,708,526 shares of New Digital World Common Stock to be issued upon conversion of convertible notes outstanding as of December 31, 2021, subject to certain adjustments and earnout provisions. Upon the closing of the Business Combination, it is anticipated that Digital World will change its name to Trump Media & Technology Group Corp.

Pursuant to the Digital World Charter, public stockholders are being offered the opportunity to redeem, upon the closing of the merger, shares of Digital World Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (as of two business days prior to the Closing). The unaudited pro forma condensed combined information contained herein assumes that Digital World stockholders approve the Business Combination. Digital World’s public stockholders may elect to redeem their Class A common stock for cash even if they approve the Business Combination. Digital World cannot predict how many of its stockholders will exercise their right to have their shares redeemed for cash. As a result, for illustrative purposes, the unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of additional redemptions of Digital Class A common stock:

•	Assuming Minimum Additional Redemptions (“Minimum Redemption”) — this scenario assumes that no shares of Digital World Class A common stock are redeemed; and

•

Assuming Maximum Redemptions (“Maximum Redemption”) — This scenario assumes additional redemption of 28.8 million shares of Digital World Class A common stock, for aggregate payment of approximately $274.7 million from the Trust Account), so that Digital World retains at least $5,000,001 in net tangible assets immediately prior to or upon the consummation of the Business Combination (after giving effect to payments of all unpaid expenses, Digital World’s liabilities and redemptions by Digital World’s public stockholders and excluding TMTG’s closing cash and the proceeds of the private placement).

The public stockholder redemptions are expected to be within the parameters described by the above two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, TMTG is considered the accounting acquirer, as further discussed in Note 2, Basis of Presentation, of the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2022

(in thousands)

	TMTG (Historical)	Digital (Historical)	Pro Forma Adjustments Assuming Minimum Redemption		Pro Forma Combined Assuming Minimum Redemption	Pro Forma Adjustments Assuming Maximum Redemption		Pro Forma Combined Assuming Maximum Redemption
ASSETS
Current assets:
Cash and cash equivalents	$26,554	$41	$293,257	A	$1,301,289	$(274,694)	J	$1,026,595
			(10,063)	B
			(8,500)	C
			1,000,000	F
Related party receivable					—			—
Prepaid expenses and other current assets	561	241			802			802

Total current assets	27,115	282	1,274,694		1,302,091	(274,694)		1,027,397
Non-current assets:
Prepaid expenses		106			106			106
Cash and marketable securities held in Trust Account		293,287	(293,257)	A	30			30
Property and equipment, net	88				88			88

Total non-current assets	88	293,393	(293,257)		224	—		224

TOTAL ASSETS	$27,203	$293,675	$981,437		$1,302,315	$(274,694)		$1,027,621

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$1,195	$1,952			$3,147			$3,147
Working capital loans		300			300			300
Due to related parties	95				95			95

Total current liabilities	1,290	2,252	—		3,542			3,542
Non-current liabilities:
Deferred underwriting commission		10,063	(10,063)	B
Derivative liability	130,748		(130,748)	E
Debt	2,449		(2,449)	E
Total non-current liabilities	133,197	10,063	(143,260)		—			—

Total liabilities	134,487	12,315	(143,260)		3,542			3,542

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Class A common stock subject to possible redemption		293,250	(293,250)	D	—			—
Stockholders’ equity (deficit):
Common stock			9	G	15	(3)	J	12
			3	I
			3	F
Class A common stock		—	—	H
			—	E				—
Class B common stock		—	—	H	—			—
Additional paid-in capital		—	293,248	D	1,406,042	(274,691)	J	1,131,351
			(9)	G				—
			(11,890)	I				—
			(8,500)	C				—
			133,196	E
			999,997	F
Accumulated deficit	(107,284)	(11,890)	11,890	I	(107,284)			(107,284)

Total shareholders’ equity (deficit)	(107,284)	(11,890)	1,417,947		1,298,773	(274,694)		1,024,079

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	27,203	293,675	981,437		1,302,315	(274,694)		1,027,621

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2022

(in thousands, except share and per share data)

	TMTG (Historical)		Digital World (Historical)	Pro Forma Adjustments Assuming Minimum and Maximum Redemption		Pro Forma Combined Assuming Minimum and Maximum Redemption
Related party—Net sales	$		$—	$—		$—
Cost of revenue		—	—	—		—

Gross profit		—	—	—		—

Operating costs and expenses:
Selling, general and administrative expenses		7,791	1,914	8,500	AA	18,205

Total operating costs and expenses		7,791	1,914	8,500		18,205

Loss from operations		(7,791)	(1,914)	(8,500)		(18,205)

Other income (expense):
Interest expense		(364)		—		(364)
Change in fair value of derivative liability		(40,033)		—		(40,033)
Interest income on Trust Account			30	(30)	BB	—

Total other expense		(40,397)	30	(30)		(40,397)
Net loss before income tax provision		(48,188)	(1,884)	(8,530)		(58,602)
Income tax provision						—

Net loss		$(48,188)	$(1,884)	$(8,530)		$(58,602)

	TMTG (Historical)	DWAC (Historical)	Assuming Minimum Redemption	Assuming Maximum Redemption
Weighted average shares outstanding—Common stock	100,000,000	—	—	—

Basic and diluted net loss per share—Common stock	$(0.48)	—	—	—

Weighted average shares outstanding—Class A common stock	—	30,027,234	158,213,527	129,463,527

Basic and diluted net loss per share—Class A common stock	—	$(0.05)	$(0.37)	$(0.45)

Weighted average shares outstanding—Class B common stock	—	7,187,500	—	—

Basic and diluted net loss per share—Class B common stock	—	$(0.05)	—	—

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

	TMTG(1) (Historical)	Digital World (Historical)	Pro Forma Adjustments Assuming Minimum and Maximum Redemption		Pro Forma Combined Assuming Minimum and Maximum Redemption
Related party—Net sales	$2,123	$—	$—		$2,123

Cost of revenue	—	—	—		—

Gross profit	2,123	—	—		2,123

Operating costs and expenses:
Selling, general and administrative expenses	6,379	1,392	9,900	AA	17,671

Total operating costs and expenses	6,379	1,392	9,900		17,671

Loss from operations	(4,256)	(1,392)	(9,900)		(15,548)
Other income (expense):
Interest expense	(654)		—		(654)
Change in fair value of derivative liability	(54,186)		—		(54,186)
Interest income on Trust Account		7	(7)	BB	—

Total other income (expense)	(54,840)	7	(7)		(54,840)

Net loss before income tax provision	(59,096)	(1,385)	(9,907)		(70,388)
Income tax provision					—

Net loss	$(59,096)	$(1,385)	$(9,907)		$(70,388)

	TMTG (Historical)	Digital World (Historical)	Assuming Minimum Redemption	Assuming Maximum Redemption
Weighted average shares outstanding—Common stock	100,000,000	—	—	—

Basic and diluted net per share—Common stock	$(0.59)	—	—	—

Weighted average shares outstanding—Class A common stock	—	9,404,134	156,628,210	127,878,210

Basic and diluted net per share—Class A common stock	—	$(0.08)	$(0.45)	$(0.55)

Weighted average shares outstanding—Class B common stock	—	7,187,500	—	—

Basic and diluted net per share—Class B common stock	—	(0.08)	—	—

(1)	For the period from February 8, 2021 (inception) through December 31, 2021

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Merger

On October 20, 2021, Digital World entered into a merger agreement with Merger Sub, TMTG, ARC Global Investments II, LLC and TMTG’s General Counsel. The merger agreement was amended by the First Amendment to the merger agreement (“Merger Agreement”). Pursuant to the Merger Agreement, as amended, and subject to the terms and conditions set forth therein, upon the Closing, Merger Sub will merge with and into TMTG, with TMTG surviving as a wholly-owned subsidiary of Digital World, and with TMTG’s equity holders receiving 85,784,314 shares of New Digital World common stock at a value of $10.20 per share for total consideration of $875,000,000, plus up to an additional 4,708,526 shares of New Digital World Common Stock to be issued upon conversion of convertible notes outstanding as of December 31, 2021, subject to certain adjustments and earnout provisions. Upon the closing of the Business Combination, it is anticipated that Digital World will change its name to Trump Media & Technology Group Corp.

Note 2—Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The historical financial information of Digital World and TMTG include transaction accounting adjustments to illustrate the estimated effect of the Business Combination, the private placement and certain other adjustments to provide relevant information necessary for an understanding of the combined company upon consummation of the transactions described herein.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP because TMTG has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”) under both the Minimum Redemption and Maximum Redemption scenarios. The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration both the minimum redemption and maximum redemption scenarios:

•	The pre-combination equity holders of TMTG will hold the majority of voting rights in Combined Entity;

•	The pre-combination equity holders of TMTG will have the right to appoint the majority of the directors on the Combined Entity Board;

•	TMTG senior management (executives) will be the senior management (executives) of the Combined Entity; and

•	Operations of TMTG will comprise the ongoing operations of Combined Entity.

Under the reverse recapitalization model, the Business Combination will be treated as TMTG issuing equity for the net assets of Digital World, with no goodwill or intangible assets recorded.

The unaudited pro forma combined financial information has been prepared using both the Minimum Redemption and Maximum Redemption scenarios with respect to the potential redemption of Public Shares into cash. The public stockholder redemptions are expected to be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

The unaudited pro forma combined financial information does not reflect the income tax effects of the transaction accounting adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given TMTG incurred losses during the historical period presented.

Note 3—Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of March 31, 2022

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of March 31, 2022 are as follows:

(A)

Reflects the reclassification of approximately $293.3 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of the Company.

(B)	Reflects the payment of approximately $10.1 million of deferred underwriters’ fees.

(C)	Represents transaction costs totaling approximately $8.5 million.

Total estimated	$12.3 million
Total incurred through 3.31.22	$3.8 million
Estimated remaining costs	$8.5 million

(D)	Reflects the reclassification of approximately $293.3 million of Class A common stock subject to possible redemption to permanent equity.

(E)

Reflects the conversion, assuming the lowest possible conversion price and including accrued interest, of TMTG convertible promissory notes, which convert upon a qualifying event, including a SPAC transaction, outstanding at March 31, 2022 into approximately 4.7 million shares of Digital World Class A common stock.

(F)	Reflects the issuance of $1 billion of series A convertible preferred stock in the PIPE Investment, which is then converted to 29.8 million shares.

(G)	Represents the issuance of approximately 85.8 million shares of Digital World’s Class A common stock to TMTG equity holders as consideration for the reverse recapitalization.

(H)	Reflects the conversion of 7,187,500 shares of Digital World Class B common stock held by the initial shareholders to Class A common stock.

(I)	Reflects the reclassification of Digital World’s historical accumulated deficit.

(J)

Reflects the maximum redemption of approximately 28.8 million shares for approximately $274.7 million while maintaining equity greater than $5,000,001 and not exceeding total cash available for distribution.

Note 4—Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended March 31, 2022

The transaction accounting adjustments included in the unaudited pro forma combined statement of operations for the three months ended March 31, 2022 are as follows:

(AA) Transaction costs. See Note 3 (C)

(BB) Elimination of investment income in the trust.

Note 5—Transaction Accounting Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2021 are as follows:

(AA) Transaction costs. See Note 3 (C)

(BB) Elimination of investment income in the trust.

Note 6—Loss Per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma combined financial information has been prepared assuming five alternative levels of redemption as of and for the three months ended March 31, 2022:

	TMTG Historical	Digital World Historical	Minimum Redemption	33.33% of Maximum Redemption	50% of Maximum Redemption	66.67% of Maximum Redemption	Maximum Redemption
Book value per diluted share	$0.27	$7.89	$6.50	$6.91	$7.14	$7.39	$7.94
Weighted average shares outstanding—Common stock	100,000,000
Basic and diluted net loss per share—Common stock	$(0.48)
Weighted average shares outstanding—Class A common stock		30,027,234	158,213,527	148,631,152	143,838,527	139,045,902	129,463,527
Basic and diluted net loss per share—Class A common stock		$(0.05)	$(0.37)	$(0.39)	$(0.41)	$(0.42)	$(0.45)
Weighted average shares outstanding—Class B common stock		$7,187,500
Basic and diluted net loss per share—Class B common stock		$(0.05)

DIGITAL WORLD MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements in the discussion and analysis regarding industry outlook, our expectations regarding the performance of our business and the forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections titled “Risk Factors” and the audited consolidated financial statements, including the related notes, appearing elsewhere in this prospectus. All references to years, unless otherwise noted, refer to our fiscal years, which end on December 31. As used in this section, unless the context suggests otherwise, “we,” “us,” “our,” or “Digital World” refer to Digital World Acquisition Corp.

Overview

We are a blank check company formed under the laws of the State of Delaware on December 11, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. We intend to effectuate our business combination using cash from the proceeds of our initial public offering and the sale of the placement units, our capital stock, debt or a combination of cash, stock and debt.

Recent Developments

On October 20, 2021, we entered into a Merger Agreement with Merger Sub, TMTG, our Sponsor, in the capacity as our representative for certain stockholders, and TMTG’s Chief Legal Officer, in the capacity as the representative for stockholders of TMTG.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) upon the Closing, Merger Sub will merge with and into TMTG, with TMTG continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company. In the Merger, (i) all shares of TMTG Stock issued and outstanding immediately prior to the Effective Time (other than those properly exercising any applicable dissenters rights under Delaware law) will be converted into the right to receive the Merger consideration; (ii) each outstanding option to acquire shares of TMTG Stock (whether vested or unvested) will be assumed by the Company and automatically converted into an option to acquire shares of the Company’s common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG Stock into the Merger consideration and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of the Company’s common stock. At the Closing, the Company will change its name to “Trump Media & Technology Group Corp.” Consummation of the TMTG Business Combination is subject to customary conditions of the respective parties, including regulatory approval and the approval of the Merger by our stockholders in accordance with our amended and restated certificate of incorporation and the completion of a redemption offer whereby we will be providing our public stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount on deposit in our Trust Account. The Merger Agreement can be terminated by either party if any of the closing conditions have not been satisfied or waived by September 20, 2022 (the “Outside Date”), provided that the Company shall have the right to extend the Outside Date if it obtains an extension of the deadline by which it must complete its business combination (an “Extension”) for the shortest of (i) three months, (ii) the period ending on the last day for the Company to consummate a business combination after such Extension and (iii) such period as determined by the Company. As of the date of this Report, the Company anticipates that the TMTG Business Combination will be consummated on or before the Outside Date.

On December 4, 2021, in support of the TMTG Business Combination, the Company entered into certain SPAs with certain PIPE Investors, pursuant to which the PIPE Investors agreed to purchase up to an aggregate of

1,000,000 shares of the Company’s Preferred Stock for a purchase price of $1,000 per share for an aggregate commitment of up to $1,000,000,000 in a PIPE” to be consummated concurrently with the TMTG Business Combination. The shares are currently convertible into 29,761,905 shares of the Company’s common stock, subject to upward adjustment. The PIPE is conditioned on the concurrent closing of the TMTG Business Combination and other customary closing conditions and is terminable by the PIPE Investors if the TMTG Business Combination has not closed by the Outside Date. For more information on the TMTG Business Combination and the PIPE Investment, see “Item 1. Business.”

As indicated in the accompanying financial statements, on December 31, 2021, we had approximately $327,731 in cash. We have incurred and continue to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to complete our initial business combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through March 31, 2022 were organizational activities and those necessary to prepare for the initial public offering and the search for targets for our initial business combination, including the proposed Merger with TMTG. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence in connection with our search for targets for our initial business combination.

For the three months ended March 31, 2022, we had a net loss of $1,884,389, which consists primarily of general and administrative costs of $1,863,920. For the three months ended March 31, 2021, we had a net loss of $485, which consists of general and administrative costs of $485.

For the year ended December 31, 2021, we had a net loss of $1,391,593, which consists primarily of formation and operating expenses.

Factors That May Adversely Affect Our Results of Operations

Our results of operations and our ability to complete an initial business combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in the Ukraine. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete an initial business combination.

Liquidity and Capital Resources

Until the consummation of the initial public offering, our only source of liquidity was an initial purchase of Class B common stock by our Sponsor and loans from our Sponsor.

On September 8, 2021, we consummated the initial public offering of 28,750,000 units, at a price of $10.00 per unit, generating gross proceeds of $287,500,000. Simultaneously with the closing of the initial public offering, we consummated the sale of 1,133,484 placement units at a price of $10.00 per placement unit in a private placement to our Sponsor, generating gross proceeds of $11,334,840.

Following the initial public offering and the sale of the placement units, a total of $293,250,000 was placed in a U.S.-based Trust Account, maintained by Continental Stock Transfer & Trust (“Continental”), acting as trustee. We incurred $15,668,029 in transaction costs, including $3,593,750 of underwriting fees, $10,062,500 of deferred underwriting fees, fair value of representative shares of $1,437,500 and $574,279 of other offering costs.

For the year ended December 31, 2021, cash used in operating activities was $1,114,081 and was primarily comprised of a net loss of $1,391,593.

For the three months ended March 31, 2022, net decrease in cash was $286,239 and was comprised of net cash used in operating activities of $586,239 and net cash provided by financing activities of $300,000. Net cash used in operating activities of $586,239 consisted of a net loss of $1,884,389 partially offset by a change in accrued expenses of $1,281,263. Net cash provided by financing activities of $300,000 consisted of proceeds from working capital loans.

For the three months ended March 31, 2021, net increase in cash was $25,000 and was comprised of net cash provided by financing activities of $25,000. Net cash provided by financing activities of $25,000 consisted of proceeds from issuance of Class B common stock to Sponsor.

As of each of March 31, 2022 and December 31, 2021, we had cash of $293,286,629 and $293,257,098 held in the Trust Account, respectively. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account to complete our initial business combination. We may withdraw interest to pay taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of each of March 31, 2022 and December 31, 2021, we had cash of $41,492 and $327,731 outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we may repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that a business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Initially, up to $1,500,000 of such loans may be convertible into units, at a price of $10.00 per unit, at the option of the lender. The amount of such loans that the parties agreed can be converted to Working Capital Units has subsequently been increased to $30,000,000, subject to stockholder approval. The units would be identical to the placement units. In November 2021, our Sponsor committed to provide loans of up to an aggregate of $1,000,000 to the Company through September 8, 2022 (or up to March 8, 2023 if the Company extends the maximum time to complete a Business Combination), which loans will be non-interest bearing, unsecured and will be payable upon the consummation of a Business Combination. At March 31, 2022, $300,000 was outstanding under this commitment.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination.

Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our public shares upon consummation of our Business Combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our Business Combination. If we are unable to complete our Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Management believes that the Company has sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or September 8, 2022 (or up to March 8, 2023 if the Company extends the maximum time to complete a Business Combination), the liquidation date should a Business Combination not be consummate. Over this time period, the Company will be using the funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial business combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the business combination.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of each of March 31, 2022 and December 31, 2021.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of our Sponsor a monthly fee of $15,000 for office space, administrative and support services to us. We will incur these fees monthly until the earlier of the completion of our initial business combination and our liquidation.

The underwriters are entitled to a deferred fee of $0.35 per unit, or $10,062,500 in the aggregate. The deferred fee will become payable to the underwriters solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Critical Accounting Policies

Class A Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, shares of common stock are classified as stockholders’ equity. Our shares of Class A common stock feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of our condensed interim balance sheets.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”.

Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40. The Company has determined that the warrants qualify for equity treatment in the Company’s financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Through March 31, 2022, our efforts had been limited to organizational activities, activities relating to our initial public offering and since the initial public offering, the search for a target business with which to consummate an initial business combination. We have engaged in limited operations and have not generated any revenues. We have not engaged in any hedging activities since our inception on December 11, 2020. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed. The net proceeds of the initial public offering and the sale of the placement held in the Trust Account maintained by Continental, acting as trustee, have been invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

TMTG’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of TMTG’s financial condition and results of operations should be read in conjunction with TMTG’s financial statements and related notes that appear elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those made, projected or implied in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere particularly in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of this prospectus.

OVERVIEW

Trump Media & Technology Group Corp. (“TMTG”) aspires to create a media and technology powerhouse to rival the liberal media consortium and promote free expression on all issues. TMTG was founded to fight back against the Big Tech companies—Meta (Facebook), Twitter, Netflix, Alphabet (Google), Amazon and others—that collude to limit debate in America and silence voices that contradict their woke ideology. TMTG aims to safeguard public debate and open dialogue, and to provide a platform for all users to freely express themselves.

TMTG’s first product, TruthSocial, is a social media platform that encourages an open, free, and honest global conversation without censoring or cancelling users due to their political viewpoints. It is a public, real-time platform where any user can create content and follow other users. TMTG does not impose restrictions on whom a user can follow, which greatly enhances the breadth and depth of available content. Additionally, users can be followed by other users without requiring a reciprocal relationship, enhancing the ability of TMTG users to reach a broad audience.

TruthSocial was generally made available in the first quarter of 2022. The company prides itself on building its platform, to the best of its ability, without relying on hostile Big Tech companies. Working with alternative technology firms that share its commitment to free speech, TMTG fully launched TruthSocial for iOS on April 21, 2022, and made the platform available on other desktop and mobile devices on May 18, 2022.

To foster a flourishing digital public square, TMTG must prevent illegal and other prohibited content from contaminating its platform and will develop and maintain its policies accordingly. Additionally, TMTG is using an artificial intelligence (“AI”) vender known as HIVE, which will provide AI services to prevent the proliferation of such content.

TMTG intends to develop a subscription-based digital streaming service, TMTG+. Though similar to Netflix, Disney+, and other current offerings, TMTG intends to produce or acquire entertainment simply for entertainment’s sake. TMTG’s programming will thus provide a non-woke alternative to the programs offered by streaming services that operate in an increasingly politicized environment. TMTG will not censor the creators of entertainment for TMTG+, nor will it insist that its programming push some particular political ideology.

As TMTG seeks to create a fully integrated media and technology company, it is pursuing these growth strategies:

Launch And Grow TruthSocial. TMTG believes that the growth of TruthSocial will be driven by a virtuous cycle that starts with what is best for its users. Growth in the user base will drive more unique content, which in turn will drive the viral, organic promotion of content on TruthSocial, thereby attracting more platform partners and advertisers. As TruthSocial attracts more users, the value proposition for advertisers increases, thereby incentivizing advertisers to develop unique and compelling content for the platform.

Create A Video On Demand Streaming Platform. TMTG believes that there is a need for quality programming that does not lecture its viewers or only presents one ‘acceptable’ approach on a topic. Entertainers, comedians, and creators have frequently been agents for change in our society. As the large media conglomerates become increasingly monolithic in their views, they cancel those who disagree, and voices are silenced.

Pursue Strategic Acquisitions. TMTG intends to acquire other businesses or technologies that allow it to better offer its products to eventual customers. These may be technology providers that will allow TMTG to make TruthSocial more robust or secure, or businesses with attractive content libraries that could be offered on TMTG+.

Increase Product Offering. Businesses are facing increasing pressure to silence or disavow certain customers. For example, banks or financial service providers may be attacked for having certain types of clients, such as gun manufacturers or oil and gas exploration companies. TMTG believes an opportunity may exist to provide services to businesses that are facing discrimination on the basis of political ideology.

TMTG may begin to generate revenue from the TruthSocial platform as early as 2023. However, TMTG may elect to defer certain revenue driving activities to optimize the platform’s user experience and active user growth. TMTG views TruthSocial active user growth as a critical driver of long-term value and may prioritize the TruthSocial user experience over short-term revenue goals.

Limited Operating History

TMTG was organized as a Delaware Corporation on February 8, 2021. There is no historical financial information about TMTG upon which to base an evaluation of its performance. TMTG is in start-up stage operations and expects to begin to generate revenues from its products and services as early as 2023. TMTG cannot guarantee it will be successful in its business operations. The business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products. TMTG expects that it will incur losses for the foreseeable future. It also expects to incur significant marketing, technology and development, general and administrative and stock-based compensation expenses. As a result, it will need to generate revenues with sufficient operating margins to achieve profitability and may never achieve profitability.

Critical Accounting Policies and Significant Accounting Estimates

TMTG’s management’s discussion and analysis of its financial condition and results of operations is based on its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these financial statements requires TMTG to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported expenses during the reporting periods. The accounting estimates that require the most significant, difficult, and subjective judgments have an impact on revenue recognition, the determination of share-based compensation, and financial instruments. The estimates and judgments are evaluated on an ongoing basis. Actual results may differ materially from these estimates under different assumptions or conditions.

Income Taxes. TMTG intends to account for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109,” under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Use Of Estimates. The preparation of financial statements in accordance with U.S. GAAP requires TMTG to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, assumptions used in the fair value of equity instruments, the valuation allowance against deferred tax assets, and the estimates of fair value of derivative liabilities.

Off-balance Sheet Arrangements. TMTG has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Net Sales. TMTG has not generated significant revenues to date. TMTG expects to generate revenue primarily through advertising on the TruthSocial platform and through monthly subscription fees from its subscription video on demand service. The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps—Identification of the contract, or contracts with a customer;—Identification of the performance obligations in the contract;—Determination of the transaction price;—Allocation of the transaction price to the performance obligations in the contract; and—Recognition of revenue when or as the Company satisfies the performance obligations.

Cost of revenue. Cost of revenue includes infrastructure costs, other direct costs including revenue share expenses, amortization of acquired intangible assets and amortization of capitalized labor costs for internally developed software, allocated facilities costs, as well as traffic acquisition costs (“TAC”). Infrastructure costs consist primarily of data center costs related to our co-located facilities, which include lease and hosting costs, related support and maintenance costs and energy and bandwidth costs, public cloud hosting costs, as well as depreciation of servers and networking equipment; and personnel-related costs, including salaries, benefits and stock-based compensation, for our operations teams. TAC consists of costs we incur with third parties in connection with the sale to advertisers of our advertising products that we place on third-party publishers’ websites, and applications or other offerings collectively resulting from acquisitions. Certain elements of our cost of revenue are fixed and cannot be reduced in the near term.

Research and development. Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Marketing and sales. Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, corporate communications and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

General and administrative. General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our executive, finance, legal, information technology, human resources and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services, including consulting, third-party legal and accounting services and facilities costs and other supporting overhead costs that are not allocated to other departments.

Interest Expense. Interest expense consists of accreted interest expense on outstanding convertible promissory note obligations, amortization of deferred financing costs and other related financing expenses.

Other Income (Expense). Other income or (expense) reflects non-recurring and extraordinary non-operating expenses, cost associated with discontinued operations and gains or losses, including the costs and related accumulated depreciation recapture, resulting from the disposal of an asset, upon the sale or retirement of such asset.

Consolidated Balance Sheet

As of March 31, 2022 and December 31, 2021

(in thousands)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$26,554.4	$18,734.4
Prepaid expenses and other current assets	561.1	431.4
Related party receivable	—	23.3

Total current assets	27,115.5	19,189.1

Property, plant and equipment	88.2	62.1

Total assets	$27,203.7	$19,251.2

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$1,195.0	$811.5
Related party payable	95.5	95.5

Total current liabilities	1,290.5	907.0
Convertible promissory notes	2,449.0	2,085.2
Derivative liability	130,748.3	75,355.2

Total liabilities	134,487.8	78,347.4

Commitments and contingencies (Note 11)
Stockholders’ equity:
Common Stock $ 0.000001 par value – 120,000,000 shares authorized, 100,000,000 shares issued and 10,000,000 outstanding	—	—
Accumulated Deficit	(107,284.1)	(59,096.2)

Total stockholders’ equity	(107,284.1)	(59,096.2)

Total liabilities and Stockholders’ deficit	$27,203.7	$19,251.2

Consolidated Statement of Operations

For the three month periods ended March 31, 2022 and March 31, 2021

	Three Month Period Ended
(in thousands except share and per share data)	March 31, 2022	March 31, 2021
Related party—Net sales	$—	$—
Cost of revenue	—	—

Gross profit	—	—

Operating costs and expenses
Research and development	4,341.4	0.4
Sales and marketing	126.8	—
General and administration	3,322.7	64.6

Loss from operations	(7,790.9)	(65.0)
Interest expense	(363.8)	—
Change in fair value of derivative liabilities	(40,033.2)	—

Loss from operations before income taxes	(48,187.9)	(65.0)
Income tax benefit	—	—

Net loss	$(48,187.9)	$(65.0)

Loss per Share attributable to common stockholders:
Basic	(0.48)	(0.00)

Diluted	(0.48)	(0.00)

Weighted Average Shares used to compute net loss per share attributable to common stockholders:
Basic	100,000,000	100,000,000
Diluted	100,000,000	100,000,000

Consolidated Statement of Stockholders’ Deficit

For the three month periods ended March 31, 2022 and March 31, 2021

Three month period ended March 31, 2022

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2021	$—	$(59,096.2)	$(59,096.2)
Net loss		(48,187.9)	(48,187.9)

Balance at March 31, 2022	$—	$(107,284.1)	$(107,284.1)

Three month period ended March 31, 2021

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at February 8, 2021 (inception)	$—	$—	$—
Net loss		(65.0)	(65.0)

Balance at March 31, 2021	$—	$(65.0)	$(65.0)

Paid in Capital of 10,000 shares of common stock, each having a par value of $0.00000 was converted to 100,000,000 shares, each having a par value of $0.000001. Total value of paid in capital = $100.

Net Sales. For the periods ended March 31, 2021 and March 31, 2022, TMTG had no net sales.

Cost Of Revenue. For the periods ended March 31, 2021 and March 31, 2022, TMTG’s cost of revenue was $0 as the Company had not yet incurred any associated costs for delivering advertisements on the TruthSocial platform.

Research And Development. For the period ended March 31, 2021, TMTG’s research and development expenses were $400 and increased to $4,341,400 for the period ended March 31, 2022 as a result of preliminary project stage costs for front-end, application and underlying infrastructure costs.

Sales And Marketing. For the period ended March 31, 2021 TMTG had no sales and marketing expenses, compared to the period ended March 31, 2022, when TMTG’s sales and marketing expenses were $126,800. These expenses consisted of the initial marketing expenses for market positioning of the TruthSocial platform.

General And Administrative. For the period ended March 31, 2021, TMTG’s, general and administrative expenses were $64,600 and increased by 5,043.5% to $3,322,700 for the period ended March 31, 2022 as a result staff cost and professional fees from advisors.

Interest Expense. For the period ended March 31, 2021 TMTG had no interest expense, compared to the period ended March 31, 2022 TMTG had Interest Expense of $363,800 consisting of interest accruals on its outstanding convertible promissory notes. All such notes will likely be converted into equity at the closing of this transaction.

Change in fair value of Derivative Liability. For the period ended March 31, 2021, TMTG had no convertible promissory notes issued and outstanding and did not record a non-cash loss related to the increase in the fair value of derivative liability. For the period ended March 31, 2022, TMTG recorded a non-cash loss related to the increase in the fair value of derivative liability of $40,033,200. The increase in fair value relates to the adjustment of input components to the Black-Scholes and Monte Carlo pricing models for the March 31, 2022 valuations, mainly due to the increased probability of the SPAC merger.

Net Loss. For the reasons above, TMTG recorded a net loss of $48,187,900 for the period ended March 31, 2022.

Consolidated Balance Sheet

As of December 31, 2021

(in thousands)
Assets
Current assets:
Cash	$18,734.4
Prepaid expenses and other current assets	431.4
Related party receivable	23.3

Total current assets	19,189.1

Property, plant and equipment	62.1

Total assets	$19,251.2

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$811.5
Related party payable	95.5

Total current liabilities	907.0
Convertible promissory notes	2,085.2
Derivative liability	75,355.2

Total liabilities	78.347.4

Commitments and contingencies (Note 10)
Stockholders’ equity:
Common Stock $ 0.000001 par value – 110,000,000 shares authorized, 100,000,000 shares issued and 10,000,000 outstanding	—
Accumulated Deficit	(59,096.2)

Total stockholders’ equity	(59,096.2)

Total liabilities and Stockholders’ deficit	$19,251.2

Consolidated Statement of Operations

For the period from February 8, 2021 (inception) through December 31, 2021

(in thousands except share and per share data)
Related party—Net sales	$2,123.3
Cost of revenue	—

Gross profit	2,123.3

Operating costs and expenses
Research and development	2,571.3
Sales and marketing	381.7
General and administration	3,425.8

Loss from operations	(4,255.5)
Interest expense	(654.3)
Change in fair value of derivative liabilities	(54,186.4)

Loss from operations before income taxes	(59,096.2)
Income tax benefit	—

Net loss	$(59,096.2)

Loss per Share attributable to common stockholders:
Basic	(0.59)

Diluted	(0.59)

Weighted Average Shares used to compute net loss per share attributable to common stockholders:
Basic	100,000,000
Diluted	100,000,000

Consolidated Statement of Stockholders’ Deficit

For the period from February 8, 2021 (inception)

through December 31, 2021

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at February 8, 2021 (inception)	$—	$—	$—
Net loss		(59,096.2)	(59,096.2)

Balance at December 31, 2021	$—	$(59,096.2)	$(59,096.2)

Paid in Capital of 10,000 shares of common stock, each having a par value of $0.00000 was converted to 100,000,000 shares, each having a par value of $0.000001. Total value of paid in capital = $100.

Net Sales. For the period ended December 31, 2021, TMTG had Related party – Net Sales in the amount of $2,123,300 related to a licensing agreement with one of our stockholders. No other revenues were recorded as the Company was engaged in beta testing the TruthSocial platform and had not yet begun charging advertisers for delivering advertisements.

Cost Of Revenue. For the period ended December 31, 2021, TMTG’s cost of revenue was $0 as the Company had not yet incurred any associated costs for delivering advertisements on the TruthSocial platform as outlined in the previous paragraph.

Research And Development. For the period ended December 31, 2021, TMTG’s research and development expenses were $2,571,300 and comprise preliminary project stage costs for front-end, application and underlying infrastructure costs.

Sales And Marketing. For the period ended December 31, 2021, TMTG’s sales and marketing expenses were $381,700. These expenses consisted of the initial marketing expenses for market positioning of the TruthSocial platform.

General And Administrative. For the Period ended December 31, 2021, TMTG’s, general and administrative expenses were $3,425,800. These expenses consisted of staff cost and professional fees from advisors.

Interest Expense. For the period ended December 31, 2021, TMTG had Interest Expense of $654,300 consisting of interest accruals on its outstanding convertible promissory notes. All such notes will likely be converted into equity at the closing of this transaction.

Change in fair value of Derivative Liability. For the period ended December 31, 2021, TMTG recorded a non-cash loss related to the increase in the fair value of derivative liability of $54,186,400. The increase in fair value relates to the adjustment of input components to the Black-Scholes and Monte Carlo pricing models for the December 31, 2021 valuations, mainly due to the increased probability of the SPAC merger.

Net Loss. For the reasons above, TMTG recorded a net loss of $59,096,200 for the period ended December 31, 2021.

Liquidity and Capital Resources

To date, TMTG has financed its operations primarily through cash proceeds from convertible promissory notes. Additionally, TMTG has committed to issue certain TMTG RSUs to TMTG employees, consultants and independent contractors. Pursuant to the Merger Agreement, TMTG will reserve 7,500,000 shares of TMTG common stock for issuance to officers, directors, employees and consultants of TMTG pursuant to an equity incentive plan, which will be duly adopted by the TMTG board of directors and approved by the TMTG stockholders following the date of the Merger Agreement.

Upon consummation of the Business Combination, and subject to stockholder approval, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee.

TMTG expects to devote substantial resources to expand its users for TruthSocial and its subscriber base for TMTG+ and to maintain and enhance the systems necessary to support its growth. Although TMTG anticipates that its current cash and cash equivalents and cash flows, including the net proceeds from the Business Combination and the PIPE Investment, will be sufficient to fund its activities for the foreseeable future, TMTG cannot assure you that it will not be required to obtain additional financing within this time period or that additional financing, if needed, will be available on terms acceptable to TMTG, or at all. In addition, although there are no present understandings, commitments or agreements with respect to any acquisition of other businesses, products or technologies, TMTG may, from time to time, evaluate acquisitions of other businesses, products and technologies. If TMTG is unable to raise additional equity or debt financing, as and when needed, it could be forced to significantly curtail its operations.

On December 4, 2021, in support of the TMTG Business Combination, Digital World entered into SPAs with the PIPE Investors, pursuant to which the investors agreed to purchase an aggregate of 1,000,000 shares of Preferred Stock, for a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in a PIPE Investment to be consummated concurrently with the Closing. The shares of Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into an aggregate of 29,761,905 shares of common stock (subject to adjustment, as described below under “Conversion”). The closing of the PIPE is conditioned on the concurrent closing of the TMTG Business Combination and other closing conditions as set forth in the SPA. The fully committed convertible preferred stock PIPE transaction is priced at $33.60, which represents a 20% discount to DWAC’s volume weighted average closing price (“VWAP”) for the preceding five days. The price is subject to further downward adjustment to a 40% discount to DWAC’s VWAP for the ten trading days following the day of the Business Combination, with a floor price of $10.00. The PIPE financing is subject to customary closing conditions and is expected to close immediately prior to the business combination.

As of March 31, 2022, TMTG had issued $38,200,000 of convertible promissory notes. Assuming accrued interest through year-end 2022, these notes will convert, in the aggregate from approximately 2,900,000 to 4,900,000 shares of Common Stock upon Business Combination. These notes have maturity periods ranging from 18 to 36 months and accrue interest between 5% and 10% based on simple interest method (365 days year).

TMTG’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The future capital requirements and the adequacy of available funds will depend on many factors, including TMTG’s ability to successfully commercialize its products and services, competing social media platforms, streaming services, technological and market developments, and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement TMTG’s product and service offerings.

TMTG believes that the proceeds of this offering will be sufficient to fund its operations for the foreseeable future.

Consolidated Statement of Cash Flows

For the three month periods ended March 31, 2022 and March 31, 2021

	Three Month Period Ended
(in thousands)	March 31, 2022	March 31, 2021
Cash flows from operating activities
Net loss	$(48,187.9)	$(65.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on debt	363.9	—
Change in fair value of derivative liability	40,033.2	—
Depreciation	11.3	—
Related party receivable	23.3	—
Prepaid expenses and other current assets	(129.7)	—
Accounts payable	383.3	1.0
Related party payable	—	63.9

Net cash used in operating activities	(7,502.6)	—
Cash flows used in investing activities
Purchases of property, plant and equipment	(37.4)	—

Net cash used in investing activities	(37.4)	—
Cash flows provided by financing activities
Proceeds from convertible promissory notes	15,360.0	—

Net cash provided by financing activities	15,360.0	—

Net change in cash	7,820.0	—
Cash, beginning of period	18,734.4	—

Cash, end of period	$26,554.4	—

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for taxes	—	—
Non cash investing and financing activities
Costs associated with convertible notes	$—	$—

Cash Flows Used in Operating Activities

TMTG experienced negative cash flows from operating activities for the three months ended March 31, 2022 in the amount of $7,502,600 compared to $0 for the period ended March 31, 2021. The increase in net cash used in operating activities for the period was primarily the result of TMTG’s technology consulting costs, infrastructure costs, legal fees, salaries, and lease expense.

Cash Flows Used in Investing Activities

Net cash used in investing activities for the period ended March 31, 2022 was $37,400, compared to $0 for the period ended March 31, 2021. The increase was primarily attributable to costs acquiring property plant and equipment.

Cash Flows Provided By Financing Activities

TMTG experienced positive cash flows from financing activities for the period ended March 31, 2022 in the amount of $15,360,000 as a result of the issuance of the convertible promissory notes, compared to $0 for the period ended March 31, 2021.

Consolidated Statement of Cash Flows

For the period from February 8, 2021 (inception)

through December 31, 2021

(in thousands)
Cash flows from operating activities
Net loss	$(59,096.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on debt	654.0
Change in fair value of derivative liability	54,186.4
Depreciation	6.5
Related party receivable	(23.3)
Prepaid expenses and other current assets	(431.3)
Accounts payable	811.5
Related party payable	95.5

Net cash used in operating activities	(3,797.0)
Cash flows used in investing activities
Purchases of property, plant and equipment	(68.6)

Net cash used in investing activities	(68.6)
Cash flows provided by financing activities
Proceeds from convertible promissory notes	22,600.0

Net cash provided by financing activities	22,600.0

Net change in cash	18,734.4
Cash, beginning of period	—

Cash, end of period	$18,734.4

Supplemental disclosure of cash flow information
Cash paid for interest	$—
Cash paid for taxes	—
Non-cash investing and financing activities
Costs associated with convertible notes	$240.0

Cash Flows Used in Operating Activities

TMTG experienced negative cash flows from operating activities for the period ended December 31, 2021 in the amount of $3,797,000. The net cash used in operating activities for the period was primarily the result of TMTG’s operating loss for such period of $4,255,500, which was driven by technology consulting costs, legal fees, salaries, and lease expense.

Cash Flows Used in Investing Activities

Net cash used in investing activities for the period ended December 31, 2021 was $68,600, which was primarily attributable to costs acquiring property plant and equipment.

Cash Flows Provided By Financing Activities

TMTG experienced positive cash flows from financing activities for the period ended December 31, 2021 in the amount of $22,600,000 as a result of the issuance of the convertible promissory notes described below.

Liquidity and going concern

TMTG commenced operations on February 8, 2021 and is currently preparing to launch its social media product across multiple platforms. The business used cash from operations of $3,797,000 from February 8, 2021 (inception) through December 31, 2021, funded by $22,600,000 of proceeds from the issuance of convertible promissory notes. These notes mature between 18 and 36 months; however, each has an accelerated retirement feature in the event of default by the Company. Interest will be accrued between 5% and 10% annually based on the simple interest method (365 days per year).

In October of 2021, TMTG entered into a definitive merger agreement with Digital World. The companies expect to consummate the merger in the coming quarters, combining TMTG’s operations with Digital World’s balance sheet (i.e., cash in trust net of redemptions and fees). The parties to the agreement intend to effect the merger of Digital World and its subsidiaries with and into TMTG, with TMTG continuing as the surviving entity. As a result of which, all of the issued and outstanding capital stock of TMTG shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each of TMTG’s stockholders to receive its pro rata share of the stockholder merger consideration subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the Delaware General Corporation Law.

During the period January 2022 through March 2022, TMTG raised additional bridge funding of $15,360,000. The directors believe that the Company will have sufficient funds to meet its liabilities as they fall due for the 12-month period ending April 30, 2023.

General Economic Trends, Quarterly Results of Operations and Seasonality

TMTG anticipates that its business will be affected by general economic and other consumer trends. The business may be subject to fluctuations in future operating periods due to a variety of factors, many of which may be outside of TMTG’s control.

Qualitative and Quantitative Disclosures about Market Risk

TMTG may have operations both within the United States and internationally and will be exposed to market risks in the ordinary course of our business. These risks include primarily interest rate and foreign currency exchange risks amongst other risks.

Interest Rate Fluctuation Risk

TMTG’s investment portfolio may consist of short-term and long-term interest-bearing obligations, including government and investment-grade debt securities and money market funds. These securities may be classified as available-for-sale and, consequently, are recorded on the consolidated balance sheets at fair value with unrealized gains or losses reported as a separate component of accumulated other comprehensive income (loss), net of tax. TMTG’s investment policy and strategy will be focused on the preservation of capital and supporting its liquidity requirements. TMTG will not enter into investments for trading or speculative purposes. A rise in interest rates could have a material adverse impact on the fair value of any future investment portfolio.

Foreign Currency Exchange Risk

Transaction Exposure

TMTG may transact business in various foreign currencies and have international revenue, as well as costs denominated in foreign currencies, primarily the Euro, British Pound and Japanese Yen. This exposes us to the risk of fluctuations in foreign currency exchange rates. Accordingly, changes in exchange rates, and in particular a strengthening of the U.S. dollar, would negatively affect our revenue and other operating results as expressed in U.S. dollars.

The primary objective of any investment activities is to preserve principal, while at the same time maximizing income we receive from investments without significantly increased risk. Some of the securities TMTG may invest in may be subject to market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate. For example, if TMTG holds a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the value of its investment will decline. To minimize this risk in the future, TMTG intends to maintain its portfolio of cash equivalents and investments in a variety of securities, including commercial paper, money market funds, government and non-government debt securities and certificates of deposit with maturities of less than thirteen months. In general, money market funds are not subject to market risk because the interest paid on such funds fluctuates with the prevailing interest rate.

TMTG’S BUSINESS

References in this section to “we,” “our,” “us,” “the Company,” or “TMTG” generally refer to Trump Media & Technology Group Corp. and its consolidated subsidiaries.

About Trump Media & Technology Group

TMTG believes free and open communication, particularly political speech, is essential to effective self-government and a functional democracy. Free expression allows citizens to keep their government in check and effectively inform themselves as voters. Free speech also enables the discovery of truth through the “marketplace of ideas.” Truth often emerges only when opposing ideas can compete against each other, on a level playing field. TMTG further believes that the ability to freely express core political speech—”to facilitate truth-seeking on matters of public concern,” as one commentator has put it—is among the “inalienable rights” affirmed by the Declaration of Independence that form the foundation of America’s system of government. As one internet pioneer recently summarized the issue, “free speech in our society is more than legalism, but [is] an integral component of our way of life, our culture, [and] our civilization . . . [i]ncarnated in the Constitution, but not limited to the Constitution.” That cherished free speech tradition, “[h]ard fought . . and won . . . over centuries,” is under attack.

In response, TMTG aspires to create a media and technology powerhouse to rival the liberal media consortium and promote free expression on all issues. TMTG was founded to fight back against the Big Tech companies—Meta (Facebook), Twitter, Netflix, Alphabet (Google), Amazon and others—that collude to limit debate in America and silence voices that contradict their woke ideology. Twitter currently suppresses conservative speech through various means including “shadow banning”—a surreptitious process in which users may not even know their posts are being hidden from other users. The company also outright bans conservative users such as TMTG’s Chairman, former U.S. President Donald J. Trump—even while it continues to allow the Taliban to freely post their views to the world. Big Tech’s transformation into the arbiters of public speech is contrary to American values. Their censorship of dissident expression constitutes the most serious threat today to a free and democratic debate. Thus, TMTG aims to safeguard public debate and open dialogue, and to provide a platform for all users to freely express themselves.

TMTG’s first product, TruthSocial, is a social media platform that encourages an open, free, and honest global conversation without censoring or cancelling users due to their political viewpoints. It is a public, real-time platform where any user can create content and follow other users. TMTG does not impose restrictions on whom a user can follow, which greatly enhances the breadth and depth of available content. Additionally, users can be followed by other users without requiring a reciprocal relationship, enhancing the ability of TMTG users to reach a broad audience.

TruthSocial was generally made available in the first quarter of 2022. The company prides itself on building its platform, to the best of its ability, without relying on hostile Big Tech companies. Working with alternative technology firms that share its commitment to free speech, TMTG fully launched TruthSocial for iOS on April 21, 2022, and expects to make the platform available on other desktop and mobile devices in the second quarter of 2022.

To foster a flourishing digital public square, TMTG must prevent illegal and other prohibited content from contaminating its platform and will develop and maintain its policies accordingly. Additionally, TMTG is using an artificial intelligence (“AI”) vender known as HIVE, which will provide AI services to prevent the proliferation of such content.

TMTG intends to develop a subscription-based digital streaming service, TMTG+. Though similar to Netflix, Disney+, and other current offerings, TMTG intends to produce or acquire entertainment simply for entertainment’s sake. TMTG’s programming will thus provide a non-woke alternative to the programs offered by streaming services that operate in an increasingly politicized environment. TMTG will not censor the creators of entertainment for TMTG+, nor will it insist that its programming push some particular political ideology.

Industry Overview

Today more people get their news than ever before from the internet, including websites operated by real world reporting sources, including those operated by newspapers and cable news providers. According to a Pew Research Center survey conducted from August 31, 2020, to September 7, 2020, a large majority of Americans read news from digital devices. More than eight-in-ten U.S. adults (86%) state that they get news from a smartphone, computer, or tablet “often” or “sometimes,” including 60% who say they do so often. This is higher than the portion who get news from television, though 68% get news from TV at least sometimes and 40% do so often. Americans turn to radio and print publications for news far less frequently, with half saying they turn to radio at least sometimes (16% do so often) and about a third (32%) saying the same of print (10% get news from print publications often).

Social media sites such as Twitter and Facebook have become popular platforms for public discussions and information gathering. These sites were originally characterized by the free exchange of ideas—in fact, the founders of these companies were often free-speech idealists. The freewheeling marketplace of ideas they created, however, has been eviscerated by an overbearing censorship regime implemented by the few large, powerful corporations that now dominate the sector. Even the founder and former CEO of Twitter has lamented that “centralizing discovery and identity into corporations” has “really damaged the internet.”

These corporations increasingly decide which viewpoints can and cannot be expressed on their platforms. No one, not even a sitting President of the United States, is beyond the reach of Big Tech censorship. This dynamic has become—as Twitter’s own founder predicted it would—“destructive to the noble purpose and ideals of the open internet.” Social media companies employ, rely on, and have largely become captive to an ever-expanding faction of content moderators and so-called “fact checkers” who suppress content and promote so-called “algorithmic justice.” The means of censorship include “shadow bans” (to which users may not even know they are subject), temporary suspensions, misinformation warnings, removal of offending posts, and outright bans on users and accounts. Alarmingly, viewpoints are frequently suppressed simply for contradicting the prevailing media narrative on topics of public interest. As a result, users increasingly engage in self-censorship in an attempt to avoid takedowns, suspensions, and bans meted out by anonymous Big Tech censors.

This oppressive censorship creates opportunities for TMTG, which seeks to create a free-speech haven in the social media sphere. Moreover, as America and the world emerge from the isolation of a years-long pandemic, Truth Social intends to provide a global platform to help reconnect people and communities by fostering each individual’s unique and unencumbered free expression.

TMTG believes that there is a similar market opportunity for its streaming video service TMTG+. According to a 2021 survey conducted by marketing solutions company, Vericast, 70% of adults surveyed were using streaming TV services. A separate survey done by PricewaterhouseCoopers found that between 2019 and 2020, the average number of streaming services used by each survey respondent grew from slightly more than 6 streaming services to almost 8. A 2021 survey conducted by Whip Media, an enterprise software company, shows the main players in the subscription video on demand market against whom TMTG+ will compete. 88% of their sample of “avid users of streaming services” had subscriptions to Netflix, 76% had subscriptions to Prime Video, and 71% subscribed to Hulu.

A Grand View Research report on video streaming market size from February 2021 provides that the global streaming market was valued at USD 50.11 billion in 2020 and is expected to expand at a compound annual growth rate (CAGR) of 21.0% from 2021 to 2028. Furthermore, industry statistics for social networking site in the U.S. by IBIS World in July 2021 states that the market size, measured by revenue, of the social networking sites industry is $72.2bn in 2022 and is expected to increase 15.6% in 2022.

Company Growth Strategy

As TMTG seeks to create a fully integrated media and technology company, it is pursuing these growth strategies:

Grow TruthSocial. TMTG believes that the growth of TruthSocial will be driven by a virtuous cycle that starts with what is best for its users. Growth in TMTG’s user base will drive more unique content, which in turn will drive the viral, organic promotion of content on TruthSocial, thereby attracting more platform partners and advertisers. As TMTG attracts more users, the value proposition for advertisers increases, thereby incentivizing advertisers to develop unique and compelling content for TMTG’s platform.

Create a VOD Streaming Platform. TMTG believes that there is an acute need for quality programming that does not lecture its viewers or only present one “acceptable” approach to a topic. Entertainers and creators have frequently been agents for change in our society. Large media conglomerates become increasingly monolithic in their views, cancelling those who disagree with the prevailing narrative. TMTG believes that embracing diverse perspectives will differentiate TMTG+ in the current crowded media and entertainment marketplace.

Pursue Strategic Acquisitions. TMTG intends to acquire other businesses or technologies that allow the TMTG to better offer its products to eventual customers. These may be technology providers that will allow TMTG to make TruthSocial more robust or, acquire proprietary content to offer on TMTG+.

Increase Product Offerings. As businesses come under increasing pressure to silence, disavow, and stop offering services to certain customers, TMTG believes that opportunities for “non-woke” alternatives will continue to expand across numerous sectors.

Company Products and Services

TruthSocial

TMTG has designed TruthSocial to create a user-centric, interactive experience. TMTG’s development efforts focus on simplicity and ensuring that content can be accessed on, or shared with, all participants without discrimination.

Description of Business

TruthSocial is a free expression application which offers social networking services.

TMTG’s Social Network

TruthSocial, TMTG’s social networking platform, relies on free, publicly-available software. Regardless of whether TruthSocial’s administrators, outside activist pressure groups, “cancel culture” internet mobs, foreign governments, or any other persons agree with any user’s political viewpoints, TMTG strives to ensure that, wherever possible, any user’s protected political speech will be allowed on the site, irrespective of whether TMTG, as a company, agrees with what is said.

TMTG+ Direct-to-Consumer Streaming Services

TMTG intends for TMTG+ to be a subscription based direct-to-consumer video streaming service that will include unique programming. TMTG+ intends to offer programs including, but not limited to blue collar comedy, cancelled shows, Trump-specific programming, faith-based shows, family entertainment, shows that embrace the Second Amendment, and news. TMTG intends to license, produce, and deliver news, sports, and non-woke entertainment content through this platform. TMTG+ will provide a platform for conservative and/or libertarian views, and otherwise cancelled content from other broadcast television and/or digital streaming platforms. TMTG also intends to create, operate, and commercialize a podcasting platform as a part of its TMTG+ streaming service.

Competition

TMTG’s business is and will likely remain characterized by rapid technological change, frequent product innovation and the continuously evolving preferences and expectations of people on its platform, advertisers, content partners, platform partners and developers. TMTG will likely face significant competition in every aspect of its business, including from companies that provide tools to facilitate communications and the sharing of information, companies that enable marketers to display advertising, and other online ad networks, exchanges, and platforms. TMTG will need to compete in order to attract, engage, and retain people who use its products, and to attract and retain marketers, content and platform partners, and developers. TMTG expects continued, robust competition for digital ad spending. TMTG will also need to compete to attract and retain employees, especially software engineers, designers, and product managers. TMTG also expects that it will face criticism, and its users may face criticism, from legacy social media sites and others that are opposed to the views that will be expressed by TMTG’s users. While TMTG will welcome dissenting voices to respond on TMTG’s platform, others may prefer to ignore or disparage TMTG or its users in other forums.

TMTG expects to face significant competition with the following companies for people’s attention and for advertisers’ budgets:

•

Companies that offer products that enable people to create and share ideas, videos, and other content and information. These offerings include, for example, Twitter, Facebook (now known as Meta) (including Instagram and WhatsApp), Alphabet (including Google and YouTube), Microsoft (including LinkedIn), Snapchat, TikTok, and Verizon Media Group, as well as largely regional social media and messaging companies that have strong positions in particular countries (including WeChat, Kakao, and Line). Although TMTG will seek differentiated content from other licensors, TMTG will face competition for live premium video content rights from other digital distributors and traditional television providers, which may limit TMTG’s ability to secure such content on acceptable economic and other terms.

•	Companies that offer advertising inventory and opportunities to advertisers.

•	Companies that develop applications, particularly mobile applications, that create, syndicate, and distribute content across internet properties.

•

Traditional, online, and mobile businesses that enable people to consume content or marketers to reach their audiences and/or develop tools and systems for managing and optimizing advertising campaigns.

As TMTG introduces new products, as its products evolve, or as other companies introduce new products and services, TMTG may become subject to additional competition. TMTG’s industry is evolving rapidly and is highly competitive. See the sections titled “Risk Factors—TMTG’s business is highly competitive. Competition presents an ongoing threat to the success of TMTG’s business. If TMTG is unable to compete effectively for users and advertiser spend, TMTG’s business and operating results could be harmed,” and “Risk Factors—The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect TMTG’s business.”

The market for in-home filmed and audio-visual entertainment is intensely competitive and subject to rapid change. Many consumers maintain simultaneous relationships with multiple in-home filmed and audio-visual entertainment providers and can easily shift spending from one provider to another. For example, consumers may subscribe to HBO, buy a DVD from Walmart, and subscribe to Netflix, Hulu, Disney +, Amazon Prime, or some combination thereof, all in the same month.

TMTG will compete against other entertainment video providers, such as multichannel video programming distributors (or MVPDs), streaming entertainment providers (including those that provide pirated content), video gaming providers and more broadly against other sources of entertainment that TMTG’s members could choose in their moments of free time. TMTG will also compete against streaming entertainment providers and content producers in obtaining content for its service, both for licensed content and for original content projects.

Sales and Marketing

TMTG intends to have a sales force and sales support staff that is focused on attracting and retaining advertisers. TMTG expects that its sales force and sales support staff will assist advertisers throughout the advertising campaign cycle, from pre-purchase decision making to real-time optimizations as they utilize TMTG’s campaign management tools, and to post-campaign analytics reports to assess the effectiveness of their advertising campaigns.

TMTG expects that its marketing campaigns will focus on celebrating and highlighting the voices of all people who make TruthSocial unique. TMTG believes advertisers could eventually be attracted to a platform that encourages free and open debate among all users rather than to a platform that seeks to silence diverse perspectives—including views held by large swaths of Americans.

License Agreement

TMTG has entered into a royalty-free license agreement with President Trump and DTTM Operations, LLC, an entity that licenses President Trump’s name and regulates his personal media assets. Under the license agreement, as amended, TMTG has a royalty-free license to use “Trump Media & Technology Group Corp.” as our name and certain specified domain names specified in the license agreement. In addition, TMTG has a royalty-free license to use the name and likeness of President Trump, subject to certain limitations.

From December 22, 2021, until the expiration of 18 months thereafter, (the “TMTG Social Media Exclusivity Term”), President Trump has agreed to first channel any and all social media communications and posts coming from his personal profile to the Truth Social platform before posting that same social media communication and/or post to any other social media platform that is not Truth Social (collectively, “Non-TMTG Social Media”) until the expiration of “DJT/TMTG Social Media 6-Hour Exclusive” which means the period commencing when DJT posts any social media communication onto the Truth Social Platform and ending six (6) hours thereafter; provided that he may post social media communications from his personal profile that specifically relates to political messaging, political fundraising or get-out-the vote efforts at any time on any Non-TMTG social media platforms. Unless notice is given, the TMTG Social Media Exclusivity Term extends in perpetuity for additional 180-day terms. In the event of a force majeure as described in the License Agreement that lasts longer than 30 days, President Trump shall have the right to invoke the suspension of the “DJT/TMTG Social Media 6-Hour Exclusive.” If the Social Media Exclusivity Term were to expire but the License Agreement remained in effect, President Trump would be required to post contemporaneously to TruthSocial and Non-TMTG Social Media.

With respect to TMTG+ or a TMTG podcasting platform, if President Trump receives a bona fide offer to be featured on any non-TMTG streaming video production or on any non-TMTG podcast platform, TMTG has the right to create a substantially similar video production or podcast opportunity on terms more favorable than those offered by the non-TMTG service providers subject to the terms of the Amended and Restated License Agreement.

President Trump has agreed not to compete with TruthSocial for his own benefit, except as described above, and may not have an ownership interest in any business that would be competitive with TruthSocial, TMTG+, or a TMTG podcasting platform.

Subject to certain limitations, the License Agreement shall remain in full force and effect for three years from September 23, 2021. If, during such term, TMTG becomes listed on a public market exchange in the United States via, inter alia, the Business Combination, the License Agreement shall continue in perpetuity until terminated by TMTG. However, in the event that the Business Combination is not completed on or before December 31, 2022 (or a subsequent date mutually agreed upon by President Trump and TMTG), President Trump has the right to terminate the License Agreement. TMTG may not terminate the License Agreement based on the personal or political conduct of President Trump, even if such conduct could negatively reflect on TMTG’s reputation or brand or be considered offensive, dishonest, illegal, immoral, or unethical, or otherwise harmful to TMTG’s brand or reputation.

Intellectual Property

One of the core strengths of TMTG’s business is its intellectual property portfolio and unique experience, both of which guide product development activities and TMTG’s approach to patent filings.

TMTG’s future success and competitive position depend in part upon its ability to obtain and maintain protection of its proprietary technologies. TMTG also relies on a combination of non-disclosure agreements and other contractual provisions, as well as its employees’ commitment to confidentiality and loyalty, to protect TMTG’s technology and processes. Further, as noted above, TMTG has entered into a Licensing Agreement with President Trump, and DTTM Operations, LLC, for the right to use the likeness of President Trump.

TMTG seeks to protect its intellectual property rights by relying on federal, state, and common law rights in the United States and other countries, as well as contractual restrictions. TMTG will enter into confidentiality and invention assignment agreements with its employees and contractors, and confidentiality agreements with other third parties, in order to limit access to, and disclosure and use of, TMTG’s confidential information and proprietary technology. In addition to these contractual arrangements, TMTG also relies on a combination of trademarks filed in the name of T Media Tech LLC and Trump Media Group Corp., trade dress, domain names, copyrights, trade secrets and patents to help protect its brand and its other intellectual property.

TMTG may be unable to obtain patent or trademark protection for its technologies and brands, and any patents or trademarks that may be issued in the future, may not provide TMTG with competitive advantages or distinguish its products and services from those of its competitors. In addition, any patents and trademarks may be contested, circumvented, or found unenforceable or invalid, and TMTG may not be able to prevent third parties from infringing, diluting or otherwise violating them. In February 2022, the USPTO received a Letter of Protest from Vero Labs, Inc., owner of U.S. registrations for the trademark, “VERO – TRUE SOCIAL,” in connection with the pending U.S. trademark application for “TRUTH SOCIAL.” On April 5, 2022, the USPTO issued an Office Action with respect to the pending U.S. trademark application for “TRUTH SOCIAL” citing the “VERO – TRUE SOCIAL” registrations against the pending application. Trump Media Group Corp. intends to respond to the USPTO’s Office Action with arguments in favor of registration of the “TRUTH SOCIAL” trademark. There is no guarantee that the USPTO will accept the arguments presented and agree to register the “TRUTH SOCIAL” Trademark. In the event we are unable to successfully register the pending “TRUTH SOCIAL” trademark, we may be forced to change our name or reach an accommodation of the “VERO – TRUE SOCIAL” trademark to permit us to use “TRUTH SOCIAL.”

Companies in the Internet, technology, and media industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. TMTG expects to face in the future, allegations that TMTG has infringed or otherwise violated the patents, copyrights, trademarks, trade secrets, and other intellectual property rights of third parties, including its competitors and non-practicing entities. As TMTG faces increasing competition and as its business grows, TMTG will likely face more intellectual property-related claims and litigation matters. For additional information, see the sections titled “Risk Factors—If TMTG’s trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by TMTG’s competitors, the value of TMTG’s brand and other intangible assets may be diminished, and TMTG’s business may be adversely affected. If TMTG is unable to protect TMTG’s intellectual property, or to successfully register the pending “Truth Social” trademark with the USPTO, the value of TMTG’s brand and other intangible assets may be diminished, and TMTG’s business may be adversely affected.”

Government Regulation

TMTG is subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to TMTG’s business. These laws and regulations may involve privacy, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection, taxation, or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm TMTG’s business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which TMTG operates.

TMTG is also subject to federal, state, and foreign laws regarding privacy and the protection of user data. Foreign data protection, privacy, consumer protection, content regulation and other laws and regulations are often more restrictive than those in the United States. There are also a number of legislative proposals pending before the U.S. Congress, various state legislative bodies, and foreign governments concerning data protection that could affect TMTG. For example, the Company is subject to the European Union’s General Data Protection Regulation (EU) 2016/679 (“GDPR”), which applies to all members of the European Economic Area (“EEA”) and, in some circumstances, to processors in a state outside the EEA including any business, regardless of its location, that provides goods or services to individuals located in the EEA. The GDPR imposes significant obligations on data controllers and data processors, requiring the implementation of more stringent requirements for the processing of personal data. If the Company fails to comply with the GDPR, it may lead to regulatory investigation with possible enforcement of monetary penalties ranging from 10 million to 20 million euro, or 2% to 4% of annual worldwide revenue (whichever is higher), private or class action lawsuits and/or reputational damage.

Additionally, in June 2018, California passed the California Consumer Privacy Act (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for companies, effective in 2020. The CCPA gives California residents new rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations and creates a private right of action for security breaches that could lead to consumer class actions and other litigation against the Company.

Further, in Canada, the Company is subject to Canada’s Personal Information and Protection of Electronic Documents Act (“PIPEDA”). PIPEDA provides Canadian residents with privacy protections and sets out rules for how companies may collect, use and disclose personal information in the course of commercial activities.

TruthSocial users may be restricted from accessing TruthSocial from certain countries, and other countries may intermittently restrict access to TruthSocial. It is possible that other governments may seek to restrict access to or block TMTG’s website or mobile applications, censor content available through TMTG’s products or impose other restrictions that may affect the accessibility or usability of TMTG for an extended period of time or indefinitely.

TruthSocial as an internet platform is subject to 47 U.S. Code § 230 and Children’s Online Privacy Protection Act (“COPPA”) in addition to the regulations discussed above. The FTC has adopted revisions to the COPPA that expands liability for the collection of information by operators of websites and other electronic solutions that are directed to children. 47 U.S. Code § 230 prevents TruthSocial from incurring any liability for restricting access to or the availability of material that a user may consider to be obscene, lewd, lascivious, filthy, excessively violent, harassing, or otherwise objectionable whether or not such material is protected by the First Amendment of the U.S. constitution. Further, pursuant to the statute, TruthSocial will at the time of entering an agreement with a customer, notify such customer that parental control protections (such as computer hardware, software, or filtering services) are commercially available and may assist the customer in limiting access to material that is harmful to minors.

For additional information, see the section titled “Risk Factors—Our business is subject to complex and evolving U.S. and foreign laws and regulations. These laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations or declines in user growth, user engagement or ad engagement, or otherwise harm our business.”

Litigation

TMTG may be a party to routine claims or litigation incidental to its business. TMTG is currently not a party to any pending legal proceeding that is likely to have a material adverse effect on its business, financial condition, or results of operations.

The nature of TMTG’s business will expose TMTG to claims related to defamation, rights of publicity and privacy, and personal injury torts resulting from information that is published or made available on TMTG’s platform. This risk is enhanced in certain jurisdictions outside the United States where TMTG’s protection from liability for content published on its platform by third parties may be unclear and where TMTG may be less protected under local laws than it is in the United States. Although the results of the legal proceedings, claims and government investigations in which TMTG is involved cannot be predicted with certainty, TMTG does not believe that there is a reasonable possibility that the final outcome of these matters will have a material adverse effect on its business, financial condition or operating results.

Future litigation may be necessary, among other things, to defend TMTG, its platform partners, and its users by determining the scope, enforceability, and validity of third-party proprietary rights or to establish TMTG’s proprietary rights. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on TMTG because of defense and settlement costs, diversion of management resources and other factors.

TMTG may also be subject to a greater degree of stockholder derivative suits and other matters than is typical for a public company by individuals or entities that become stockholders that are opposed to any initiative undertaken by TMTG’s Chairman.

Employees

As of March 31, 2022, TMTG had approximately 40 full-time employees.

Facilities and Office Space

TMTG’s principal place of business is 401 North Cattlemen Road, Suite 200, Sarasota, Florida 34232. TMTG leases 10,776 square feet of office space at this location.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Party Transactions—Digital World

On January 20, 2021, we issued an aggregate of 2,875,000 Founder Shares (which were subsequently subject to a three-for-one stock split, resulting in the Sponsor holding 8,625,000 Founder Shares) to the Sponsor and directors and officers of Digital World for an aggregate purchase price of $25,000 in cash, or approximately $0.0086 per share. As of July 2, 2021, the Sponsor transferred 10,000 Founder Shares to our Chief Financial Officer and 7,500 Founder Shares to each of our independent directors. On August 18, 2021, 7,500 Founder Shares were returned to the Sponsor from a former director nominee. On September 2, 2021, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares for no consideration, resulting in an aggregate of 7,187,500 Fonder Shares outstanding, of which an aggregate of up to 937,500 Founder Shares held by the Sponsor are subject to forfeiture to the extent to which the underwriters’ over-allotment option is exercised. On September 8, 2021, the underwriters exercised the over-allotment in full and as a result, no Founder Shares are subject to forfeiture. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the Digital World IPO (excluding the representative shares and the Placement Units and underlying securities). The Founder Shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

On September 8, 2021, the Sponsor purchased an aggregate of 1,133,484 Placement Units for a purchase price of $10.00 per unit, for an aggregate purchase price of $11,334,840, in a Private Placement that occurred simultaneously with the closing of the Digital World IPO. The Placement Units (including underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Commencing September 2021, we paid Benessere Enterprises Inc., an affiliate of the Sponsor, a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our Sponsor, officers and directors, or any affiliate of our Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We do not have a policy that prohibits our Sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the consummation of Digital World IPO, on December 11, 2020, the Sponsor issued an unsecured promissory note to Digital World, pursuant to which Digital World may borrow up to an aggregate principal amount of $300,000, of which $0 was outstanding under the promissory note as of September 30, 2021. The note is non-interest bearing and payable on the earlier of (i) September 30, 2021 or (ii) the consummation of Digital World IPO.

If we anticipate that we may not be able to consummate an initial business combination by September 8, 2022, we may, by resolution of our board if requested by the Sponsor, extend the period of time to consummate an initial business combination up to two times, each by an additional three months (up to March 8, 2023), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Pursuant to the terms of Digital World Charter and the trust agreement entered into between us and Continental Stock Transfer & Trust Company, in order for the time available for us to consummate our initial business combination to be extended, the Sponsor or its affiliates or designees, upon five business days’ advance notice prior to the applicable deadline, must deposit into the Trust Account $2,875,000 ($0.10 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions, providing a total possible business combination period of 18 months at a total payment value of $5,750,000 ($0.20 per unit). Any such payments would be made in the form of non-interest bearing loans. If we complete an initial business combination, we will, at the option of the Sponsor, repay such loaned amounts out of the proceeds of the Trust Account released to us or convert a portion or all of the total loan amount into Extension Units at a price of $10.00 per unit, which units will be identical to the Placement Units. If we do not complete an initial business combination, we will repay such loans only from funds held outside of the Trust Account. Furthermore, the letter agreement with our Sponsor, directors and officers contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans to the extent there is insufficient funds held outside of the Trust Account in the event that we do not complete an initial business combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for us to complete an initial business combination.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or its affiliate or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. As of May 10, 2022, Digital World had not obtained any working capital loan. Pursuant to an amended letter agreement dated May 12, 2022, up to $30,000,000 of such loans may be convertible into units (which we refer to in this prospectus as Working Capital Units) at a price of $10.00 per unit at the option of the lender. The additional Working Capital Units beyond the Working Capital Units underlying the initial $1,500,000 in working capital loans as described in the Digital World’s IPO prospectus will only be issuable upon the approval of Digital World’s stockholders. The Working Capital Units would be identical to the Placement Units. The terms of such working capital loans by the Sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the Combined Entity with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the Founder Shares, the Placement Units, the Working Capital Units (if any), the Extension Units (if any) and the securities underlying the foregoing and upon conversion of the Founder Shares.

Certain Relationships and Related Party Transactions—TMTG

License Agreement

TMTG has entered into a royalty-free license agreement with President Trump and DTTM Operations, LLC, an entity that licenses President Trump’s name and regulates his personal media assets. Under the license agreement, as amended, TMTG has a royalty-free license to use “Trump Media & Technology Group Corp.” as our name and certain specified domain names. In addition, TMTG has a royalty-free license to use the name and likeness of President Trump, subject to certain limitations.

From December 22, 2021, until the expiration of 18 months thereafter, (the “TMTG Social Media Exclusivity Term”), President Trump has agreed to first channel any and all social media communications and posts coming from his personal profile to the TruthSocial platform before posting that same social media communication and/or post to any other social media platform that is not TruthSocial (collectively, “Non-TMTG Social Media”) until the expiration of “DJT/TMTG Social Media 6-Hour Exclusive” which means the period commencing when DJT posts any social media communication onto the Truth Social Platform and ending six (6) hours thereafter; provided that he may post social media communications from his personal profile that specifically relates to political messaging, political fundraising or get-out-the vote efforts at any time on any Non-TMTG social media platforms. Unless notice is given, the TMTG Social Media Exclusivity Term extends in perpetuity for additional 180-day terms. In the event of a force majeure as described in the License Agreement that lasts longer than 30 days, President Trump shall have the right to invoke the suspension of the “DJT/TMTG Social Media 6-Hour Exclusive.” If the Social Media Exclusivity Term were to expire but the License Agreement remained in effect, President Trump would be required to post contemporaneously to TruthSocial and Non-TMTG Social Media.

With respect to TMTG+ or a TMTG podcasting platform, if President Trump receives a bona fide offer to be featured on any non-TMTG streaming video production or on any non-TMTG podcast platform, TMTG has the right to create a substantially similar video production or podcast opportunity on terms more favorable than those offered by the non-TMTG service providers subject to the terms of the Amended and Restated License Agreement. President Trump has agreed not to compete with TruthSocial for his own benefit, except as described above, and may not have an ownership interest in any business that would be competitive with TruthSocial, TMTG+, or a TMTG podcasting platform.

Subject to certain limitations, the License Agreement shall remain in full force and effect for three years from September 23, 2021. If, during such term, TMTG becomes listed on a public market exchange in the United States via, inter alia, the Business Combination, the License Agreement shall continue in perpetuity until terminated by TMTG. However, in the event that the Business Combination is not completed on or before December 31, 2022 (or a subsequent date mutually agreed upon by President Trump and TMTG), President Trump has the right to terminate the License Agreement. TMTG may not terminate the License Agreement based on the personal or political conduct of President Trump, even if such conduct could negatively reflect on TMTG’s reputation or brand or be considered offensive, dishonest, illegal, immoral, or unethical, or otherwise harmful to TMTG’s brand or reputation.

Voting Agreement

Simultaneously with the execution of the Merger Agreement the majority stockholder of TMTG entered into a voting agreement with Digital World and TMTG.

Lock-Up Agreements

In connection with the Closing, (i) certain senior executive officers of TMTG who own shares of TMTG and (ii) stockholders of TMTG who own more than 10% of the issued and outstanding shares of TMTG stock immediately prior to the Effective Time shall enter into a lock-up agreement with Digital World and the Sponsor.

MANAGEMENT

Executive Officers and Directors

Upon the consummation of the Business Combination, the business and affairs of New Digital World will be managed by or under the direction of the New Digital World Board. It is expected that the directors and executive officers of New Digital World upon the consummation of the Business Combination will include the following:

Executive Officers

Name	Age	Position(s)
President Donald J. Trump	75	Chairman of the Board(2)
Devin G. Nunes	48	Chief Executive Officer
Phillip Juhan	47	Chief Financial Officer
Andrew Northwall	35	Chief Operating Officer
William (B.J.) Lawson	48	Chief Technology Officer
		Director(1)
		Independent Director(1)
		Independent Director(2)
		Independent Director(2)
		Independent Director(2)

(1)	Digital World Designee
(2)	TMTG Designee.

Non-Employee Directors

President Donald J. Trump, TMTG’s Chairman and Director, served as the 45th president of the United States from 2017 to 2021 after defeating more than a dozen seasoned opponents during the 2016 primaries to win the Republican nomination for the presidency. President Trump’s campaign was notable for his innovative use of social media, and he was named Time Magazine’s Person of the Year for 2016. As the nation’s chief executive, President Trump—among many other accomplishments—spearheaded a major tax reform bill; nominated three Supreme Court Justices who were confirmed by the Senate; established the sixth branch of the US Armed Forces; and signed into law the First Step Act, which addressed mass incarceration at the federal level and passed with overwhelming bipartisan support in Congress. Through his pro-American policies on trade, taxes, energy, regulation, immigration, and healthcare, President Trump ushered in a period of unprecedented economic growth, job creation, soaring wages, and booming incomes. By restoring America’s prestige and advancing a policy of principled realism, President Trump forged historic peace agreements in the Middle East, withdrew troops from endless conflicts, confronted oppressive communist and socialist regimes, advanced stability around the world, and strengthened the North Atlantic Treaty Organization and other international alliances and partnerships by getting other nations to contribute their fair share. President Trump earlier served as president of the Trump Organization. Under President Trump’s leadership, the Trump Organization was involved in a myriad of projects both in the United States and abroad, including hotels, resorts, residential and commercial buildings, casinos, and golf courses. In 2007, President Trump was awarded a star on the Hollywood Walk of Fame to honor his work as a Miss Universe pageant producer while co-owner of the Miss Universe Organization. In 2004, “The Apprentice” debuted on network television, co-produced by and starring President Trump, and ran for fourteen seasons. President Trump graduated from the Wharton School of the University of Pennsylvania in 1968 with a B.S. degree in economics. As a result of his vast business experience and his former role as president of the United States, President Trump embodies an iconic brand and brings invaluable entrepreneurial and leadership skills to our board.

Devin G. Nunes, TMTG’s Chief Executive Officer, previously served in the U.S. House of Representatives for nearly two decades. He was the Republican leader and former Chairman of the House Permanent Select

Committee on Intelligence, a senior Republican on the Ways and Means Committee, and the Republican leader of the Ways and Means Health Subcommittee. Mr. Nunes was a vital contributor to the 2017 tax system overhaul, authoring a key provision to allow same-year expensing of all business investments for entrepreneurs and businesses. He also championed telemedicine to improve healthcare in underserved, rural areas. In his role on the Intelligence Committee, Mr. Nunes spent extensive time overseas working with U.S. military personnel, Central Intelligence Agency (CIA) officials, and world leaders while promoting freedom and democratic values around the globe. During his time in Congress, many regarded Mr. Nunes as the House of Representatives’ preeminent investigator of government malfeasance and corruption; he was awarded the Presidential Medal of Freedom, America’s highest civilian honor, in 2021. Mr. Nunes graduated from Cal Poly San Luis Obispo, where he received a bachelor’s degree in agricultural business and a master’s degree in agriculture. He is the author of “Restoring the Republic” and “Countdown to Socialism,” and was an early and prominent critic of Big Tech censorship. Mr. Nunes’s leadership experience, familiarity with public scrutiny, and media savvy add unique and significant value to both the Company and our board.

Phillip Juhan, TMTG’s Chief Financial Officer, has over 20 years of progressive experience in both finance and entrepreneurial leadership roles. From March 2020 until July 2021, Mr. Juhan served as the Chief Financial Officer of Town Sports International Holdings, Inc., a public company listed on the Nasdaq (CLUBQ) which owned and operated fitness clubs in the Northeast and mid-Atlantic regions of the United States, as well as in California, Florida, Puerto Rico, and Switzerland. During this time, Mr. Juhan led an organizational restructuring by optimizing the company’s portfolio of assets and recapitalizing the balance sheet, raising $100 million of fresh capital to position the company for a post-pandemic recovery. From August 2018 until his appointment as CFO, Mr. Juhan was Vice President of Business Operations for Town Sports. From 2014 to 2018, Mr. Juhan was as an officer of B.L.K., Inc., a restaurant operating company. From 2002 to 2014, Mr. Juhan worked in the Investment Banking Divisions of Prudential Financial and the Bank of Montreal, where he led consumer focused research within the Financial Services (Real Estate, Gaming and Lodging) and Consumer (Broadlines Retail and Restaurants) sectors. Mr. Juhan attended the US Air Force Academy where he earned the Western Athletic Conference Scholar Athlete Award while playing football for the Falcons. In 1998, he graduated magna cum laude from The Georgia Institute of Technology, earning a Bachelor of Science in Management with a concentration in Finance. TMTG believes that Mr. Juhan’s vast experience in evaluating business operations, financial results, valuations, and strategic alternatives for companies across a diverse group of industries makes him a valuable member of our management team.

Andrew Northwall, TMTG’s Chief Operating Officer, is a successful entrepreneur with over fifteen years’ experience building and maintaining high-availability web applications and technologies for government affairs and political organizations. He previously served as Chief Architect at Parler, a free-speech-focused social networking service, to help restore Parler to functionality after it was cut off from the Internet by a consortium of Big Tech companies. Mr. Northwall also worked extensively with successful political campaigns, government entities, and non-profits as a senior leader of EZPolitix, Northwall Strategies, and NorthStar Campaign Systems. Mr. Northwall graduated from the University of Nebraska at Omaha in 2009 with a Bachelor of Arts degree in Political Science. He oversees general business operations and work with TMTG’s technologists to successfully develop and maintain products. We believe Mr. Northwall’s political, entrepreneurial, and operational experience will add value to our company.

William (B.J.) Lawson, TMTG’s Chief Technology Officer, is an experienced technologist and entrepreneur. He previously supported the TruthSocial launch as Chief Technology Officer of a global internet infrastructure company committed to American principles online. He has over twenty years’ experience developing mobile applications, as well as scaling databases and web applications. Mr. Lawson received his engineering and medical degrees from Duke University and began training as a neurosurgeon before entering the business world. He subsequently served as a founder of MercuryMD, Inc., which was dedicated to making patient information accessible to clinicians on mobile devices at the point of care and was acquired by Thomson Corporation in 2006. Mr. Lawson oversees all aspects of infrastructure, systems, and product development for TMTG, and brings to TMTG a distinguished track record growing technology-focused startups.

Board of Directors

The Combined Entity’s board of directors, upon the closing of the Business Combination, will consist of seven members, including TMTG’s President and Chief Executive Officer. In accordance with the Amended Charter to be filed, immediately after the consummation of the Business Combination, the board of directors of New Digital World will be divided into three classes, Classes I, II and III, each to serve a three year term, except for the initial term after the Closing, for which the Class I directors will be up for reelection at the first annual meeting of stockholders occurring after the Closing, and for which the Class II directors will be up for reelection at the second annual meeting of stockholders occurring after the Closing. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause, and then only by the affirmative vote of only by the affirmative vote of the holders of not less than two thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors. The directors will be divided among the three classes as follows:

•	the Class I directors will be and , and their terms will expire at the annual meeting of stockholders to be held in 2023;

•	the Class II directors will be and , and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•	the Class III directors will be and , and their terms will expire at the annual meeting of stockholders to be held in 2025.

The Combined Entity expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors and of certain board committees. Following the Business Combination, the Combined Entity’s board of directors will review the composition of the board and committees of the Combined Entity and the independence of each director.

Committees of the Board of Directors

The Combined Entity’s board of directors will have the authority to appoint committees to perform certain management and administration functions. Digital World’s current board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors. Following the Closing, the charters for each of these committees will be available on the Combined Entity’s website.

Audit Committee

The audit committee of the board of directors of the Combined Entity is expected to consist of , and . Digital World Board has determined each proposed member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of the audit committee is expected to be . also qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Combined Entity’s financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Combined Entity’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee of the Combined Entity’s board of directors is expected to consist of , and Digital World Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is expected to be . The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee will include:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to the Combined Entity’s Chief Executive Officer’s compensation, evaluating the Combined Entity’s Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Combined Entity’s Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of the Combined Entity’s other executive officers;

•	reviewing and recommending to the Combined Entity’s board of directors the compensation of the Combined Entity’s directors;

•	reviewing the Combined Entity’s executive compensation policies and plans;

•

reviewing and approving, or recommending that the Combined Entity’s board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for the Combined Entity’s executive officers and other senior management, as appropriate;

•	administering the Combined Entity’s incentive compensation equity-based incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•	assisting management in complying with the Combined Entity’s proxy statement and annual report disclosure requirements;

•	if required, producing a report on executive compensation to be included in the Combined Entity’s annual proxy statement;

•	reviewing and establishing general policies relating to compensation and benefits of the Combined Entity’s employees; and

•	reviewing the Combined Entity’s overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Combined Entity’s board of directors is expected to consist of , and . Digital World Board has determined each proposed member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is expected to be .

Specific responsibilities of the nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that the Combined Entity’s board of directors approve, nominees for election to the Combined Entity’s board of directors;

•	evaluating the performance of the Combined Entity’s board of directors and of individual directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of the Combined Entity’s corporate governance practices and reporting;

•	reviewing management succession plans; and

•	developing and making recommendations to the Combined Entity’s board of directors regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

The Combined Entity will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing, the Code of Business Conduct and Ethics will be available on the Combined Entity’s website at https://tmgcorp.com Information contained on or accessible through such website is not a part of prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. The Combined Entity intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

No member of Combined Entity’s compensation committee has ever been an officer or employee of either company. None of Combined Entity’s expected executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Amended Charter which will be effective upon the consummation of the Business Combination limits the Combined Entity’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Combined Entity’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The DGCL and the Bylaws provide that the Combined Entity will, in certain situations, indemnify the Combined Entity’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, the Combined Entity will enter into separate indemnification agreements with the Combined Entity’s directors and officers. These agreements, among other things, require that the Combined Entity will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Combined Entity’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Amended Charter and the Bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Combined Entity will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

The Combined Entity plans to maintain a directors’ and officers’ insurance policy pursuant to which the Combined Entity’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Amended Charter and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE AND DIRECTOR COMPENSATION

Digital World

The following disclosure concerns the compensation of Digital World’s officers prior to the Business Combination. Unless the context otherwise requires, all references to “we,” “us,” or “our” in this section refer to Digital World.

None of our officers has received any cash compensation for services rendered to us. Commencing on September 2, 2021, we have agreed to pay Benessere Enterprises Inc., an affiliate of our Sponsor, a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our Sponsor, officers or directors or any affiliate of our Sponsor, officers or directors, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the Combined Entity. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the Combined Entity to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

TMTG

Unless the context otherwise requires, any reference in this section of this prospectus to “TMTG,” “we,” “us” or “our” refers to Trump Media & Technology Group Corp. prior to the consummation of the Business Combination and to the Combined Entity and its consolidated subsidiaries following the Business Combination.

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies” as such terms are defined in the Securities Act and the Exchange Act, and the rules promulgated thereunder.

Summary Compensation Table

The following table presents information regarding the compensation of TMTG’s executive officers for services rendered during the fiscal year ended December 31, 2021 (the “2021 Fiscal Year”):

Name	Title	Base Salary
Phillip Juhan	Chief Financial Officer	$145,455	(1)
Andrew Northwall	Chief Operating Officer	$12,674	(2)

(1)

Represents base salary for the period from July 7, 2021 through December 31, 2021. Prior to July 7, 2021, Mr. Juhan was not compensated by TMTG. Mr. Juhan’s services as Chief Financial Officer commenced on July 7, 2021, and as a result, his salary was prorated based on an annual salary of $300,000.

(2)

Represents base salary for the period from December 20, 2021 through December 31, 2021. Prior to December 20, 2021, Mr. Northwall was not compensated by TMTG. Mr. Northwall’s services as Chief Operating Officer commenced on December 20, 2021, and as a result, his salary was prorated based on an annual salary of $365,000.

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage the business of TMTG and execute its business strategies. The base salary for TMTG’s executive officers was established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, and other factors deemed relevant.

Employment Agreements

Devin Nunes

On December 6, 2021, TMTG entered into the executive employment agreement with Devin Nunes to be effective as of January 2, 2022, pursuant to which Mr. Nunes serves as the Chief Executive Officer of TMTG. The executive employment agreement provides for an annual base salary of $750,000 (subject to increase to $1,000,000 effective as of the second anniversary of the employment start date), with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 145,000 Restricted Stock Units (“RSUs”) of TMTG’s Common Stock that will vest over two years, as more fully described in the employment agreement, and other customary benefits. The executive employment agreement also provides for severance in the event of a termination by the Company without cause or by Mr. Nunes for good reason of accrued obligations plus an amount equal to six (6) months of base salary.

Quantification of Potential Payments and Benefits to the Executive Officer of TMTG in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of TMTG that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
Devin Nunes	—	—	—	—	—	$750,000	(1)	$750,000

(1)	Represents the annual base salary to be paid pursuant to the employment agreement (subject to increase to $1,000,000 effective as of the second anniversary of the employment start date).

Phillip Juhan

On August 6, 2021, TMTG entered into the executive employment agreement (as amended) with Phillip Juhan to be effective as of July 7, 2021, pursuant to which Mr. Juhan serves as the Chief Financial Officer of TMTG. The executive employment agreement (as amended) provides for an annual base salary of $300,000 (to be increased to $325,000 and $350,000 upon first and second anniversary of July 7, 2021 respectively), with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 520,000 RSUs of TMTG’s Common Stock that will vest over two years, as more fully described in the employment agreement (as amended), and other customary benefits. The executive employment agreement also provides for severance in the event of a termination by the Company without cause or by Mr. Juhan for good reason of accrued obligations plus an amount equal to six (6) months of base salary.

Quantification of Potential Payments and Benefits to the Executive Officer of TMTG in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of TMTG that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
Phillip Juhan	—	—	—	—	—	$300,000	(1)	$300,000

(1)	Represents the annual base salary to be paid pursuant to the employment agreement (to be increased to $325,000 and $350,000 upon first and second anniversary of July 7, 2021 respectively).

Andrew Northwall

On December 17, 2021, TMTG entered into the Executive Employment Agreement with Andrew Northwall to be effective as of December 20, 2021, pursuant to which Mr. Northwall serves as the Chief Operating Officer of TMTG. The executive employment agreement provides for an annual base salary of $365,000, with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 50,000 RSUs of TMTG’s Common Stock that will vest over two years, as more fully described in the employment agreement, and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Northwall for good reason of accrued obligations plus an amount equal to two (2) months of base salary.

Quantification of Potential Payments and Benefits to the Executive Officer of TMTG in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of TMTG that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
Andrew Northwall	—	—	—	—	—	$365,000	(1)	$365,000

(1)	Represents the annual base salary to be paid pursuant to the employment agreement.

William (B.J.) Lawson Jr.

On March 1, 2022, TMTG entered into the Executive Employment Agreement with William T. Lawson Jr. to be effective as of March 1, 2022, pursuant to which Mr. Lawson serves as the Chief Technology Officer of TMTG. The executive employment agreement provides for an annual base salary of $300,000 (to be increased to $500,000 upon TMTG becoming a publicly traded company and filing all applicable forms with the SEC), with an eligibility to participate in the annual bonus plan, if any, and an initial incentive equity grant of 100,000 RSUs of TMTG’s Common Stock that will vest over two years, as more fully described in the employment agreement, and other customary benefits. The executive employment agreement, which is for a two-year term, also provides for severance in the event of a termination by the Company without cause or by Mr. Lawson for good reason of accrued obligations plus an amount equal to six (6) months of base salary.

Quantification of Potential Payments and Benefits to the Executive Officer of TMTG in Connection with the Business Combination

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for the executive officer of TMTG that is based on, or otherwise relates to, the transactions contemplated by the Business Combination, which is referred to as the purchase-related compensation.

Name	Cash ($)	Equity ($)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)		Total ($)
William T. Lawson Jr.	—	—	—	—	—	$300,000	(1)	$300,000

(1)

Represents the annual base salary to be paid pursuant to the employment agreement (to be increased to $500,000 upon TMTG becoming a publicly traded company and filing all applicable forms with the SEC).

Director Compensation

TMTG is in the process of evaluating its policies on director compensation and expects to compensate in a manner appropriate for a public company of its size and industry. The decisions will be made prior to the closing of the Business Combination.

Employee Benefit and Stock Plans

The following is a summary of the material features of the Equity Incentive Plan.

Summary of the Equity Incentive Plan

Pursuant to the Merger Agreement, TMTG will reserve 7,500,000 shares of TMTG common stock for issuance to officers, directors, employees and consultants of TMTG pursuant to an equity incentive plan, which will be duly adopted by the TMTG board of directors and approved by the TMTG stockholders following the date of the Merger Agreement during the Interim Period (as such term is defined in the Merger Agreement). The Equity Incentive Plan is intended to be a continuation of such plan, to be known as the Trump Media & Technology Group Corp. 2022 Equity Incentive Plan, which is referred to herein as the “TMTG 2022 Plan”, which will be assumed in the Business Combination. Upon the consummation of the Business Combination, (i) all outstanding option to acquire shares of TMTG common stock (whether vested or unvested) pursuant to the TMTG 2022 Plan will be assumed under the Equity Incentive Plan and automatically converted into an option to acquire shares of New Digital World common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration, and (ii) each outstanding restricted stock unit of TMTG shall be assumed under the Equity Incentive Plan and converted into a restricted stock unit relating to shares of New Digital World common stock, as provided in the Merger

Agreement. If the Equity Incentive Plan becomes effective, then no additional stock awards will be granted under the TMTG 2022 Plan as in effect immediately prior to the consummation of the Business Combination, although all outstanding TMTG Options and TMTG RSUs granted under the TMTG 2022 Plan as in effect immediately prior to the consummation of the Business Combination will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the TMTG 2022 Plan upon the assumption and conversion of such awards under the Equity Incentive Plan pursuant to the Merger Agreement.

The Equity Incentive Plan allows the Combined Entity to make equity and equity-based incentive awards to officers, employees, directors and consultants. The Board anticipates that providing such persons with a direct stake in the Combined Entity will assure a closer alignment of the interests of such individuals with those of the Combined Entity and its stockholders, thereby stimulating their efforts on the Combined Entity’s behalf and strengthening their desire to remain with the Combined Entity.

It is expected that shares of common stock of the Combined Entity will be initially reserved for the issuance of awards under the Equity Incentive Plan (the “Initial Limit”). The Initial Limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar change in the Combined Entity’s capitalization. The maximum aggregate number of shares of common stock of the Combined Entity that may be issued upon exercise of incentive stock options under the Equity Incentive Plan shall not exceed the Initial Limit, as adjusted. Shares underlying any awards under the Equity Incentive Plan that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the Equity Incentive Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares that may be issued as incentive stock options.

The Equity Incentive Plan contains a limitation whereby the value of all awards under the Equity Incentive Plan and all other cash compensation paid by the Combined Entity to any non-employee director may not exceed $1,000,000 for the first calendar year a non-employee director is initially appointed to the Combined Entity’s board of directors, and $750,000 in any other calendar year.

The Equity Incentive Plan will be administered by the compensation committee of the Combined Entity’s board of directors, the Combined Entity’s board of directors or such other similar committee pursuant to the terms of the Equity Incentive Plan. The plan administrator, which initially will be the compensation committee of the Combined Entity’s board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Incentive Plan. The plan administrator may delegate to a committee consisting of one or more officers of the Combined Entity, including the Chief Executive Officer of the Combined Entity, the authority to awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

Persons eligible to participate in the Equity Incentive Plan will be officers, employees, non-employee directors and consultants of the Combined Entity and its subsidiaries as selected from time to time by the plan administrator in its discretion. As of the date of this prospectus, approximately individuals will be eligible to participate in the Equity Incentive Plan, which includes approximately officers, employees who are not officers, non-employee directors, and consultants.

The Equity Incentive Plan permits the granting of both options to purchase common stock of the Combined Entity intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the Equity Incentive Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Combined Entity and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive awards under the Equity Incentive Plan. The option exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the common stock of the Combined Entity on the date of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the plan administrator or by delivery (or attestation to the ownership) of shares of common stock of the Combined Entity that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the plan administrator may permit non-qualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock of the Combined Entity, or cash, equal to the value of the appreciation in the Combined Entity’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock of the Combined Entity on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

The plan administrator may award restricted shares of common stock of the Combined Entity and restricted stock units to participants subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Combined Entity through a specified vesting period. The plan administrator may also grant shares of common stock of the Combined Entity that are free from any restrictions under the Equity Incentive Plan. Unrestricted stock may be granted to participants in recognition of past services or for other valid consideration and may be issued in lieu of cash compensation due to such participant. The plan administrator may grant dividend equivalent rights to participants that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock of the Combined Entity.

The plan administrator may grant cash-based awards under the Equity Incentive Plan to participants, subject to the achievement of certain performance goals, including continued employment with the Combined Entity.

The Equity Incentive Plan requires the plan administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Equity Incentive Plan, to certain limits in the Equity Incentive Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Except as set forth in a stock award agreement issued under the Equity Incentive Plan, in the event of (i) a transfer of all or substantially all of the Combined Entity’s assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Combined Entity with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of Combined Entity’s then outstanding capital stock, each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (a) Combined Entity’s continuation of such outstanding stock awards (if Combined Entity is the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (1) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (2) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the corporate transaction and the termination (for no consideration) upon the consummation of such corporate transaction of any stock options not exercised prior thereto.

The Equity Incentive Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon or after a “Change in Control” (as defined in the Equity Incentive Plan) as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Combined Entity or any affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

Participants in the Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that the Combined Entity or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Combined Entity or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of common stock of the Combined Entity to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Combined Entity or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Combined Entity or its subsidiaries in an amount that would satisfy the withholding amount due.

The Equity Incentive Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; however, the plan administrator may permit the transfer of non-qualified stock options by gift to an immediate family member, to trusts for the benefit of family members, or to partnerships in which such family members are the only partners.

The plan administrator may amend or discontinue the Equity Incentive Plan and the plan administrator may amend or cancel outstanding awards for purposes of satisfying changes in law or any other lawful purpose, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the Equity Incentive Plan will require the approval of the Combined Entity’s stockholders. Generally, without shareholder approval, (i) no amendment or modification of the Equity Incentive Plan may reduce the exercise price of any stock option or the strike price of any stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange.

All stock awards granted under the Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that Combined Entity is required to adopt pursuant to the listing standards of any national securities exchange or association on which Combined Entity securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Combined Entity board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Combined Entity board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with Combined Entity.

No awards may be granted under the Equity Incentive Plan after the date that is ten years from the Equity Incentive Plan Effective Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of Digital World common stock as of May 17, 2022 and the currently expected ownership of shares of New Digital World common stock upon the closing of the Business Combination by:

•

each person known by Digital World to be the beneficial owner of more than 5% of Digital World common stock as of May 17, 2022 or of shares of New Digital World common stock upon the closing of the Business Combination;

•	each of Digital World’s current executive officers and directors;

•	each person who will become an executive officer or director of the Combined Entity upon the closing of the Business Combination; and

•	all executive officers and directors of the Combined Entity as a group upon the closing of the Business Combination,

excluding any outstanding Digital World Warrants and assuming that:

(a) (1) none of the holders of public shares of Class A common stock exercises their redemption rights, (2) there is no exercise at the closing of the Business Combination of the Digital World Warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Digital World IPO and thirty (30) days after the first date on which the Company completes the Business Combination, (3) none of the parties set forth below purchase shares of Digital World Class A common stock in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Digital World in connection with the Business Combination (“Scenario A”) and alternatively that

(b) (1) the maximum number of the holders of public shares of Class A common stock exercise their redemption rights (representing redemption of shares of 30,027,234 Digital World Class A common stock, for aggregate payment of approximately $306.3 million from the Trust Account (based on an assumed redemption price of approximately $10.20 per share)), (2) there is no exercise at the closing of the Business Combination of the Digital World warrants at an exercise price of $11.50 per share, which warrants are not exercisable until the later of 12 months from the closing of the Digital World IPO and thirty (30) days after the first date on which the Company completes the Business Combination, (3) none of the parties set forth below purchase shares of Digital World Class A common stock in the open market, (4) there are no other issuances of equity interests of the Company prior to or in connection with the closing of the Business Combination, and (5) no awards are issued under the new equity incentive plan to be adopted by Digital World in connection with the Business Combination (“Scenario B”).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of Digital World common stock pre-Business Combination is based on 37,214,734 issued and outstanding shares of Digital World common stock as of May 17, 2022, consisting of 30,027,234 shares of Class A common stock and 7,187,500 shares of Class B common stock. The beneficial ownership of shares of New Digital World common stock upon the closing of the Business Combination, making the assumptions with respect to Scenario A as described above, is based on 158,213,527 shares of common stock, of which 90,492,840 shares of New Digital World common stock will be issued to TMTG’s securityholders, 30,027,234 shares will be held by the public stockholders, and 7,931,548 shares of common stock will be held by the Sponsor. The beneficial ownership of shares of New Digital World common stock upon the closing of the

Business Combination, making the assumptions with respect to Scenario B as described above, is based on 129,463,527 shares of common stock, of which 90,492,840 shares of New Digital World common stock will be issued to TMTG’s securityholders, 1,277,234 shares will be held by the public stockholders, and 7,931,548 shares will be held by the Sponsor. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Digital World’s existing stockholders in the Combined Entity will be different.

Unless otherwise indicated, Digital World believes that all persons named in the table have sole voting and investment power with respect to all Digital World common stock beneficially owned by them.

Pre-Business Combination Beneficial Ownership Table

	Class A Common Stock		Class B Common Stock(2)
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class	Approximate Percentage of Outstanding Common Stock
Patrick Orlando(3)	1,133,484	3.8%	5,490,000	76.0%	17.8%
Luis Orleans-Braganza	—	—	10,000	*	*
Lee Jacobson	—	—	7,500	*	*
Bruce J. Garelick	—	—	7,500	*	*
Justin Shaner	—	—	7,500	*	*
Eric Swider	—	—	7,500	*	*
Rodrigo Veloso	—	—	7,500	*	*
All directors and executive officers as a group (7 individuals)	1,133,484	3.8%	5,537,500	77.0%	17.9%
Other 5% Stockholders
ARC Global Investments II LLC (the Sponsor)(3)	1,133,484	3.8%	5,490,000	76.0%	17.8%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Digital World Acquisition Corp., 78 SW 7th Street, Miami, Florida 33130.
(2)

Interests shown consist solely of Founder Shares, classified as shares of Class B common stock. Such shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment.

(3)

ARC Global Investments II LLC, the Sponsor, is the record holder of the securities reported herein. Patrick Orlando, our Chairman and Chief Executive Officer, is the managing member of the Sponsor. By virtue of this relationship, Mr. Orlando may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Mr. Orlando disclaims any such beneficial ownership except to the extent of his pecuniary interest.

The table above includes Class A common stock as part of the Placement Units, but does not include the Class A common stock underlying Warrants.

Post-Business Combination Beneficial Ownership Table

Combined Entity Post-Business Combination
	Digital World Pre-Business Combination		(assuming no redemptions by Digital World stockholders)(1)		(assuming maximum redemptions by Digital World stockholders)(2)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
Directors and Executive Officers Post-Business Combination
President Donald J. Trump
Devin G. Nunes
Phillip Juhan
William (B.J.) Lawson Jr. MD
Andrew Northwall
Five Percent Holders:

*	less than 1%
(1)	Assumes that no shares of Digital World Class A common stock are redeemed and 100% participation by TMTG securityholders.
(2)

Assumes additional redemption of shares of 28.8 million shares of Digital World Class A common stock, for aggregate payment of approximately $274.7 from the Trust Account (based on an assumed redemption price of approximately $10.20 per share). The maximum redemption amount is derived so that there is a minimum net tangible asset value of $5,000,001 immediately prior to or upon the consummation of the Business Combination, after giving effect to the payments to redeeming stockholders. Percentages are based on 99,701,622 shares of New Digital World common stock outstanding following the consummation of the Business Combination.

SELLING SECURITYHOLDERS

The common stock being offered by the Selling Securityholders are issuable upon conversion of shares of Preferred Stock to be issued to the selling stockholders in a private placement in connection with and immediately prior to the consummation of the Business Combination. We are registering the shares of common stock issuable upon conversion of shares of Preferred Stock in order to permit the Selling Securityholders to offer the shares of common stock for resale from time to time after the closing of the Business Combination. In the event the conditions precedent to the consummation of the Business Combination are not met, then the PIPE Shares will not be issued and Digital World will seek to withdraw the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement. Except for the contemplated ownership of the shares Preferred Stock (and common stock issuable upon conversion thereof), the Selling Securityholders have not had any material relationship with us within the past three years.

The table below lists the Selling Securityholders and other information regarding the ownership of the shares of common stock by each of the Selling Securityholders. The second column lists the number of shares of common stock owned by each Selling Securityholder, based on its ownership of the shares of common stock, as of May 17, 2022, assuming conversion of the Preferred Stock held by the Selling Securityholders on that date, without regard to any limitations on conversions.

The third column lists the shares of New Digital World common stock being offered by this prospectus by the Selling Securityholders.

In accordance with the terms of a registration rights agreement with the Selling Securityholders, this prospectus generally covers the resale of the sum of (i) the number of shares of New Digital World common stock issuable upon conversion of shares of Preferred Stock to be issued to the Selling Securityholders in the PIPE Investment, determined as if the outstanding shares of Preferred Stock were converted in full pursuant to the floor conversion price of $10.00 as provided in the registration right agreement, without regard to any limitations on the conversion of the Preferred Stock. The fourth column assumes the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus.

Under the terms of any shares of Preferred Stock held by Selling Securityholders, a Selling Securityholder may not convert any such shares of Preferred Stock to the extent such conversion would cause such Selling Securityholders, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of such shares of Preferred Stock which have not been converted. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

SELLING SECURITYHOLDERS

Name of Selling Securityholder	Class A Common Stock Owned Prior to the Offering	New Digital World Common Stock Being Offered	New Digital World Common Stock Owned After This Offering
			Number	Percent
Alpine Partners (BVI), LP(1)	250,000	250,000	—	—%
Alta Partners LLC(2)	3,500,100	3,500,100	—	—%
Anson East Master Fund LP(3)	1,250,000	1,250,000	—	—%
Anson Investments Master Fund LP(4)	3,750,000	3,750,000	—	—%
Anson Opportunities Master Fund LP(5)	1,000,000	1,000,000	—	—%
Auctus Fund, LLC(6)	2,000,000	2,000,000	—	—%
Boothbay Absolute Return Strategies, LP*(7)	732,580	632,000	100,580	—%
Boothbay Diversified Alpha Master Fund LP*(8)	917,500	868,000	49,500	—%
Caravel Capital Fund(9)	2,000,000	2,000,000	—	—%
Cavalry Fund I LP(10)	750,000	750,000	—	—%
Cavalry Investment Fund LP(10)	150,000	150,000	—	—%
Cavalry Special Ops Fund, LLC(10)	100,000	100,000	—	—%
Cougar Capital LLC(11)	200,000	200,000	—	—%
DSN Ventures LLC(12)	200,000	200,000	—	—%
Evergreen Capital Management LLC(13)	300,000	300,000	—	—%
Fifth Lane Partners Fund, LP(14)	1,000,000	1,000,000	—	—%
FirstFire Global Opportunities Fund LLC(15)	300,000	300,000	—	—%
GHS Investments, LLC(16)	200,000	200,000	—	—%
Greywood Investments, LLC(17)	500,000	500,000	—	—%
Intracoastal Capital LLC(18)	200,000	200,000	—	—%
Investment Opportunities SPC(19)	1,623,200	1,623,200	—	—%
Ionic Ventures, LLC(20)	1,000,000	1,000,000	—	—%
Kbb Asset Management(21)	200,000	200,000	—	—%
Kershner Trading Americas, LLC(22)	1,000,000	1,000,000	—	—%
Kingsbrook Opportunities Master Fund LP(23)	100,000	100,000	—	—%
L1 Capital Global Opportunities Master Fund(24)	750,000	750,000	—	—%
Leviston Resources LLC(25)	150,000	150,000	—	—%
Lind Global Fund II LP(26)	500,000	500,000	—	—%
LMA SPC(27)	371,400	371,400	—	—%
Mank Capital LLC(28)	50,000	50,000	—	—%
MMCAP International Inc.SPC(29)	10,000,000	10,000,000	—	—%
Oceana Master Fund Ltd.(30)	4,482,800	4,482,800	—	—%
One68 Global Capital, LLC(31)	600,000	600,000	—	—%
Orca Capital GmbH(32)	150,000	150,000	—	—%
Parkwood Master Fund Ltd.(33)	250,000	250,000	—	—%
Pentwater Equity Opportunities Master Fund Ltd.(34)	2,785,600	2,785,600	—	—%
Pentwater Merger Arbitrage Master Fund Ltd.(35)	4,305,800	4,305,800	—	—%
Pentwater Unconstrained Master Fund Ltd.(36)	220,200	220,200	—	—%
PWCM Master Fund Ltd.(37)	6,211,000	6,211,000	—	—%
Red Rowan Investments Ltd(38)	10,000,000	10,000,000	—	—%
Sabby Volatility Warrant Master Fund, Ltd(39)	10,000,000	10,000,000	—	—%
Samara Master Fund Ltd(40)	250,000	250,000	—	—%
GundyCo ITF The K2 Principal Fund L.P.(41)	1,000,000	1,000,000	—	—%
The Mangrove Partners Master Fund, Ltd(42)	5,000,000	5,000,000	—	—%
Truth SPC(43)	11,350,000	11,350,000	—	—%

Name of Selling Securityholder	Class A Common Stock Owned Prior to the Offering	New Digital World Common Stock Being Offered	New Digital World Common Stock Owned After This Offering
			Number	Percent
Verition Multi-Strategy Master Fund Ltd(44)	1,500,000	1,500,000	—	—%
Vertical Holdings, LLC(45)	500,000	500,000	—	—%
YAII PN LTD(46)	6,500,000	6,500,000	—	—%

*	Represents beneficial ownership or voting power of less than one percent.
(1)

The shares of New Digital World common stock are held of record by Alpine Partners (BVI), L.P. Amy Tarlowe has voting and dispositive control over the shares held by Alpine Partners (BVI), L.P. The business address for this entity is c/o Alpine Global Management, LLC, 140 Broadway, 38th Floor, New York, NY 10005.

(2)

The shares of New Digital World common stock are held of record by Alta Partners LLC. Steven Cohen has voting and dispositive control over the shares held by Alta Partners LLC. The business address for this entity is 954 Avenida Ponce de Leon, Suite 207, San Juan, PR 00917.

(3)

The shares of New Digital World common stock are held of record by Anson East Master Fund LP (“Anson East”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson , hold voting and dispositive power over the New Digital World common stock held by Anson East. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these New Digital World common stock except to the extent of their pecuniary interest therein. The principal business address of Anson East is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)

The shares of New Digital World common stock are held of record by Anson Investments Master Fund LP (“Anson Investments”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments, hold voting and dispositive power over the New Digital World common stock held by Anson Investments. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these New Digital World common stock, except to the extent of their pecuniary interest therein. The principal business address of Anson Investments is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(5)

The shares of New Digital World common stock are held of record by Anson Opportunities Master Fund LP (“Anson Opportunities”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Opportunities , hold voting and dispositive power over the New Digital World common stock held by Anson Opportunities. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these New Digital World common stock except to the extent of their pecuniary interest therein. The principal business address of Anson Opportunities is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(6)

The shares of New Digital World common stock are held of record by Auctus Fund, LLC. Alfred Sollami and Louis Posner have voting and dispositive control over the shares held by Auctus Fund, LLC. The business address for this entity is 545 Boylston Street, Suite 200, Boston, MA 02116.

(7)

The shares of New Digital World common stock are held of record by Boothbay Absolute Return Strategies, LP. Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“BBARS”), is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by BBARS. Ari Glass is the managing member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The business address for this entity is c/o Boothbay Fund Management, LLC, 140 East 45th Street, 14th Floor, New York, New York 10017.
(8)

The shares of New Digital World common stock are held of record by Boothbay Diversified Alpha Master Fund LP. Boothbay Diversified Alpha Master Fund LP, a Cayman Islands limited partnership (“BBDAMF”) is managed by Boothbay. Boothbay, in its capacity as the investment manager of BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the managing member of Boothbay. Each of BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The business address for this entity is c/o Boothbay Fund Management, LLC, 140 East 45th Street, 14th Floor, New York, New York 10017.

(9)

The shares of New Digital World common stock are held of record by Caravel Capital Fund (formerly known as “Caravel CAD Fund Ltd.) Glen Gibbons has voting and dispositive control over the shares held by Caravel Capital Fund. The business address for this entity is Old Fort Bay Town Centre, Unit 7, Building 2, Nassau, New Providence, The Bahamas, P.O. Box #7776.

(10)

Cavalry Fund I Management LLC is the general partner of Cavalry Fund I LP, Cavalry Special Ops Fund LLC and Cavalry Investment Fund LP. As such, Cavalry Fund I Management LLC may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) an aggregate of 1,000,000 shares of common stock. Thomas Walsh is the Manager of Cavalry Fund I Management LLC. Each of Mr. Walsh, Calvary Fund I LP, Cavalry Special Ops Fund LLC and Cavalry Investment Fund LP disclaim beneficial ownership of these securities.

(11)

The shares of New Digital World common stock are held of record by Cougar Capital LLC. Emanuel E. Geduld has voting and dispositive control over the shares held by Cougar Capital LLC. The business address for this entity is 20 West 55th Street, 10th Floor, New York, NY 10019.

(12)

The shares of New Digital World common stock are held of record by DSN Ventures LLC. David S. Nagelberg has voting and dispositive control over the shares held by DSN Ventures LLC. The business address for this entity is 939 Coast Blvd., Unit 21 DE, La Jolla, CA 92037.

(13)

The shares of New Digital World common stock are held of record by Evergreen Capital Management LLC. Jeffrey Pazdro has voting and dispositive control over the shares held by Evergreen Capital Management LLC. The business address for this entity is 156 W Saddle River Road, Saddle River, New Jersey 07458.

(14)

The shares of New Digital World common stock are held of record by Fifth Lane Partners Fund, LP. Cavan Copeland has voting and dispositive control over the shares held by Fifth Lane Partners Fund, LP. The business address for this entity is 1825B Kramer Lane, Suite 200, Austin, TX 78758.

(15)

The shares of New Digital World common stock are held of record by FirstFire Global Opportunities Fund LLC. Eli Fireman has voting and dispositive control over the shares held by FirstFire Global Opportunities Fund LLC. The business address for this entity is 1040 1st Ave, New York, New York 10022.

(16)

The shares of New Digital World common stock are held of record by GHS Investments, LLC. Mark Grober has voting and dispositive control over the shares held by GHS Investments, LLC. The business address for this entity is 420 Jericho Turnpike, Suite 102, Jericho, NY 11753.

(17)

The shares of New Digital World common stock are held of record by Greywood Investments, LLC. Sasha Szabo has voting and dispositive control over the shares held by Greywood Investments, LLC. The business address for this entity is 217 East 49th Street New York, New York, 10017.

(18)

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under the Exchange Act) of the securities reported herein that are held by Intracoastal.

(19)

The shares of New Digital World common stock are held of record by Investment Opportunities SPC. Matthew Halbower has voting and dispositive control over the shares held by Investment Opportunities SPC. The business address for this entity is 614 Davis Street, Evanston, IL 60201.

(20)	The shares of New Digital World common stock are held of record by Ionic Ventures, LLC. Brendan O’Neil and Keith Coulston are the managers of Ionic Ventures and may also be deemed to have voting and dispositive control over the shares. The business address for this entity is 3053 Fillmore Street, Suite 256, San Francisco, CA 94123.
(21)

The shares of New Digital World common stock are held of record by KBB Asset Management. Steve Segal has voting and dispositive control over the shares held by KBB Asset Management. The business address for this entity is 47 Calle Del Sur, Palm Coast, Florida 32137.

(22)

The shares of New Digital World common stock are held of record by Kershner Trading Americas, LLC. Andrew S. Kershner has voting and dispositive control over the shares held by Kershner Trading Americas, LLC. The business address for this entity is 1825B Kramer Lane, Suite 200, Austin, Texas 78758.

(23)

The shares of New Digital World common stock are held of record by Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”). Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may also be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The business address for this entity is c/o Kingsbrook Partners LP, 689 Fifth Avenue, 12th Floor, New York, New York 10022.

(24)

The shares of New Digital World common stock are held of record by L1 Capital Global Opportunities Master Fund. Joel Arber has voting and dispositive control over the shares held by L1 Capital Global Opportunities Master Fund. The business address for this entity is Level 28, 101 Collins Street, Melbourne VIC 3000.

(25)

The shares of New Digital World common stock are held of record by Leviston Resources LLC. Roman Rogol has voting and dispositive control over the shares held by Leviston Resources LLC. The business address for this entity is 1225 Ave Ponce de leon, ph-855, San Juan, Puerto Rico 00907.

(26)

The shares of New Digital World common stock are held of record by Lind Global Fund II LP. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global Fund II LP, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein.

(27)

The shares of New Digital World common stock are held of record by LMA SPC for and on behalf of MAP 98 Segregated Portfolio. Matthew Halbower has voting and dispositive control over the shares held by LMA SPC. The business address for this entity is 614 Davis Street, Evanston, IL 60201.

(28)

The shares of New Digital World common stock are held of record by Mank Capital, LLC. Jess Mogul has voting and dispositive control over the shares held by Mank Capital, LLC. The business address for this entity is 347 West 87th Street, Apt. 2R, New York, NY 10024.

(29)

The shares of New Digital World common stock are held of record by MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio. MM Asset Management Inc. as portfolio advisor has voting and dispositive control over the shares held by MMCAP International Inc. SPC. The business address for this entity is Mourant Governance Service (Cayman) Ltd 94 Solaris Ave Camana Bay, PO Box 1348 Grand Cayman, Cayman Islands KY1-1108.

(30)

The shares of New Digital World common stock are held of record by Oceana Master Fund Ltd. Matthew Halbower has voting and dispositive control over the shares held by Oceana Master Fund Ltd. The business address for this entity is 614 Davis Street, Evanston, IL 60201.

(31)

The shares of New Digital World common stock are held of record by One68 Global Capital, LLC. One68 Global Capital, LLC is an investment manager that trades for the Separately Managed Account of Shay Capital LLC. David Nguyen and Nancy Oh have voting and dispositive control over the shares held by One68 Global Capital, LLC. Each of Shay Capital LLC, David Nguyen and Nancy Oh disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The business address for this entity is 280 Park Ave, 5th Floor, New York, NY 10017.
(32)

The shares of New Digital World common stock are held of record by Orca Capital Gmbh. Thomas Koenig has voting and dispositive control over the shares held by Orca Capital Gmbh. The business address for this entity is Sperlring 2, Pfaffenhofen, 85276, Bavaria, Germany.

(33)

The shares of New Digital World common stock are held of record by Parkwood Master Fund Ltd. Dan Sternberg, President, DPS Capital Inc. as manager for Parkwood Master Fund Ltd., has voting and dispositive control over the shares held by Parkwood Master Fund Ltd. The business address for this entity is: c/o CO Services Cayman Limited, PO Box 10008, Willow House, Cricket Square Grand Cayman, KY1-1001 Cayman Islands.

(34)

The shares of New Digital World common stock are held of record by Pentwater Equity Opportunities Master Fund Ltd. Matthew Halbower has voting and dispositive control over the shares held by Pentwater Equity Opportunities Master Fund Ltd. The business address for this entity is 1001 10th Avenue South, Suite 216, Naples, Florida 34102.

(35)

The shares of New Digital World common stock are held of record by Pentwater Merger Arbitrage Master Fund Ltd. Matthew Halbower has voting and dispositive control over the shares held by Pentwater Merger Arbitrage Master Fund Ltd. The business address for this entity is 1001 10th Avenue South, Suite 216, Naples, Florida 34102.

(36)

The shares of New Digital World common stock are held of record by Pentwater Unconstrained Master Fund Ltd. Matthew Halbower has voting and dispositive control over the shares held by Pentwater Unconstrained Master Fund Ltd. The business address for this entity is 1001 10th Avenue South, Suite 216, Naples, Florida 34102.

(37)

The shares of New Digital World common stock are held of record by PWCM Master Fund Ltd. Matthew Halbower has voting and dispositive control over the shares held by PWCM Master Fund Ltd. The business address for this entity is 1001 10th Avenue South, Suite 216, Naples, Florida 34102.

(38)

The shares of New Digital World common stock are held of record by Red Rowan Investments Ltd. Paolo Zonno has voting and dispositive control over the shares held by Red Rowan Investments Ltd. The registered address for this entity is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(39)

The shares of New Digital World common stock are held of record by Sabby Volatility Warrant Master Fund, Ltd. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(40)

The shares of New Digital World common stock are held of record by Samara Master Fund Ltd. Ben Cubitt, president, Samara Capital Inc, as manager of Samara Master Fund Ltd, has voting and dispositive control over the shares held by Samara Master Fund Ltd. The business address for this entity is MUFG House, 227 Elgin Ave, PO Box 852, Grand Cayman, KY1 1103, Cayman Islands.

(41)

The shares of New Digital World common stock are held of record by The K2 Principal Fund L.P. The full legal name of the registered holder is GundyCo ITF The K2 Principal Fund L.P. a/c 515-00018-23. Daniel Gosselin has voting and dispositive control over the shares held by GundyCo ITF The K2 Principal Fund L.P. The business address for this entity is 2 Bloor St West, Suite 801, Toronto, Ontario M4W 3E2.

(42)

The shares of New Digital World common stock are held of record by The Mangrove Partners Master Fund, Ltd. Beneficial ownership of the shares is also claimed by (i) Mangrove Partners which serves as the investment manager of The Mangrove Partners Master Fund, Ltd., and (ii) Nathaniel August who is the principal of Mangrove Partners. The business address for Mangrove Partners Master Fund, Ltd. is c/o Mangrove Partners, 645 Madison Avenue, 14th Floor, New York, NY 10022.

(43)

The shares of New Digital World common stock are held of record by Truth SPC. Nathan Smith has voting and dispositive control over the shares held by Truth SPC. The business address for this entity is 23 Lime Tree Bay, PO Box 1569, KY-1110.

(44)

The shares of New Digital World common stock are held of record by Verition Multi-Strategy Master Fund Ltd. Verition Fund Management, LLC, as the investment manager of Verition Multi-Strategy Master Fund Ltd., may be deemed to have voting and dispositive control over these securities. Nicholas Maounis, through ownership of the managing member of Verition Fund Management LLC, may also be deemed to have voting and dispositive control with respect to these securities. Verition Fund Management LLC, its managing member, and Mr. Maounis disclaim beneficial ownership over these securities, except to the extent of their pecuniary interest therein. The business address for this entity is Verition Fund Management, One American Lane, Greenwich, CT 06831.

(45)

The shares of New Digital World common stock are held of record by Vertical Holdings, LLC. Kevan Casey has voting and dispositive control over the shares held by Vertical Holdings, LLC. The business address for this entity is 9337B Katy Freeway #296, Houston, Texas 77024.

(46)

The shares of New Digital World common stock are held of record by YAII PN, Ltd. Mark Angelo has voting and dispositive control over the shares held by YAII PN, Ltd. The business address for this entity is 1012 Springfield Ave, Mountainside, New Jersey 07092.

DESCRIPTION OF SECURITIES

The following summary of the material terms of New Digital World’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the proposed Amended Charter in its entirety for a complete description of the rights and preferences of New Digital World’s securities following the Business Combination. The full text of the proposed Amended and Restated Charter is included as an exhibit to the registration statement of which this prospectus is a part, and to applicable provisions of Delaware Law.

Common Stock

Upon the Closing, the outstanding shares of Class A common stock, including any shares of Class B common stock that are converted into Digital World Class A common stock in accordance with the Digital World Charter, will be redesignated as common stock, par value $0.0001 per share, of Trump Media & Technology Group Corp. (the new name of Digital World after the Closing), which shares are referred to herein as New Digital World common stock.

It is anticipated that, immediately after the Closing of the Business Combination, New Digital World will have a total of 158,213,527 shares of New Digital World common stock issued and outstanding. The foregoing excludes any outstanding Warrants and assumes that ((i) there are no redemptions of any shares by Digital World’s public stockholders in connection with the Business Combination, (ii) no awards are issued under the Equity Incentive Plan and (iii) no Working Capital Units or Extension Units are issued. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Digital World’s existing stockholders in the Combined Entity will be different. Upon consummation of the Business Combination, and subject to approval of the Equity Incentive Plan to be approved and entered into in connection with the Business Combination, TMTG’s executive officers are expected to receive grants of stock options and restricted stock units under the Equity Incentive Plan from time to time as determined by the Compensation Committee. In addition, the outstanding TMTG Options and TMTG RSUs granted to TMTG’s executive officers and certain members of the TMTG Board under the TMTG 2022 Plan prior to the Closing of the Business Combination will be assumed and converted to options and RSUs under the Equity Incentive Plan effective as of the Closing the Business Combination.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Amended Charter or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of New Digital World common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

All of the outstanding Founder Shares, as shares of Class B common stock, will convert into shares of New Digital World common stock at the Closing of the Business Combination. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with the Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the New Digital World common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, or (y) the date on which New Digital World completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

The Amended Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in the Business Combination.

Preferred Stock

In connection with the PIPE Investment, New Digital World shall designate and issue 1,000,000 shares of Preferred Stock. The material terms of the Preferred Stock as set forth in the form of Certificate of Designation of Preferences, Rights and Limitations for the Preferred Stock (the “Certificate of Designation”) are summarized below:

Rank. The Preferred Stock shall rank (i) senior to all of the common stock of New Digital World; (ii) senior to any class or series of capital stock of New Digital World hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (iii) on parity with any class or series of capital stock of New Digital World created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iv) junior to any class or series of capital stock of New Digital World hereafter created specifically ranking by its terms senior to any Preferred Stock, in each case, as to dividends or distributions of assets upon liquidation, dissolution or winding up of New Digital World, whether voluntarily or involuntarily.

Dividends. Except for stock dividends or distributions for which certain adjustments are to be made, the holders of Preferred Stock will be entitled to receive dividends equal (on an as-if-converted-to-common- stock basis) to and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock; provided, however, to the extent that any such holder’s right to participate in any such distribution would result in such holder exceeding the Beneficial Ownership Limitation (as defined below), then such holder shall not be entitled to participate in such distribution to such extent (or in the beneficial ownership of any shares of common stock as a result of such distribution to such extent) and the portion of such distribution shall be held in abeyance for the benefit of such holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation. No other dividends shall be paid on shares of Preferred Stock.

Liquidation Preference. In the event of a liquidation, dissolution or winding up of New Digital World, the holders of the Preferred Stock will be entitled to receive $0.0001 per share of the respective Preferred Stock held and an amount equal to any dividends declared but unpaid thereon, before any payments are made to holders of common stock or any Junior Securities and pari passu with any distribution to the holders of Parity Securities. After such payment to the holders of Preferred Stock, holders of shares of Preferred Stock will be entitled to receive out of the assets of the company the same amount that a holder of common stock would receive if the Preferred Stock were fully converted (without limitations) to common stock which amounts shall be paid pari passu with all holders of common stock.

Conversion. Each share of Preferred Stock may be converted at the holder’s option at any time after issuance into that number of shares of common stock at an initial conversion price of $33.60, which is equal to a 20% discount to DWAC’s volume-weighted average closing price (“VWAP”) for the five consecutive trading days prior to and including December 1, 2021 (subject to adjustments as more fully described below); provided that the number of shares of common stock to be issued pursuant to such conversion does not, when aggregated with all other shares of common stock owned by such holder and its affiliates at such time, result in such holder or any of its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% (or, upon election by such holder prior to the issuance of any shares of Preferred Stock, 9.99%) of all of the common stock outstanding at such time (the “Beneficial Ownership Limitation”).

The conversion price shall automatically adjust downward (each, a “Conversion Price Adjustment”) to the greater of: (i) the product of (x) the average of the ten (10) consecutive daily VWAPs over the ten (10) consecutive trading days following the closing date of the TMTG Business Combination (subject to adjustment for splits, stock combinations, reclassification, dividends, and the like) and (y) 60% (i.e., applying a discount of 40%); and (ii) $10.00 (subject to adjustment for splits, stock combinations, reclassification, dividends, and the like). If the formula results in a conversion price over $33.60, there is no downward adjustment.

If the company is unable to include all the shares of common stock issuable upon conversion of the Preferred Stock in the Initial Registration Statement, at the time of filing of each subsequent registration statement, the then current conversion price is subject to downward adjustment based on the formula set forth above, where the 10-day VWAP is measured from the 10-day period following the effective date of the applicable registration statement, so that upon each Conversion Price Adjustment, for so long as a holder still holds any shares of Preferred Stock (including, for the avoidance of doubt, a single share or any fraction of a single share), the Preferred Stock held by such holder shall subsequently be convertible into the number of shares of common stock such that the holder will be entitled to the aggregate number of shares of common stock based on its initial purchase of Preferred Stock pursuant to the SPAs convertible at the conversion price then in effect following the applicable Conversion Price Adjustment. There is no further downward adjustment if the new Conversion Price Adjustment is greater than the then current conversion price.

Voting. The Preferred Stock shall have no voting rights, except that as long as any shares of Preferred Stock are outstanding, the company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of New Digital World common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The Public Warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of New Digital World common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of New Digital World common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of New Digital World common stock upon exercise of a warrant unless the New Digital World common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are not registering the shares of New Digital World common stock issuable upon exercise of the Public Warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the Closing, we will use our best efforts to file with the SEC a registration statement covering the shares of New Digital World common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of New Digital World common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of New Digital World common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the New Digital World common stock issuable upon exercise of the warrants is not effective within a specified period following the Closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the Public Warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•

if, and only if, the reported last sale price of the New Digital World common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the New Digital World common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of New Digital World common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of New Digital World common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Digital World common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New Digital World common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New Digital World common stock to be received upon exercise of the Public

Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Closing. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of New Digital World common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of New Digital World common stock is increased by a stock dividend payable in shares of New Digital World common stock, or by a split-up of shares of New Digital World common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of New Digital World common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of New Digital World common stock. A rights offering to holders of New Digital World common stock entitling holders to purchase shares of New Digital World common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of New Digital World common stock equal to the product of (i) the number of shares of New Digital World common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Digital World common stock) and (ii) one (1) minus the quotient of (x) the price per share of New Digital World common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for New Digital World common stock, in determining the price payable for New Digital World common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New Digital World common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of New Digital World common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of New Digital World common stock on account of such shares of New Digital World common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of New Digital World common stock in connection with the Closing of the Business Combination, (d) to satisfy the redemption rights of the holders of New Digital World common stock in connection with a stockholder vote to amend the Digital World Charter (i) for an Extension or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Digital World common stock in respect of such event.

If the number of outstanding shares of our New Digital World common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New Digital World common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New Digital World common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of New Digital World common stock.

Whenever the number of shares of New Digital World common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Digital World common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Digital World common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of New Digital World common stock (other than those described above or that solely affects the par value of such shares of New Digital World common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of New Digital World common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our New Digital World common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New Digital World common stock in such a transaction is payable in the form of New Digital World common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants and the Placement Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Digital World. You should review a copy of the warrant agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of New Digital World common stock and any voting rights until they exercise their warrants and receive shares of New Digital World common stock. After the issuance of shares of New Digital World common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of New Digital World common stock to be issued to the warrantholder.

Placement Warrants

Except as described below, the Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. The Placement Warrants (including the New Digital World common stock issuable upon exercise of the Placement Warrants) are not transferable, assignable or salable until 30 days after the Closing (except, among certain other limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor) and will be entitled to registration rights, so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Placement Warrants on a cashless basis. If the Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Placement Warrants will be subject to the same terms and conditions as the Public Warrants, and among other matters, be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of New Digital World common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Digital World common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New Digital World common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the Closing of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to the Closing. The payment of any cash dividends subsequent to the Closing will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

New Digital World will opt out of Section 203 of the DGCL. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e. a stockholder owning 15% or more of company’s voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions.

The Amended Charter provides that our board of directors are classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

The Amended Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Notwithstanding the Digital World Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, (i) the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by Written Consent

Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Classified Board of Directors

Our board of directors are divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The Amended Charter provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Registration Rights

The holders of the Founder Shares, Placement Units, Working Capital Units and Extension Units (and any securities underlying the Placement Units, Working Capital Units and Extension Units) are entitled to registration rights pursuant to the registration rights agreement that was signed at the time of the Digital World IPO, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

Our Units, Class A common stock and Warrants are currently listed on Nasdaq under the symbols “DWACU,” “DWAC” and “DWACW,” respectively. It is currently expected that after the Closing, our New Digital World common stock and Public Warrants will be listed on Nasdaq under the symbols “TMTG” and “TMTGW,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of New Digital World common stock (which, for purposes of this discussion, includes Digital World Class A Common Stock and PIPE Shares) This discussion is limited to holders who purchase our New Digital World common stock pursuant to this offering and who hold New Digital World common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law (including, but not limited to, proposed legislation) will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion does not address the U.S. federal income tax consequences to the Sponsor, the anchor investors, or our founders, officers or directors. This summary does not address the Medicare contribution tax on certain net investment income, the alternative minimum tax, special tax accounting rules under Section 451(b) of the Code, U.S. federal estate or gift tax laws, or any state, local or non-U.S. tax laws. In addition, this discussion does not address all U.S. federal income tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	traders in securities subject to a mark-to-market method of accounting for U.S. federal income tax purposes with respect to our New Digital World common stock;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	regulated investment companies, mutual funds or real estate investment trusts;

•	“controlled foreign corporations” or “passive foreign investment companies;”

•	persons that acquired our New Digital World common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	former citizens or long-term residents of the United States;

•	persons that hold our New Digital World common stock as a part of a straddle, hedge, integrated transaction or similar transaction;

•	persons that directly, indirectly or constructively own 5 percent or more (by vote or value) of our New Digital World common stock; or

•	persons deemed to sell our Combined Company Class A Common Stock under the constructive sale provisions of the Code.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our New Digital World common stock the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our New Digital World common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of such New Digital World common stock.

IF YOU ARE CONSIDERING THE PURCHASE OF OUR NEW DIGITAL WORLD COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SUCH CLASS A COMMON STOCK, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER OTHER U.S. FEDERAL TAX LAWS, THE LAWS OF ANY OTHER TAXING JURISDICTION, OR ANY APPLICABLE TAX TREATY. IN ADDITION, YOU SHOULD CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO ANY POTENTIAL CHANGES IN U.S. FEDERAL TAX LAW AS WELL AS ANY POTENTIAL CHANGES IN STATE, LOCAL OR NON-U.S. TAX LAWS. U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our New Digital World common stock, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of New Digital World common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its New Digital World common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of its New Digital World common stock, as applicable, and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our Combined Entity Class A Common Stock” below.

Dividends we pay to a U.S. Holder that is treated as a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the applicable holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate

U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of our New Digital World common stock

Upon a sale or other taxable disposition of New Digital World common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such New Digital World common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for its New Digital World common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its New Digital World common stock so disposed of. A U.S. Holder’s adjusted tax basis in its New Digital World common stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to distributions paid or deemed paid to a U.S. Holder and to the proceeds of the sale or other disposition of our New Digital World common stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

A “Non-U.S. Holder” is a beneficial owner of our New Digital World common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to Non-U.S. Holders of New Digital World common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its New Digital World common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Non-U.S. Holder’s New Digital World common stock, and will be treated as described under “Non U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of our New Digital World common stock.”

Subject to the discussions below regarding effectively connected income, backup withholding and FATCA, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence. In order to receive a reduced treaty rate, a Non-U.S. Holder must provide us or the applicable paying agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Under applicable Treasury Regulations, we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If a Non-U.S. Holder holds our New Digital World common stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of our New Digital World common stock” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends received by a Non-U.S. Holder that are treated as effectively connected with the holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the holder in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA. In order to obtain this exemption, a Non-U.S. Holder must provide us or the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits. In addition, dividends received by corporate

Non-U.S. Holders that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and the holder’s country of residence.

Non-U.S. Holders should consult their tax advisor regarding the tax consequences of the ownership and disposition of our New Digital World common stock, including the application of any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or other Taxable Disposition of our New Digital World common stock

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our New Digital World common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the holder in the United States);

•

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our New Digital World common stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of, or the holder’s holding period for, our New Digital World common stock, as applicable.

We believe that we are not currently a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. Even if we are or become a USRPHC, however, in the case where shares of our New Digital World common stock are regularly traded on an established securities market, the Non-U.S. Holder disposing of our New Digital World common stock will be treated as disposing of a USRPI only if it has owned, directly or constructively, more than 5% of our New Digital World common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our New Digital World common stock. There can be no assurance that our New Digital World common stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Non-U.S. Holders described in the first bullet above generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Individual Non-U.S. Holders described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the dividends we pay or are deemed to pay to such Holder and the tax withheld, if any, with respect to such dividends. A Non-U.S. Holder will have to comply with specific certification procedures to establish that the Holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends. A Non-U.S. Holder generally will not be subject to U.S. backup withholding with respect to payments of dividends if such Holder establishes an exemption by certifying his, her or its Non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E or other appropriate IRS From W-8 (or other applicable or successor form); provided we do not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person (as defined in the Code).

Information reporting and backup withholding will generally apply to the proceeds of a taxable disposition of our New Digital World common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the Holder establishes an exemption by certifying his, her or its status as a Non-U.S. Holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S.Holder where the transaction is effected outside the U.S. through a Non-U.S. office of a broker. However, for information reporting purposes, taxable dispositions effected through a Non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such Holder to a refund, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Subject to the following paragraph, the Foreign Account Tax Compliance Act and the Treasury Regulations and other official IRS guidance issued thereunder (collectively, “FATCA”) generally imposes a U.S. federal withholding tax of 30% on dividends (including constructive dividends) on, and the gross proceeds from a sale or other disposition of, our New Digital World common stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. Subject to the following paragraph, FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends (including constructive dividends) on, and the gross proceeds from a sale or other disposition of, our New Digital World common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from the U.S. nonresident withholding tax described above and backup withholding, including under the exemptions described above. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and the holder’s country of residence may modify the requirements described in this section. Holders should consult with your own tax advisors regarding the application of FATCA to your ownership and disposition of our New Digital World common stock.

The U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our New Digital World common stock (but not on payments or constructive payments of dividends). The preamble of such proposed regulations states that they may be relied upon by taxpayers until final regulations are issued or until such proposed regulations are rescinded.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR NEW DIGITAL WORLD COMMON STOCK.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Miami, Florida, which has acted as counsel to the Combined Entity in connection with this offering.

EXPERTS

The consolidated financial statements of TMTG as of December 31, 2021 and for the year ended December 31, 2021, included in this prospectus, have been so included in reliance on the report of Borgers, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Digital World Acquisition Corp. as of December 31, 2021 and for the year then ended, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report thereon and included in this prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus constitutes only a part of the registration statement. Some items are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at https://www.dwacspac.com . We make available, free of charge, on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Trump Media & Technology Group Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Trump Media & Technology Group Corp. (the “Company”) as of December 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period February 8, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period February 8, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2022

Lakewood, CO

May 16, 2022

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Balance Sheet

As of December 31, 2021

(in thousands)
Assets
Current assets:
Cash	$18,734.4
Prepaid expenses and other current assets	431.4
Related party receivable	23.3

Total current assets	19,189.1

Property, plant and equipment	62.1

Total assets	$19,251.2

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$811.5
Related party payable	95.5

Total current liabilities	907.0

Convertible promissory notes	2,085.2
Derivative liability	75,355.2

Total liabilities	78.347.4

Commitments and contingencies (Note 10)
Stockholders’ equity:
Common Stock $ 0.000001 par value – 110,000,000 shares authorized, 100,000,000 shares issued and 10,000,000 outstanding	—
Accumulated Deficit	(59,096.2)

Total stockholders’ equity	(59,096.2)

Total liabilities and Stockholders’ deficit	$19,251.2

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Operations

For the period from February 8, 2021 (inception) through December 31, 2021

(in thousands except share and per share data)
Related party - Net sales	$2,123.3
Cost of revenue	—

Gross profit	2,123.3

Operating costs and expenses
Research and development	2,571.3
Sales and marketing	381.7
General and administration	3,425.8

Loss from operations	(4,255.5)
Interest expense	(654.3)
Change in fair value of derivative liabilities	(54,186.4)

Loss from operations before income taxes	(59,096.2)
Income tax benefit	—

Net loss	$(59,096.2)

Loss per Share attributable to common stockholders:
Basic	(0.59)

Diluted	(0.59)

Weighted Average Shares used to compute net loss per share attributable to common stockholders:
Basic	100,000,000
Diluted	100,000,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Stockholders’ Deficit

For the period from February 8, 2021 (inception)

through December 31, 2021

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at February 8, 2021 (inception)	$—	$—	$—
Net loss		(59,096.2)	(59,096.2)

Balance at December 31, 2021	$—	$(59,096.2)	$(59,096.2)

Paid in Capital of 10,000 shares of common stock, each having a par value of $0.000001 was converted to 100,000,000 shares, each having a par value of $0.000001. Total value of paid in capital = $100

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Cash Flows

For the period from February 8, 2021 (inception)

through December 31, 2021

(in thousands)
Cash flows from operating activities
Net loss	$(59,096.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on debt	654.0
Change in fair value of derivative liability	54,186.4
Depreciation	6.5
Related party receivable	(23.3)
Prepaid expenses and other current assets	(431.3)
Accounts payable	811.5
Related party payable	95.5

Net cash used in operating activities	(3,797.0)
Cash flows used in investing activities
Purchases of property, plant and equipment	(68.6)

Net cash used in investing activities	(68.6)
Cash flows provided by financing activities
Proceeds from convertible promissory notes	22,600.0

Net cash provided by financing activities	22,600.0

Net change in cash	18,734.4
Cash, beginning of period	—

Cash, end of period	$18,734.4

Supplemental disclosure of cash flow information
Cash paid for interest	$—
Cash paid for taxes	—
Non cash investing and financing activities
Costs associated with convertible notes	$240.0

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF BUSINESS

The accompanying financial statements include the historical accounts of Trump Media & Technology Group Corp. (“TMTG”). TMTG, incorporated in the state of Delaware and headquartered in Palm Beach, Florida, is creating a media and technology company rooted in social media, digital streaming, information technology infrastructure, and more. TMTG’s initial product launch will focus on its social media platform, Truth Social, which encourages an open, free, and honest global conversation without discriminating against political ideology. Subsequent product launches are likely to include subscription video-on-demand services offering “big tent” entertainment choices (TV series, documentaries, and podcasts) with broad consumer appeal for all to enjoy. Trump Media & Technology Group Corp. changed its name from Trump Media Group Corp. in October 2021.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Liquidity and going concern

TMTG commenced operations on February 8, 2021 and is currently preparing to launch its social media platform. The business used cash from operations of $3,797,000 from February 8, 2021 (inception) through December 31, 2021 funded by $22,600,000 of proceeds from the issuance of convertible promissory notes. These notes mature between 18 and 36 months; however, each has an accelerated retirement feature in the event of default by the Company. Interest will be accrued between 5% and 10% annually based on the simple interest method (365 days per year). See Note 8 – Convertible Promisory Notes.

In October of 2021, TMTG entered into a definitive merger agreement with a special purpose acquisition corporation (SPAC), Digital World Acquisition Corp. (DWAC), a Delaware corporation. The companies expect to consummate the merger in the coming quarters, combining TMTG’s operations with DWAC’s balance sheet (i.e. cash in trust net of redemptions and fees). The parties to the agreement intend to effect the merger of DWAC and its subsidiaries with and into TMTG, with TMTG continuing as the surviving entity. As a result of which, all of the issued and outstanding capital stock of TMTG shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each of TMTG’s stockholders to receive its pro rata share of the stockholder merger consideration subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the Delaware General Corporation Law. The agreement was amended on May 11, 2022.

During the period January 2022 through March 2022 TMTG raised additional bridge funding of $15,360,000. See Note 12 – Subsequent events.

The directors believe that the Company will have sufficient funds to meet its liabilities as they fall due for the 12 month period after the issuance of these financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the financial statements relate to and include, but are not limited to, the valuation of convertible promissory notes and derivative liabilities.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its majority owned subsidiaries and have been prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). All intercompany transactions have been eliminated.

Cash

Cash represents bank accounts and demand deposits held at financial institutions. Cash is held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) limitations. No losses were incurred for those balances exceeding the limitations.

Prepaid expenses and other current assets

Other receivables consist of prepaid rent, insurance and prepaid data costs.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets. Useful lives for property, plant and equipment are as follows:

Asset Type	Range
Machinery and equipment	2—5 years

Expenditures which substantially increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains and losses are recorded on the disposition or retirement of property, plant and equipment based on the net book value and any proceeds received.

Long-lived fixed assets held and used are reviewed for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Circumstances such as the discontinuation of a line of service, a sudden or consistent decline in the sales forecast for a product, changes in technology or in the way an asset is being used, a history of operating or cash flow losses or an adverse change in legal factors or in TMTG climate, among others, may trigger an impairment review. If such indicators are present, TMTG performs undiscounted cash flow analyses to determine if impairment exists. The asset value would be deemed impaired if the undiscounted cash flows generated did not exceed the carrying value of the asset. If impairment is determined to exist, any related impairment loss is calculated based on fair value. There were no triggering events identified that necessitated an impairment test over property, plant and equipment. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. See Note 4 - Property, plant and equipment for further detail.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Capitalized software costs

The Company capitalizes costs related to its major service products and certain projects for internal use incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally five to ten years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. As of the period ended December 31, 2022, there were no capitalized software costs.

Revenue Recognition

The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps- Identification of the contract, or contracts with a customer; — Identification of the performance obligations in the contract; - Determination of the transaction price; — Allocation of the transaction price to the performance obligations in the contract; and - Recognition of revenue when or as the Company satisfies the performance obligations.

Research and development

Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Marketing and sales

Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, corporate communications and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs

Selling, general and administrative expenses

General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our executive, finance, legal, information technology, human resources and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services, including consulting, third-party legal and accounting services and facilities costs and other supporting overhead costs that are not allocated to other departments.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Income tax amounts are therefore recognized for all situations where the likelihood of realization is greater than 50%. Changes in recognition or measurement are reflected in income tax expense in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in Income Tax Expense. See Note 5—Income Taxes for further detail.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company has no liabilities for loss contingencies.

Recently issued accounting standards

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Simplifying the Accounting for Income Taxes (Topic 740). ASU 2019-12 removes certain exceptions for performing intraperiod tax allocations, recognizing deferred taxes for investments, and calculating income taxes in interim periods. The guidance also simplifies the accounting for franchise taxes, transactions that result in a step-up in the tax basis of goodwill, and the effect of enacted changes in tax laws or rates in interim periods. The Company adopted ASU 2019-12 in the first quarter of 2021 and the adoption had no material impact to the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on their balance sheets but recognize the expenses on their statements of operations in a manner similar to current accounting rules. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The new standard is effective for interim and annual periods beginning after December 15, 2021 (i.e. calendar periods beginning on January 1, 2022) on a modified retrospective basis. All leases are operating leases. See Note 5, “Leases.” The current leases are short term in nature with a term less than 12 months.

NOTE 3 — ACQUISITION

In October 2021, the Company acquired 100% of the ownership in T Media Tech LLC for a nominal value. The results of T Media Tech LLC since October 13, 2021 are included in the Company’s Consolidated Statement of Operations. Pro forma results have not been presented as the acquisition is not considered individually significant to the consolidated results of the Company.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

(in thousands)
Property, plant and equipment
Computer equipment	$68.6
Accumulated depreciation	6.5

Property, plant and equipment, net	$62.1

NOTE 5 — LEASES

The Company has short term leases primarily pertaining to lease properties that expire at various times through June 2022. As of December 31, 2021, minimum commitments under the Company leases, were as follows:

(in thousands)
2021	$461.3

Total lease payments	461.3

NOTE 6 — INCOME TAXES

The components of income tax expense for the period ended December 31, 2021 are as follows:

(in thousands)
Current tax expense:
U.S. Federal	$—
State and local	—

Total current tax expense	—
Deferred tax benefit	—
U.S. Federal	—
State and local	—

Total deferred tax benefit	—

Income tax benefit	$—

The following reconciles the total income tax benefit, based on the U.S. Federal statutory income tax rate of 21% for the period ended December 31, 2021, with TMTG’s recognized income tax expense:

(in thousands)
U.S. Statutory federal income tax benefit	$(12,410.2)
Permanent items
State income taxes, net of federal effect	(2,632.9)
Change in valuation allowance	15,043.1

Income tax benefit	$—

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 2021 are as follows:

(in thousands)	2021
Deferred tax assets
Convertible promissory notes and derivative liability	$13,941.5
Net operating loss (NOL)	1,119.1

Total deferred tax assets	15,060.6
Deferred tax liabilities
Property, plant & equipment	(17.5)

Total deferred tax liabilities	(17.5)

Net deferred tax assets	15,043.1
Valuation allowance	(15,043.1)

Net deferred tax, net of valuation allowance	—

As of December 31, 2021, TMTG had US Federal and State net operating loss carryforwards (“NOLs”) with a tax benefit of $1,119,050.

NOTE 7 — NET SALES — Related Party, RELATED PARTY RECEIVABLE AND PAYABLE

Net sales – Related Party for the period are related to a licencing agreement with one of the Stockholders. Related party receivable is outstanding amounts from such services rendered. Related party payable is operational funding received from Stockholders, which bears no interest and is repayable on demand.

NOTE 8 — CONVERTIBLE PROMISSORY NOTES

Notes 1 to 7 are Convertible Promissory Notes issued from May 2021 through October 2021 with a cumulative face value of $5,340,000, maturity of 24 months from each respective issuance dates and interest will be accrued at 5% based on the simple interest method (365 days year) for each note. Notes 1 to 7 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding, divided by $4.00.

Notes 8 to 12 are Convertible Promissory Notes issued from November 2021 through December 2021 with a cumulative face value of $17,500,000, maturity of between 18 months and 36 months and interest will be accrued at a range between 5% and 10% based on the simple interest method (365 days year) for each note. Notes 8 to 12 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either US$25, US$21 or US$20 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share, $42 per share, $40 per share subject to the respective conditions of the individual Notes, then the Conversion Price shall be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.

The Company determined the automatic discounted share-settlement feature upon certain events (e.g., SPAC, IPO, change in control, etc.) is an embedded derivative requiring bifurcation accounting as (1) the feature is not clearly and closely related to the debt host and (2) the feature meets the definition of a derivative under ASC 815 (Derivative and Hedging). Subsequent changes to the fair value of the embedded derivative flows through the income statement. The Debt (net of initial debt discount and any related debt issuance costs recorded) is accreted using the effective interest rate method under ASC 835 (Interest) until maturity. The Convertible Promissory Notes (debt host) are not subject to Subtopic 480-10.

(in thousands)	As of December, 2021
Convertible Promissory Notes
Notes 1 to 7	$5,340.0
Notes 8 to 12	17,500.0

22,840.0
Debt Issuance costs	(240.0)

Nominal value of Convertible Promissory Notes	22,600.0
Derivative liability Component	(21,168.7)

Liability component at date of issue	1,431.3
Interest charged	653.9
Interest paid	—

Liability component at December 31, 2021	$2,085.2

Embedded feature Component
Derivative liability Component	$21,168.7
Change in fair value of Embedded derivative	54,186.4

Derivative Liability Component at December 31, 2021	$75,355.2

The interest charged for the period is calculated by applying the effective interest rate range of between 55.9% to 148.2% to the liability component for the period since the respective notes were issued.

NOTE 9 — FAIR VALUE MEASUREMENT

The Company uses a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2. Significant other inputs that are directly or indirectly observable in the marketplace.

Level 3. Significant unobservable inputs which are supported by little or no market activity.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All of the Company’s cash is classified within Level 2 because the Company’s cash is valued using pricing sources and models utilizing observable market inputs. The Convertible promissory notes are classified as Level 3 due to significant unobservable inputs.

	As of December 31, 2021
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash
Cash		18,734.4
Liabilities
Convertible promissory notes			2,085.2
Derivative liability			75,355.2

The estimated fair value of the conversion feature of the Derivative liability is based on traditional valuation methods including Black-Scholes option pricing models and Monte Carlo simulations.

NOTE 10 — STOCKHOLDERS’ EQUITY

At inception, the total number of shares of all classes of capital stock that the Company was authorized to issue was 11,000 shares of Company Stock, each having a par value of $0.000001, of which 10,000 shares were issued and outstanding, and an additional 1,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan.

In October 2021, the total number of shares of Common Stock authorized was increased to 110,000,000, each having a par value of $0.000001. Each share of the Company’s Common Stock, automatically and without any action on the part of the Company or any respective holders thereof, was reclassified into ten thousand (10,000) shares of the Company’s Common Stock, $0.000001 par value per share, resulting in 110,000,000 shares authorized, of which 100,000,000 shares were issued and outstanding.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Based on current known facts and circumstances, the Company currently believes that any liabilities ultimately resulting from ordinary course claims and proceedings will not individually or in aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.

NOTE 12 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2021, up to the date the Company issued the financial statements. Based upon this review, the following events are as follows:

In January 2022, the total number of shares of the Company’s Common Stock authorized was increased to 120,000,000, each having a par value of $0.000001, of which 100,000,000 shares were issued and outstanding.

During the period January 2022 through March 2022, TMTG issued additional convertible promissory notes with total face value of $15,360,000 as part of bridge funding. These notes have maturity periods of 18 months and accrue interest at a range of 5% to 10% based on the simple interest method (365 days year).

In April, TMTG entered a lease commitment for space rental in Sarasota, Florida from April 15, 2022 (the “Commencement Date”) until February 27, 2026.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Balance Sheet

As of March 31, 2022 and December 31, 2021

(in thousands)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$26,554.4	$18,734.4
Prepaid expenses and other current assets	561.1	431.4
Related party receivable	—	23.3

Total current assets	27,115.5	19,189.1

Property, plant and equipment	88.2	62.1

Total assets	$27,203.7	$19,251.2

Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$1,195.0	$811.5
Related party payable	95.5	95.5

Total current liabilities	1,290.5	907.0
Convertible promissory notes	2,449.0	2,085.2
Deriviative liability	130,748.3	75,355.2

Total liabilities	134,487.8	78,347.4

Commitments and contingencies (Note 11)
Stockholders’ equity:
Common Stock $ 0.000001 par value – 120,000,000 shares authorized, 100,000,000 shares issued and 10,000,000 outstanding	—	—
Accumulated Deficit	(107,284.1)	(59,096.2)

Total stockholders’ equity	(107,284.1)	(59,096.2)

Total liabilities and Stockholders’ deficit	$27,203.7	$19,251.2

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Operations

For the three month periods ended March 31, 2022 and March 31, 2021

	Three Month Period Ended
(in thousands except share and per share data)	March 31, 2022	March 31, 2021
Related party—Net sales	$—	$—
Cost of revenue	—	—

Gross profit	—	—

Operating costs and expenses
Research and development	4,341.4	0.4
Sales and marketing	126.8	—
General and administration	3,322.7	64.6

Loss from operations	(7,790.9)	(65.0)
Interest expense	(363.8)	—
Change in fair value of derivative liabilities	(40,033.2)	—

Loss from operations before income taxes	(48,187.9)	(65.0)
Income tax benefit	—	—

Net loss	$(48,187.9)	$(65.0)

Loss per Share attributable to common stockholders:
Basic	(0.48)	(0.00)

Diluted	(0.48)	(0.00)

Weighted Average Shares used to compute net loss per share attributable to common stockholders:
Basic	100,000,000	100,000,000
Diluted	100,000,000	100,000,000

The Notes to Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Stockholders’ Deficit

For the three month periods ended March 31, 2022 and March 31, 2021

Three month period ended March 31, 2022

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2021	$—	$(59,096.2)	$(59,096.2)
Net loss		(48,187.9)	(48,187.9)

Balance at March 31, 2022	$—	$(107,284.1)	$(107,284.1)

Three month period ended March 31, 2021

(in thousands)	Paid in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at February 8, 2021 (inception)	$—	$—	$—
Net loss		(65.0)	(65.0)

Balance at March 31, 2021	$—	$(65.0)	$(65.0)

Paid in Capital of 10,000 shares of common stock, each having a par value of $0.000001 was converted to 100,000,000 shares, each having a par value of $0.000001. Total value of paid in capital = $100

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

Consolidated Statement of Cash Flows

For the three month periods ended March 31, 2022 and March 31, 2021

	Three Month Period Ended
(in thousands)	March 31, 2022	March 31, 2021
Cash flows from operating activities
Net loss	$(48,187.9)	$(65.0)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on debt	363.9	—
Change in fair value of derivative liability	40,033.2	—
Depreciation	11.3	—
Related party receivable	23.3	—
Prepaid expenses and other current assets	(129.7)	—
Accounts payable	383.3	1.0
Related party payable	—	63.9

Net cash used in operating activities	(7,502.6)	—
Cash flows used in investing activities
Purchases of property, plant and equipment	(37.4)	—

Net cash used in investing activities	(37.4)	—
Cash flows provided by financing activities
Proceeds from convertible promissory notes	15,360.0	—

Net cash provided by financing activities	15,360.0	—

Net change in cash	7,820.0	—
Cash, beginning of period	18,734.4	—

Cash, end of period	$26,554.4	—

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for taxes	—	—
Non cash investing and financing activities
Costs associated with convertible notes	$—	$—

The Notes to the Consolidated Financial Statements are an integral part of these statements.

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

The accompanying financial statements include the historical accounts of Trump Media & Technology Group Corp. (“TMTG”). TMTG, incorporated in the state of Delaware and headquartered in Sarasota, Florida, is creating a media and technology company rooted in social media, digital streaming, information technology infrastructure, and more. TMTG’s initial product launch will focus on its social media platform, Truth Social, which encourages an open, free, and honest global conversation without discriminating against political ideology. Subsequent product launches are likely to include subscription video-on-demand services offering “big tent” entertainment choices (TV series, documentaries, and podcasts) with broad consumer appeal for all to enjoy. Trump Media & Technology Group Corp. changed its name from Trump Media Group Corp. in October 2021.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Liquidity and going concern

TMTG commenced operations on February 8, 2021 and began the initial launch of its social media platform in the first quarter of 2022. The business used cash from operations of $11,300,000 from February 8, 2021 (inception) through March 31, 2022 funded by $37,960,000 of proceeds from the issuance of convertible promissory notes. These notes mature between 18 and 36 months; however, each has an accelerated retirement feature in the event of default by the Company. Interest will be accrued between 5% and 10% annually based on the simple interest method (365 days per year).

In October of 2021, TMTG entered into a definitive merger agreement with a special purpose acquisition corporation (SPAC), Digital World Acquisition Corp. (DWAC), a Delaware corporation. The companies expect to consummate the merger in the coming quarters, combining TMTG’s operations with DWAC’s balance sheet (i.e. cash in trust net of redemptions and fees). The parties to the agreement intend to effect the merger of DWAC and its subsidiaries with and into TMTG, with TMTG continuing as the surviving entity. As a result of which, all of the issued and outstanding capital stock of TMTG shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each of TMTG’s stockholders to receive its pro rata share of the stockholder merger consideration subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the Delaware General Corporation Law. The agreement was amended on May 11, 2022.

The directors believe that the Company will have sufficient funds to meet its liabilities as they fall due for the 12 month period after the issuance of these financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions reflected in the financial statements relate to and include, but are not limited to, the valuation of convertible promissory notes and derivative liabilities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its majority owned subsidiaries and have been prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). All intercompany transactions have been eliminated.

Cash

Cash represents bank accounts and demand deposits held at financial institutions. Cash is held at major financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation (FDIC) limitations. No losses were incurred for those balances exceeding the limitations.

Prepaid expenses and other current assets

Other receivables consist of prepaid rent, insurance and prepaid data costs.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets. Useful lives for property, plant and equipment are as follows:

Asset Type	Range
Machinery and equipment	2-5 years

Expenditures which substantially increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Gains and losses are recorded on the disposition or retirement of property, plant and equipment based on the net book value and any proceeds received.

Long-lived fixed assets held and used are reviewed for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Circumstances such as the discontinuation of a line of service, a sudden or consistent decline in the sales forecast for a product, changes in technology or in the way an asset is being used, a history of operating or cash flow losses or an adverse change in legal factors or in TMTG climate, among others, may trigger an impairment review. If such indicators are present, TMTG performs undiscounted cash flow analyses to determine if impairment exists. The asset value would be deemed impaired if the undiscounted cash flows generated did not exceed the carrying value of the asset. If impairment is determined to exist, any related impairment loss is calculated based on fair value. There were no triggering events identified that necessitated an impairment test over property, plant and equipment. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. See Note 4 - Property, plant and equipment for further detail.

Capitalized software costs

The Company capitalizes costs related to its major service products and certain projects for internal use incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Internal-use software is amortized on a straight-line basis over its estimated useful life, which is generally five to ten years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets. As of the period ended March 31, 2022 there were no capitalized software costs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

Revenue Recognition

The Company records revenue in accordance with ASC 606. The Company determines the amount of revenue to be recognized through application of the following steps- Identification of the contract, or contracts with a customer;—Identification of the performance obligations in the contract;—Determination of the transaction price;—Allocation of the transaction price to the performance obligations in the contract; and—Recognition of revenue when or as the Company satisfies the performance obligations.

Research and development

Research and development expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our engineers and other employees engaged in the research and development of our products and services. In addition, research and development expenses include amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs.

Marketing and sales

Sales and marketing expenses consist primarily of personnel-related costs, including salaries, commissions, benefits and stock-based compensation for our employees engaged in sales, sales support, business development and media, marketing, corporate communications and customer service functions. In addition, marketing and sales-related expenses also include advertising costs, market research, trade shows, branding, marketing, public relations costs, amortization of acquired intangible assets, allocated facilities costs, and other supporting overhead costs

Selling, general and administrative expenses

General and administrative expenses consist primarily of personnel-related costs, including salaries, benefits and stock-based compensation, for our executive, finance, legal, information technology, human resources and other administrative employees. In addition, general and administrative expenses include fees and costs for professional services, including consulting, third-party legal and accounting services and facilities costs and other supporting overhead costs that are not allocated to other departments.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Income tax amounts are therefore recognized for all situations where the likelihood of realization is greater than 50%. Changes in recognition or measurement are reflected in income tax expense in the period in which the change in judgment occurs. Accrued interest expense and penalties related to uncertain tax positions are recorded in Income Tax Expense. See Note 6—Income Taxes for further detail.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. The Company has no liabilities for loss contingencies.

Recently issued accounting standards

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Simplifying the Accounting for Income    Taxes (Topic 740). ASU 2019-12 removes certain exceptions for performing intraperiod tax allocations, recognizing deferred taxes for investments, and calculating    income taxes in interim periods. The guidance also simplifies the accounting for franchise taxes, transactions that result in a step-up in the tax basis of goodwill, and the effect of enacted changes in tax laws or rates in interim periods. The Company adopted ASU 2019-12 in the first quarter of 2021 and the adoption had no material impact to the Company’s consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on their balance sheets but recognize the expenses on their statements of operations in a manner similar to current accounting rules. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The new standard is effective for interim and annual periods beginning after December 15, 2021 (i.e. calendar periods beginning on January 1, 2022) on a modified retrospective basis. All leases are operating leases. See Note 5, “Leases.” The current leases are short term in nature with a term less than 12 months.

NOTE 3 – ACQUISITION

In October 2021, the Company acquired 100% of the ownership in T Media Tech LLC for a nominal value. The results of T Media Tech LLC since October 13, 2021 are included in the Company’s Consolidated Statement of Operations. Pro forma results have not been presented as the acquisition is not considered individually significant to the consolidated results of the Company.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

(in thousands)	March 31, 2022	December 31, 2021
Propert, plant and equipment
Computer equipment	$105.9	$68.6
Accumulated depreciation	(17.7)	6.5

Property, plant and equipment, net	$88.2	$62.1

NOTE 5 – LEASES

The Company has short term leases primarily pertaining to lease properties that expire at various times through June 2022. As of March 31, 2022, minimum commitments under the Company leases, were as follows:

(in thousands)	March 31, 2022	December 31, 2021
2022	$350.4	$461.3

Total lease payments	350.4	461.3

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

NOTE 6 – INCOME TAXES

The components of income tax expense for the period ended March 31, 2022 are as follows:

Three Month Period Ended
(in thousands)	March 31, 2022	March 31, 2021
Current tax expense
U.S. Federal	$—	$—
State and local	—	—

Total current tax expense	—	—
Deferred tax benefit	—	—
U.S. Federal	—	—
State and local	—	—

Total deferred tax benefit	—	—

Income tax benefit	$—	$—

The following reconciles the total income tax benefit, based on the U.S. Federal statutory income tax rate of 21% for the period ended March 31, 2022, with TMTG’s recognized income tax expense:

	Three Month Period Ended
(in thousands)	March 31, 2022	March 31, 2021
U.S. Statutory federal income tax benefit	$(10,195.9)	$(13.7)
Permanent items
State income taxes, net of federal effect	(2,161.5)	(2.9)
Change in valuation allowance	12,357.4	16.6

Income tax benefit	$—	$—

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of March 31, 2022 are as follows:

(in thousands)	March 31, 2022	December 31, 2021
Deferred tax assets
Convertible promissory notes and derivative liability	$24,125.4	$13,941.5
Net operating loss (NOL)	3,302.1	1,119.1

Total deferred tax assets	27,427.5	15,060.0
Deferred tax liabilities
Property, plant & equipment	(27.0)	(17.5)

Total deferred tax liabilities	(27.0)	(17.5)

Net deferred tax assets	27,400.5	15,043.1
Valuation allowance	(27,400.5)	(15,043.1)

Net deferred tax , net of valuation allowance	—	—

As of March 31, 2022, TMTG had US Federal and State net operating loss carryforwards (“NOLs”) with a tax benefit of $3,302,139 (December 31, 2021: $1,119,050).

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

NOTE 7 – NET SALES – Related Party, RELATED PARTY RECEIVABLE AND PAYABLE

There were no related party sales for the period. Related party receivable is outstanding amounts from related party sales related to a licensing agreement with one of the Stockholders. Services were rendered in the fourth quarter of 2021 and final payment for the receivable balance was received in February of 2022. Related party payable is operational funding received from Stockholders, which bears no interest and is repayable on demand.

NOTE 8 – CONVERTIBLE PROMISSORY NOTES

Notes 1 to 7 are Convertible Promissory Notes issued from May 2021 through October 2021 with a cumulative face value of $5,340,000, maturity of 24 months from each respective issuance dates and interest will be accrued at 5% based on the simple interest method (365 days year) for each note. Notes 1 to 7 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding, divided by $4.00.

Notes 8 to 12 are Convertible Promissory Notes issued from November 2021 through December 2021 with a cumulative face value of $17,500,000, maturity of between 18 months and 36 months and interest will be accrued at a range between 5% and 10% based on the simple interest method (365 days year) for each note. Notes 8 to 12 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either US$25, US$21 or US$20 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share, $42 per share, $40 per share subject to the respective conditions of the individual Notes, then the Conversion Price shall be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.

Notes 13 to 18 are Convertible Promissory Notes issued from January 2022 through March 2022 with a cumulative face value of $15,360,000, maturity of 18 months and interest will be accrued at a range between 5% and 10% based on the simple interest method (365 days year) for each note. Notes 13 to 18 are convertible immediately prior to the completion of a Qualified SPAC Business Combination (“SPAC”) merger agreement or Qualified Initial Public Offering (“IPO”). All outstanding principle of these Notes, together with all accrued but unpaid interest on such principal, shall convert to equity. The number of shares of Company stock to be issued to the Lender upon conversion of the Notes shall be the number of shares of the Company Stock (rounded to the nearest whole share) equal to the quotient of: (a) the principal plus accrued interest on the Notes then outstanding (b) divided by either US$25 or US$21 subject to the respective conditions of the individual Notes; provided, however, in the event that the stock price quoted for the Company on NASDAQ or The New York Stock Exchange (as applicable) at the time of the closing of the Qualified SPAC Business Combination (the “TMTG Stock Price”) is less than either $50 per share or $42 per share subject to the respective conditions of the individual Notes, then the Conversion Price shall be reset to 50% of the then current TMTG Stock Price subject to a floor of $10 per share.

The Company determined the automatic discounted share-settlement feature upon certain events (e.g., SPAC, IPO, change in control, etc.) is an embedded derivative requiring bifurcation accounting as (1) the feature is not

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

clearly and closely related to the debt host and (2) the feature meets the definition of a derivative under ASC 815 (Derivative and Hedging). Subsequent changes to the fair value of the embedded derivative flows through the income statement. The Debt (net of initial debt discount and any related debt issuance costs recorded) is accreted using the effective interest rate method under ASC 835 (Interest) until maturity. The Convertible Promissory Notes (debt host) are not subject to Subtopic 480-10.

(in thousands)	March 31, 2022	December 31, 2021
Convertible Promissory Notes
Notes 1 to 7	$5,340.0	$5,340.0
Notes 8 to 12	17,500.0	17,500.0
Notes 13 to 18	15,360.0	—

	38,200.0	22,840.0
Debt Issuance costs	(240.0)	(240.0)

Nominal value of Convertible Promissory Notes	37,960.0	22,600.0
Derivative liability Component	(36,528.7)	(21,168.7)

Liability component at date of issue	1,431.3	1,431.3
Interest charged	1,017.7	653.9
Interest paid	—	—

Liability component at March 31, 2022 and December 31, 2021	$2,449.0	$2,085.2

Embedded feature Component
Derivative liability Component	$36,528.7	$21,168.7
Change in fair value of Embedded derivative	94,219.6	54,186.4

Derivative Liability Component at March 31, 2022 and December 31, 2021	$130,748.3	$75,355.2

The interest charged for the period is calculated by applying the effective interest rate range of between 55.9% to 148.5% to the liability component for the period since the respective notes were issued.

NOTE 9—FAIR VALUE MEASUREMENT

The Company uses a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2. Significant other inputs that are directly or indirectly observable in the marketplace.

Level 3. Significant unobservable inputs which are supported by little or no market activity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

All of the Company’s cash is classified within Level 2 because the Company’s cash is valued using pricing sources and models utilizing observable market inputs. The Convertible promissory notes are classified as Level 3 due to significant unobservable inputs.

	As of March 31, 2022
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash
Cash		26,554.4
Liabilities
Convertible promissory notes			2,449.0
Derivative liability			130,748.3

	As of December 31, 2021
(in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash
Cash		18,734.4
Liabilities
Convertible promissory notes			2,085.2
Derivative liability			75,355.2

The estimated fair value of the conversion feature of the Derivative liability is based on traditional valuation methods including Black-Scholes option pricing models and Monte Carlo simulations.

NOTE 10 – STOCKHOLDERS’ EQUITY

At inception, the total number of shares of all classes of capital stock that the Company was authorized to issue was 11,000 shares of Company Stock, each having a par value of $0.000001, of which 10,000 shares were issued and outstanding, and an additional 1,000 shares were authorized for issuance in connection with the Company’s Equity Incentive Plan.

In October 2021, the total number of shares of Common Stock authorized was increased to 110,000,000, each having a par value of $0.000001. Each share of the Company’s Common Stock, automatically and without any action on the part of the Company or any respective holders thereof, was reclassified into ten thousand (10,000) shares of the Company’s Common Stock, $0.000001 par value per share, resulting in 110,000,000 shares authorized, of which 100,000,000 shares were issued and outstanding.

In January 2022, the total number of shares of the Company’s Common Stock authorized was increased to 120,000,000, each having a par value of $0.000001, of which 100,000,000 shares were issued and outstanding.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Based on current known facts and circumstances, the Company currently believes that any liabilities ultimately resulting from ordinary course claims and proceedings will not individually or in aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continue)

NOTE 12 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2022, up to the date the Company issued the financial statements. Based upon this review, the following events occurred:

In April, TMTG entered a lease commitment for space rental in Sarasota, Florida from April 15, 2022 (the “Commencement Date”) until February 27, 2026.

DIGITAL WORLD ACQUISITION CORP.

BALANCE SHEETS

	March 31, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets
Cash	$41,492	$327,731
Prepaid assets	240,972	240,972

Total Current Assets	282,464	568,703
Prepaid assets	105,633	165,051
Cash Held in Trust Account	293,286,629	293,257,098

TOTAL ASSETS	$293,674,726	$293,990,852

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$1,701,798	$483,535
Franchise tax payable	250,000	200,000
Working Capital Loans	300,000	—

Total Current Liabilities	2,251,798	683,535
Deferred underwriter fee payable	10,062,500	10,062,500

TOTAL LIABILITIES	12,314,298	10,746,035

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value, 200,000,000 shares authorized; 28,750,000 shares outstanding, at redemption value	293,250,000	293,250,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,277,234 issued and outstanding, excluding 28,750,000 shares subject to redemption	127	127
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,187,500 issued and outstanding	719	719
Additional paid-in capital	—	—
Accumulated deficit	(11,890,418)	(10,006,029)

Total Stockholders’ Deficit	(11,889,572)	(10,005,183)

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$293,674,726	$293,990,852

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Formation and operating costs	$1,863,920	$485
Franchise tax expense	50,000	—

Loss from operation costs	(1,913,920)	(485)
Other income and expenses:
Interest earned on cash held in Trust Account	29,531	—

Net loss	$(1,884,389)	$(485)

Weighted average shares outstanding of Class A common stock	30,027,234	—

Basic and diluted net income per Class A common stock	$(0.05)	$(0.00)

Weighted average shares outstanding of Class B common stock	7,187,500	7,187,500

Basic and diluted net income per Class B common stock	$(0.05)	$(0.00)

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

STATEMENTS OF CHANGES STOCKHOLDERS’ EQUITY (DEFICIT)

(unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance – December 31, 2021	1,277,234	$127	7,187,500	$719	$—	$(10,006,029)	(10,005,183)
Net loss	—	—	—	—	—	(1,884,389)	(1,884,389)

Balance – March 31, 2022	1,277,234	$127	7,187,500	$719	—	$(11,890,418)	$(11,889,572)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	—	—	—	—	—	—	—
Issuance of Class B common stock to sponsor(1)(2)	—	$—	7,187,500	$719	$24,281	$—	$25,000
Net loss	—	—	—	—	—	(485)	(485)

Balance – December 31, 2021	1,277,234	$127	7,187,500	$719	24,281	$(485)	$24,515

(1)	The shares and the associated amounts have been retroactively restated to reflect the three-for-one stock split on July 1, 2021.
(2)

On September 2, 2021, the Sponsor surrendered an aggregate of 1,437,500 shares of Class B common stock for no consideration, resulting in an aggregate of 7,187,500 shares of Class B common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares (see Note 7).

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Cash flows from operating activities:
Net loss	$(1,884,389)	$(485)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(29,531)	—
Changes in operating assets and liabilities:
Accrued expenses paid by promissory note	—	485
Accrued expenses	1,218,263	—
Prepaid insurance	59,418	—
Franchise tax payable	50,000	—

Net cash used in operating activities	(586,239)	—

Cash flows from financing activities:
Proceeds from Working Capital Loans	300,000	—
Proceeds from issuance of Class B common stock to Sponsor	—	25,000

Net cash provided by financing activities	300,000	25,000

Net change in cash	(286,239)	25,000
Cash at beginning of period	327,731	—

Cash at end of period	$41,492	$25,000

Non-cash investing and financing activities:
Accrued deferred offering costs	$—	$62,500

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Digital World Acquisition Corp. (the “Company”) is a blank check company incorporated in the State of Delaware on December 11, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on middle-market emerging growth technology-focused companies in the Americas, in the SaaS and Technology or Fintech and Financial Services sector.

At March 31, 2022, the Company had not yet commenced any operations. All activity through March 31, 2022 relates to the Company’s formation, the initial public Offering (“Initial Public Offering”), which is described below and the search for targets for its initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering and the concurrent Private Placement (as defined below). The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The registration statement for the Company’s Initial Public Offering was declared effective on September 2, 2021 (the “Registration Statement”). On September 8, 2021, the Company consummated the Initial Public Offering of 28,750,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $287,500,000, and incurred offering costs of $23,566,497, consisting of deferred underwriting commissions of $10,062,500 (see Note 3), fair value of the representative shares (as defined in Note 7) of $1,437,500, fair value of shares issued to the anchor investors of the Company’s Initial Public Offering of $7,677,450, fair value of shares transferred to officers and directors of $221,018, and other offering costs of $4,168,029. The Units sold in the Initial Public Offering included Units that were subject to a 45-day option granted to the underwriter to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotment, which was exercised in full in connection with the consummation of the Initial Public Offering.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 1,133,484 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement (“Private Placement”) to the Company’s sponsor, ARC Global Investments II LLC (the “Sponsor”), generating gross proceeds of $11,334,840, which is described in Note 4.

Following the closing of the Initial Public Offering on September 8, 2021, an amount of $293,250,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in money market funds meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (“Amended and Restated Certificate of Incorporation”) (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or certain amendments to its Amended and Restated Certificate

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

of Incorporation prior thereto or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an initial Business Combination within the Combination Period (subject to the requirements of applicable law).

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination, unless otherwise required by applicable law, regulation or stock exchange rules.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares were issued with other freestanding instruments (i.e., public warrants), the initial carrying value of the shares of Class A common stock classified as temporary equity was the allocated proceeds determined in accordance with ASC 470-20. Because of the redemption feature noted above, the shares of Class A common stock are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor and the Company’s officers and directors have agreed (a) to vote any shares of Class B common stock of the Company (the “Founder Shares”), the shares of Class A common stock included within the Placement Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) waive their redemption rights with respect to any Founder Shares, Private Shares held by them and any Public Shares purchased during or after the Initial Public Offering in connection with the completion of the Business Combination, (c) not to waive their redemption rights with respect to any Founder Shares, Private Shares held by them and any Public Shares purchased during or after the Initial Public Offering in connection with a stockholder vote to approve an amendment to the Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or certain amendments to its Amended and Restated Certificate of Incorporation prior thereto or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Shares held by them if the Company fails to complete its initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its initial Business Combination within the Combination Period. The Company’s anchor investors have agreed to (1) vote any Founder Shares held by them in favor of the initial Business Combination, (2) waive their redemption rights with respect to any Founder Shares held by them in connection with the completion of the Company’s initial Business Combination, and (3) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its initial Business Combination within the Combination Period.

The Company will have until September 8, 2022 (or up to March 8, 2023 if the Company extends the maximum time to complete a Business Combination) to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less $10.20.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.20 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of March 31, 2022 and December 31, 2021, there were no amounts outstanding under any Working Capital Loan. In November 2021, the Sponsor committed to provide loans of up to an aggregate of $1,000,000 to the Company through September 8, 2022 (or up to March 8, 2023 if the Company extends the maximum time to complete a Business Combination), which loans will be non-interest bearing, unsecured and will be payable upon the consummation of a Business Combination.

However, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Account Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as stated above, the Company has until September 8, 2022 (or up to March 8, 2023 if the Company extends the maximum time to complete a Business Combination) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Additionally, the Company has incurred and expects to incur significant costs in pursuit of its acquisition plans. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. As a result, these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Proposed Business Combination

The Company entered into an Agreement and Plan of Merger, dated as of October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, and as it may be further amended or supplemented from time to time, the “Merger Agreement”) with DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Trump Media & Technology Group Corp., a Delaware corporation (“TMTG”), the Sponsor, in the capacity as the representative for certain stockholders of the Company, and TMTG’s General Counsel, in the capacity as the representative for stockholders of TMTG.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into TMTG (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with TMTG continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company. In the Merger, (i) all shares of TMTG common stock (together, “TMTG Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable dissenters rights under Delaware law) will be converted into the right to receive the Merger Consideration (as defined below); (ii) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by the Company and automatically converted into an option to acquire shares of the Company common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of the Company’s common stock. At the Closing, the Company will change its name to “Trump Media & Technology Group Corp.”

The aggregate merger consideration to be paid pursuant to the Merger Agreement to holders of TMTG Stock as of immediately prior to the Effective Time (“TMTG Stockholders” and, together with the holders of TMTG options and restricted stock units immediately prior to the Effective Time, the “TMTG Security Holders”) will be an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive certain earnout shares after the Closing, provided that it shall exclude any additional shares issuable upon conversion of certain TMTG convertible notes. The Merger Consideration to be paid to TMTG Stockholders will be paid solely by the delivery of new shares of the Company’s common stock, with each valued at the price per share at which each share of the Company’s common stock is redeemed or converted pursuant to the redemption by the Company of its public stockholders in connection with the Company’s initial Business Combination, as required by the Company’s Amended and Restated Certificate of Incorporation, by-laws and the Company’s Initial Public Offering prospectus. The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

On December 4, 2021, in support of the Transactions, the Company entered into securities purchase agreements (the “SPAs”) with certain institutional accredited investors (the “PIPE Investors”), pursuant to which the investors agreed to purchase an aggregate of 1,000,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”), at a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in a private placement (the “PIPE”) to be consummated concurrently with the Transactions. The shares of Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into an aggregate of 29,761,905 shares of common stock. The closing of the PIPE is conditioned on the concurrent closing of the Transactions and other closing conditions as set forth in the SPA.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

In the opinion of the Company’s management, the unaudited financial statements as of March 31, 2022 and for the three months ended March 31, 2022 include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the financial position of the Company as of March 31, 2022 and its results of operations and cash flows for the three months ended 31, 2022. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2022 or any future interim period.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. These costs were charged to stockholders’ equity

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

upon the completion of the Initial Public Offering. On September 8, 2021, offering costs in the aggregate of $15,668,029 were charged to stockholders’ equity (consisting of deferred underwriting commission of $10,062,500, fair value of the representative shares of $1,437,500 and other cash offering costs of $4,168,029).

Class A Common Stock Subject to Possible Redemption

As discussed in Note 3, all of the 28,750,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of March 31, 2022 or December 31, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States and Florida as major tax jurisdictions. The Company is subject to examination by these taxing authorities since inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating income loss per share of common stock. Accretion associated with the redeemable shares of Class A common stock is excluded from income loss per common share as the redemption value approximates fair value.

The calculation of diluted loss per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of March 31, 2022 and December 31, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods presented.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At March 31, 2022, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40. The Company has determined that the warrants qualify for equity treatment in the Company’s financial statements.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. INITIAL PUBLIC OFFERING

On September 8, 2021, the Company consummated its Initial Public Offering of 28,750,000 Units, at $10.00 per Unit, generating gross proceeds of $287,500,000.

Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 7).

As of September 8, 2021, the Company incurred offering costs of approximately $15,668,029, consisting of deferred underwriting commissions of $10,062,500, fair value of representative shares of $1,437,500 and other offering costs of $4,168,029.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 1,133,484 Placement Units at a price of $10.00 per Placement Unit (or $11,334,840 in the aggregate). The Sponsor initially transferred $13,203,590 to the Trust Account on September 8, 2021. The excess proceeds ($1,869,110) over the proceeds of the Private Placement were transferred back to the Company’s operating account and returned to the Sponsor.

The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, except that the Placement Units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of the initial Business Combination except to permitted transferees and are entitled to registration rights. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the warrants included in the Placement Units (the “Placement Warrants”) will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Class B Common stock

During the year ended December 31, 2021, the Company issued an aggregate of 8,625,000 shares of Class B common stock or Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On July 2, 2021, the Sponsor transferred 10,000 Founder Shares to its Chief Financial Officer and 7,500 Founder Shares to each of its independent directors. The Company estimated the fair value of these transferred shares to be $221,000. On September 2, 2021, the Sponsor surrendered to the Company an aggregate of 1,437,500 shares of Class B common stock for cancellation for no consideration, resulting in an aggregate of 7,187,500 shares of Class B common stock issued and outstanding. The number of Founder Shares issued represented 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial stockholders do not purchase any Public Shares in the Initial Public Offering and excluding the Placement Units and underlying securities). All shares and associated amounts have been retroactively restated to reflect the surrender of these shares.

With certain limited exceptions, the shares of Class B common stock are not transferable, assignable by the Sponsor until the earlier to occur of: (A) six months after the completion of the Company’s initial Business Combination and (B) subsequent to the Company’s initial Business Combination, (x) if the reported last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the Placement Units, Placement Shares, Placement Warrants and the Class A common stock underlying the Placement Warrants, will not be transferable, assignable or saleable by the Sponsor or its permitted transferees until 30 days after the completion of the initial Business Combination.

Promissory Note — Related Party

On December 11, 2020, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, of which $0 was outstanding

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

under the note as of December 31, 2021. The note was non-interest bearing and payable on the earlier of (i) September 30, 2021 or (ii) the consummation of the Initial Public Offering.

Administrative Services Arrangement

An affiliate of the Sponsor has agreed, commencing from the date when the Company’s Registration Statement was declared effective through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $15,000 per month for these services. $45,000 of expense was recorded for the three months ended March 31, 2022.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, initially up to $1,500,000 of notes could have been converted upon consummation of a Business Combination into additional units at a price of $10.00 per unit. The amount of such loans that can be converted to units has subsequently been increased to $30,000,000. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. In November 2021, the Sponsor committed to provide loans of up to an aggregate of $1,000,000 to the Company through September 8, 2022 (or up to March 8, 2023 if the Company extends the maximum time to complete a Business Combination), which loans will be non-interest bearing, unsecured and will be payable upon the consummation of a Business Combination. As of March 31, 2022 and December 31, 2021 there were $300,000 and $0 outstanding under this loan, respectively.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, the holders of representative shares as well as the holders of the Placement Units (and underlying securities) and any securities issued in payment of Working Capital Loans made to the Company, are entitled to registration rights pursuant to an agreement signed on the effective date of the Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding anything to the contrary, the underwriters (and/or their designees) may participate in a “piggy-back” registration only during the seven year period beginning on the effective date of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, the underwriters and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the registration statement relating to the Initial Public Offering, and the underwriters and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement relating to the Initial Public Offering.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Underwriting Agreement

The underwriters purchased the 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions.

The underwriters are entitled to a cash underwriting discount of: (i) one point twenty-five percent (1.25%) of the gross proceeds of the Initial Public Offering, or $3,593,750, with the underwriters’ over-allotment having been exercised in full; (ii) zero point five percent (0.50%) of the total number of shares of Class A common stock issued in the Initial Public Offering, or 143,750 shares of Class A common stock. In addition, the underwriters are entitled to a deferred underwriting commissions of three point five percent (3.50%) of the gross proceeds of the Initial Public Offering, or $10,062,500 upon closing of the Business Combination. The deferred underwriting commissions will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, the Company granted the underwriter, for a period of 24 months after the date of the consummation of the Business Combination, a right of first refusal to act as sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for the Company or any of its successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the Registration Statement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At March 31, 2022 and December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. On September 8, 2021, the Company issued 143,750 shares of Class A common stock (“representative shares”) to the underwriter. The Company accounts for the representative shares as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity, at an estimated fair value of $1,437,500. At March 31, 2022 and December 31, 2021, there were 28,750,000 shares of Class A common stock issued and outstanding that are subject to possible redemption, and accordingly, such share have been classified outside of permanent equity. At March 31, 2022 and December 31, 2021, there were 1,277,234 shares of Class A common stock included in stockholders’ equity.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On September 2, 2021, the Sponsor surrendered an aggregate of 1,437,500 shares of Class B common stock for cancellation for no consideration. At March 31, 2022 and December 31, 2021, there were 7,187,500 shares of Class B common stock issued and outstanding, of which 1,650,000 shares were transferred to qualified institutional buyers. The shares of Class B Common Stock held by the Sponsor, officers and directors of the Company and institutional buyers represent 20% of the issued and outstanding shares after the Initial Public Offering (assuming those initial stockholders do not purchase any Public Shares in the Initial Public Offering and

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

excluding the Placement Shares). Shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to certain adjustments.

Warrants — The warrants will become exercisable 30 days after the consummation of a Business Combination. The warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of Class A common stock issuable upon exercise of the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

Once the warrants become exercisable, the Company may redeem the warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities, for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Private Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, will be identical to the Public Warrants and may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination and will be entitled to registration rights.

NOTE 8. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2022, up to the date the Company issued the financial statements. Based upon this review the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Digital World Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Digital World Acquisition Corp. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company has determined that the mandatory liquidation and subsequent dissolution, should the Company be unable to complete a business combination, raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

April 13, 2022

DIGITAL WORLD ACQUISITION CORP.

BALANCE SHEET

December 31, 2021

ASSETS
Current assets
Cash	$327,731
Prepaid assets	240,972

Total Current Assets	568,703
Prepaid assets	165,051
Cash Held in Trust Account	293,257,098

TOTAL ASSETS	$293,990,852

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$483,535
Franchise tax payable	200,000

Total Current Liabilities	683,535
Deferred underwriter fee payable	10,062,500

TOTAL LIABILITIES	10,746,035

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value, 200,000,000 shares authorized; 28,750,000 shares outstanding, at redemption value	293,250,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,277,234 issued and outstanding, excluding 28,750,000 shares subject to redemption	127
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 7,187,500 issued and outstanding	719
Additional paid-in capital	—
Accumulated deficit	(10,006,029)

Total Stockholders’ Deficit	(10,005,183)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$293,990,852

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

STATEMENT OF OPERATIONS

Year Ended December 31, 2021
Formation and operating costs	$1,191,593
Franchise tax expense	200,000

Loss from operation costs	(1,391,593)
Other income and expenses:
Interest earned on cash held in Trust Account	7,098

Net loss	$(1,384,495)

Weighted average shares outstanding of Class A common stock	9,404,134

Basic and diluted net income per Class A common stock	$(0.08)

Weighted average shares outstanding of Class B common stock	7,187,500

Basic and diluted net income per Class B common stock	$(0.08)

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

STATEMENT OF CHANGES STOCKHOLDERS’ DEFICIT

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2020	—	—	—	—	—	—	—
Issuance of Class B common stock to Sponsor(1)(2)	—	$—	7,187,500	$719	$24,281	$—	$25,000
Class A common stock accretion to redemption value	—	—	—	—	(12,796,508)	(7,184,020)	(19,980,528)
Issuance of Class A common stock to investor	1,133,484	113	—	—	11,334,727	—	11,334,840
Issuance of Class A common stock to representative	143,750	14	—	—	1,437,500	(1,437,514)	—
Net loss	—	—	—	—	—	(1,384,495)	(1,384,495)

Balance – December 31, 2021	1,277,234	$127	7,187,500	$719	—	$(10,006,029)	$(10,005,183)

(1)	The shares and the associated amounts have been retroactively restated to reflect the three-for-one stock split on July 1, 2021.
(2)

On September 2, 2021, the Sponsor surrendered an aggregate of 1,437,500 shares of Class B common stock for no consideration, resulting in an aggregate of 7,187,500 shares of Class B common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the surrender of these shares (see Note 7).

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2021
Cash flows from operating activities:
Net loss	$(1,384,495)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(7,098)
Changes in operating assets and liabilities:
Accrued expenses	483,535
Prepaid insurance	(406,023)
Franchise tax payable	200,000

Net cash used in operating activities	(1,114,081)

Cash flows from investing activities:
Investment of cash in Trust Account	(293,250,000)

Net cash used in investing activities	(293,250,000)

Cash flows from financing activities:
Proceeds from sale of Units	287,500,000
Proceeds from sale of private placement units	11,334,840
Proceeds from Sponsor note	223,557
Repayment of Sponsor note	(223,557)
Due from Sponsor	(1,702,958)
Payment of due from Sponsor	1,702,958
Payment of offering costs	(4,168,028)
Proceeds from issuance of Class B common stock to Sponsor	25,000

Net cash provided by financing activities	294,691,812

Net change in cash	327,731
Cash at beginning of period	—

Cash at end of period	$327,731

Non-cash investing and financing activities:
Initial classification of shares of Class A common stock subject to possible redemption	$293,250,000

Deferred underwriting fee payable	$10,062,500

The accompanying notes are an integral part of these financial statements.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Digital World Acquisition Corp. (the “Company”) is a blank check company incorporated in the State of Delaware on December 11, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on middle-market emerging growth technology-focused companies in the Americas, in the SaaS and Technology or Fintech and Financial Services sector.

At December 31, 2021, the Company had not yet commenced any operations. All activity through December 31, 2021 relates to the Company’s formation, the initial public Offering (“Initial Public Offering”), which is described below and the search for targets for its initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering and the concurrent Private Placement (as defined below). The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The registration statement for the Company’s Initial Public Offering was declared effective on September 2, 2021 (the “Registration Statement”). On September 8, 2021, the Company consummated the Initial Public Offering of 28,750,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $287,500,000, and incurred offering costs of $23,566,497, consisting of deferred underwriting commissions of $10,062,500 (see Note 3), fair value of the representative shares (as defined in Note 7) of $1,437,500, fair value of Anchor Investor shares of $7,677,450, fair value of shares transferred to officers and directors of $221,018, and other offering costs of $4,168,029. The Units sold in the Initial Public Offering included Units that were subject to a 45-day option granted to the underwriter to purchase up to an additional 3,750,000 Units at the Initial Public Offering price to cover over-allotment, which was exercised in full in connection with the consummation of the Initial Public Offering.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 1,133,484 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement (“Private Placement”) to the Company’s sponsor, ARC Global Investments II LLC (the “Sponsor”), generating gross proceeds of $11,334,840, which is described in Note 4.

Following the closing of the Initial Public Offering on September 8, 2021, an amount of $293,250,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in money market funds meeting the conditions of paragraph (d) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (“Amended and Restated Certificate of Incorporation”) (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or certain amendments to its Amended and Restated Certificate of Incorporation prior thereto or to redeem 100% of the Public Shares if the Company does not complete its

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

initial Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an initial Business Combination within the Combination Period (subject to the requirements of applicable law).

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination, unless otherwise required by applicable law, regulation or stock exchange rules.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares were issued with other freestanding instruments (i.e., public warrants), the initial carrying value of the shares of Class A common stock classified as temporary equity was the allocated proceeds determined in accordance with ASC 470-20. Because of the redemption feature noted above, the shares of Class A common stock are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement is treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor and the Company’s officers and directors have agreed (a) to vote any shares of Class B common stock of the Company (the “Founder Shares”), the shares of Class A common stock included within the Placement Units (the “Private Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination, (b) waive their redemption rights with respect to any Founder Shares, Private Shares held by them and any Public Shares purchased during or after the Initial Public Offering in connection with the completion of the Business Combination, (c) not to waive their redemption rights with respect to any Founder Shares, Private Shares held by them and any Public Shares purchased during or after the Initial Public Offering in connection with a stockholder vote to approve an amendment to the Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or certain amendments to its Amended and Restated Certificate of Incorporation prior thereto or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Shares held by them if the Company fails to complete its initial Business Combination within the Combination Period, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its initial Business Combination within the Combination Period. The Company’s anchor investors have agreed to (1) vote any Founder Shares held by them in favor of the initial Business Combination, (2) waive their redemption rights with respect to any Founder Shares held by them in connection with the completion of the Company’s initial Business Combination, and (3) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its initial Business Combination within the Combination Period.

The Company will have until September 8, 2022 (or up to March 8, 2023 if the Company extends the maximum time to complete a Business Combination) to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less $10.20.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.20 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of December 31, 2021, there were no amounts outstanding under any Working Capital Loan. In November 2021, the Sponsor committed to provide loans of up to an aggregate of $1,000,000 to the Company through September 8, 2022, which loans will be non-interest bearing, unsecured and will be payable upon the consummation of a Business Combination.

However, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Account Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” as stated above, the Company has until September 8, 2022 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the caring amounts of assets or liabilities should the Company be required to liquidate after September 8, 2022.

Proposed Business Combination

On October 20, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DWAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Trump Media & Technology Group Corp., a Delaware corporation (“TMTG”), the Sponsor, in the capacity as the representative for certain stockholders of the Company, and TMTG’s General Counsel, in the capacity as the representative for stockholders of TMTG.

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into TMTG (the “Merger” and, together with the other transactions contemplated by the Merger

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Agreement, the “Transactions”), with TMTG continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company. In the Merger, (i) all shares of TMTG common stock (together, “TMTG Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable dissenters rights under Delaware law) will be converted into the right to receive the Merger Consideration (as defined below); (ii) each outstanding option to acquire shares of TMTG common stock (whether vested or unvested) will be assumed by the Company and automatically converted into an option to acquire shares of the Company common stock, with its price and number of shares equitably adjusted based on the conversion ratio of the shares of TMTG common stock into the Merger Consideration and (iii) each outstanding restricted stock unit of TMTG shall be converted into a restricted stock unit relating to shares of the Company’s common stock. At the Closing, the Company will change its name to “Trump Media & Technology Group Corp.”

The aggregate merger consideration to be paid pursuant to the Merger Agreement to holders of TMTG Stock as of immediately prior to the Effective Time (“TMTG Stockholders” and, together with the holders of TMTG options and restricted stock units immediately prior to the Effective Time, the “TMTG Security Holders”) will be an amount equal to $875,000,000, subject to adjustments for TMTG’s closing debt, net of cash and unpaid transaction expenses (the “Merger Consideration”), plus the additional contingent right to receive certain earnout shares after the Closing, provided that it shall exclude any additional shares issuable upon conversion after the Closing of certain TMTG convertible notes. The Merger Consideration to be paid to TMTG Stockholders will be paid solely by the delivery of new shares of the Company’s common stock, with each valued at the price per share at which each share of the Company’s common stock is redeemed or converted pursuant to the redemption by the Company of its public stockholders in connection with the Company’s initial Business Combination, as required by the Company’s Amended and Restated Certificate of Incorporation, by-laws and the Company’s Initial Public Offering prospectus. The Merger Consideration will be subject to a post-Closing true up 90 days after the Closing.

On December 4, 2021, in support of the TMTG Business Combination, the Company entered into securities purchase agreements (the “SPAs”) with certain institutional accredited investors (the “PIPE Investors”), pursuant to which the investors agreed to purchase an aggregate of 1,000,000 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”), for a purchase price of $1,000 per share of Preferred Stock, for an aggregate commitment of $1,000,000,000 in a private placement (the “PIPE”) to be consummated concurrently with the TMTG Business Combination. The shares of Preferred Stock have an initial conversion price per share of $33.60 and are initially convertible into an aggregate of 29,761,905 shares of common stock. The closing of the PIPE is conditioned on the concurrent closing of the TMTG Business Combination and other closing conditions as set forth in the SPA.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs Associated with the Initial Public Offering

Offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Initial Public Offering. These costs were charged to stockholders’ equity upon the completion of the Initial Public Offering. On September 8, 2021, offering costs in the aggregate of $15,668,029 were charged to stockholders’ equity (consisting of deferred underwriting commission of $10,062,500, fair value of the representative shares of $1,437,500 and other cash offering costs of $4,168,029).

Class A Common Stock Subject to Possible Redemption

As discussed in Note 3, all of the 28,750,000 shares of Class A common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Class A common stock subject to possible redemption reflected on the balance sheet as of December 31, 2021 is reconciled in the following table:

Gross Proceeds	$287,500,000
Less:
Proceeds allocated to public warrants	(9,727,562)
Class A common stock issuance costs	(22,528,112)
Plus:
Remeasurement of carrying value to redemption value	38,005,674

Class A common stock subject to possible redemption	$293,250,000

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined United States is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2021 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States and Florida as major tax jurisdictions. The Company is subject to examination by these taxing authorities since inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share of common stock is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating income loss per share of common stock. Accretion associated with the redeemable shares of Class A common stock is excluded from income loss per common share as the redemption value approximates fair value.

The calculation of diluted loss per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2021, the Company did not have any

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2021, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40. The Company has determined that the warrants qualify for equity treatment in the Company’s financial statements.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. INITIAL PUBLIC OFFERING

On September 8, 2021, the Company consummated its Initial Public Offering of 28,750,000 Units, at $10.00 per Unit, generating gross proceeds of $287,500,000.

Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 7).

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

As of September 8, 2021, the Company incurred offering costs of approximately $15,668,029, consisting of deferred underwriting commissions of $10,062,500, fair value of representative shares of $1,437,500 and other offering costs of $4,168,029.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 1,133,484 Placement Units at a price of $10.00 per Placement Unit (or $11,334,840 in the aggregate). The Sponsor initially transferred $13,203,590 to the Trust Account on September 8, 2021. The excess proceeds ($1,869,110) over the proceeds of the Private Placement were transferred back to the Company’s operating account and returned to the Sponsor.

The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering, except that the Placement Units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of the initial Business Combination except to permitted transferees and are entitled to registration rights. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the warrants included in the Placement Units (the “Placement Warrants”) will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Class B Common stock

During the year ended December 31, 2021, the Company issued an aggregate of 8,625,000 shares of Class B common stock or Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On July 2, 2021, the Sponsor transferred 10,000 Founder Shares to its Chief Financial Officer and 7,500 Founder Shares to each of its independent directors. The Company estimated the fair value of these transferred shares to be $221,000. On September 2, 2021, the Sponsor surrendered to the Company an aggregate of 1,437,500 shares of Class B common stock for cancellation for no consideration, resulting in an aggregate of 7,187,500 shares of Class B common stock issued and outstanding. The number of Founder Shares issued represented 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the initial stockholders do not purchase any Public Shares in the Initial Public Offering and excluding the Placement Units and underlying securities). All shares and associated amounts have been retroactively restated to reflect the surrender of these shares.

With certain limited exceptions, the shares of Class B common stock are not transferable, assignable by the Sponsor until the earlier to occur of: (A) six months after the completion of the Company’s initial Business Combination and (B) subsequent to the Company’s initial Business Combination, (x) if the reported last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the Placement Units, Placement Shares, Placement Warrants and the Class A common stock underlying the Placement Warrants, will not be transferable, assignable or saleable by the Sponsor or its permitted transferees until 30 days after the completion of the initial Business Combination.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Promissory Note — Related Party

On December 11, 2020, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, of which $0 was outstanding under the note as of December 31, 2021. The note was non-interest bearing and payable on the earlier of (i) September 30, 2021 or (ii) the consummation of the Initial Public Offering.

Administrative Services Arrangement

An affiliate of the Sponsor has agreed, commencing from the date when the Company’s Registration Statement was declared effective through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $15,000 per month for these services. $56,000 of expense was recorded for the year ended December 31, 2021.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $30,000,000 of notes may be converted upon consummation of a Business Combination into additional units at a price of $10.00 per unit. The additional units beyond the units underlying the initial $1,500,000 in Working Capital Loans as described in the Company’s Initial Public Offering prospectus will only be issuable upon the approval of the Company’s stockholders. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. In November 2021, the Sponsor committed to provide loans of up to an aggregate of $1,000,000 to the Company through September 8, 2022, which loans will be non-interest bearing, unsecured and will be payable upon the consummation of a Business Combination.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, the holders of representative shares as well as the holders of the Placement Units (and underlying securities) and any securities issued in payment of Working Capital Loans made to the Company, are entitled to registration rights pursuant to an agreement signed on the effective date of the Initial Public Offering. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding anything to the contrary, the underwriters (and/or their designees) may participate in a “piggy-back” registration only during the seven year period beginning on the effective date of the Initial Public Offering. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, the underwriters and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the registration statement relating to the Initial Public Offering, and the underwriters and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement relating to the Initial Public Offering.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Underwriting Agreement

The underwriters purchased the 3,750,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions.

The underwriters are entitled to a cash underwriting discount of: (i) one point twenty-five percent (1.25%) of the gross proceeds of the Initial Public Offering, or $3,593,750, with the underwriters’ over-allotment having been exercised in full; (ii) zero point five percent (0.50%) of the total number of shares of Class A common stock issued in the Initial Public Offering, or 143,750 shares of Class A common stock. In addition, the underwriters are entitled to a deferred underwriting commissions of three point five percent (3.50%) of the gross proceeds of the Initial Public Offering, or $10,062,500 upon closing of the Business Combination. The deferred underwriting commissions will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

Right of First Refusal

Subject to certain conditions, the Company granted the underwriter, for a period of 24 months after the date of the consummation of the Business Combination, a right of first refusal to act as sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings for the Company or any of its successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the Registration Statement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. On September 8, 2021, the Company issued 143,750 shares of Class A common stock (“representative shares”) to the underwriter. The Company accounts for the representative shares as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity, at an estimated fair value of $1,437,500. At December 31, 2021, there were 28,750,000 shares of Class A common stock issued and outstanding that are subject to possible redemption, and accordingly, such share have been classified outside of permanent equity. At December 31, 2021, there were 1,277,234 shares of Class A common stock included in stockholders’ equity.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On September 2, 2021, the Sponsor surrendered an aggregate of 1,437,500 shares of Class B common stock for cancellation for no consideration. At December 31, 2021, there were 7,187,500 shares of Class B common stock issued and outstanding, of which 1,650,000 shares were transferred to qualified institutional buyers. The shares of Class B Common Stock held by the Sponsor, officers and directors of the Company and institutional buyers represent 20% of the issued and outstanding shares after the Initial Public Offering (assuming those initial stockholders do not purchase any Public Shares in the Initial Public Offering and excluding the Placement Shares). Shares of Class B common stock will automatically convert into shares of

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to certain adjustments.

Warrants — The warrants will become exercisable 30 days after the consummation of a Business Combination. The warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of Class A common stock issuable upon exercise of the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

Once the warrants become exercisable, the Company may redeem the warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities, for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company completes a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Placement Warrants, as well as any warrants underlying additional units the Company issues to the Sponsor, officers, directors, initial stockholders or their affiliates in payment of Working Capital Loans made to the Company, will be identical to the Public Warrants and may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination and will be entitled to registration rights.

NOTE 8. TAXES

The Company’s net deferred tax assets is as follows:

For the Year Ended December 31, 2021
Deferred tax assets:
Net operating losses	$45,896
Start up costs	283,512

Total deferred tax assets	329,408

Valuation Allowance	(329,408)

Deferred tax asset, net of allowance	$—

Below is breakdown of the income tax provision.

For the Year Ended December 31, 2021
Federal
Current	$—
Deferred	(290,744)
State and local
Current	—
Deferred	(38,664)
Change in valuation allowance	329,408

Income tax provision	$—

As of December 31, 2021, the Company had $192,902 of U.S. federal and state operating loss carryovers that do not expire and are available to offset future taxable income.

DIGITAL WORLD ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, the change in the valuation allowance was $329,408.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

For the Year Ended December 31, 2021
U.S. federal statutory rate	21.0%
State tax, net of federal benefit	2.79%
Valuation allowance	(23.79)%

Income tax provision	—

The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2021, due to the valuation allowance recorded on the Company’s net operating losses and state taxes. The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers Florida to be a significant state tax jurisdiction.

NOTE 9. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2021, up to the date the Company issued the financial statements. Based upon this review the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

100,000,100 Shares of Common Stock

DIGITAL WORLD ACQUISITION CORP.

PROSPECTUS

                , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item	13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the shares of New Digital World common stock being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the Securities.

Amount
SEC registration fee	$92,700
Accounting fees and expenses	$10,000
Legal fees and expenses	$500,000
Financial printing and miscellaneous expenses	$25,000
Total	$627,700

Item	14. Indemnification of Directors and Officers

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

New Digital World’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and New Digital World’s bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, New Digital World has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require New Digital World, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item	15. Recent Sales of Unregistered Securities

None.

Item	16. Exhibits and Financial Statement Schedules

(a) Exhibits

2.1 †	Agreement and Plan of Merger, dated as of October 20, 2021, as amended on May 11, 2022, by and among Digital World Acquisition Corp., DWAC Merger Sub Inc. and Trump Media & Technology Group Corp. (incorporated by reference to Annex A to the prospectus which is part of this Registration Statement on Form S-4 filed by Digital World Acquisition Corp. on May 16, 2022).

3.1	Amended and Restated Certificate of Incorporation of Digital World Acquisition Corp. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

3.2**	Form of Second Amended and Restated Certificate of Incorporation of Digital World Acquisition Corp. to become effective in connection with the Business Combination.

3.3	Bylaws of Digital World Acquisition Corp. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1, filed by Digital World Acquisition Corp. on May 26, 2021).

3.4**	Form of Amended and Restated Bylaws of Digital World Acquisition Corp.

3.5**	Form of Certificate of Merger.

4.1	Warrant Agreement, dated September 2, 2021, by and between Digital World Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A2, filed by Digital World Acquisition Corp. on July 26, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A2, filed by Digital World Acquisition Corp. on July 26, 2021).

4.4**	PIPE Warrant

5.1**	Opinion of Nelson Mullins Riley & Scarborough LLP regarding validity of shares registered.

8.1**	Opinion of Ellenoff Grossman & Schole LLP regarding certain tax matters.

10.1	Promissory Note, dated December 11, 2020, issued to ARC Global Investments II LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1, filed by Digital World Acquisition Corp. on May 26, 2021).

10.2	Letter Agreement, dated September 2, 2021, by and among Digital World Acquisition Corp., its officers, directors, ARC Global Investments II LLC and EF Hutton, Division of Benchmark Investments, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.3	Investment Management Trust Agreement, dated September 2, 2021, by and between Digital World Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.4	Registration Rights Agreement, dated September 2, 2021, by and among Digital World Acquisition Corp. and certain security holders. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.5	Securities Subscription Agreement, dated January 20, 2021, between Digital World Acquisition Corp. and ARC Global Investments II LLC (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1, filed by Digital World Acquisition Corp. on May 26, 2021).

10.6	Units Subscription Agreement, dated September 2, 2021, between Digital World Acquisition Corp. and ARC Global Investments II LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.7	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1/A2, filed by Digital World Acquisition Corp. on July 26, 2021).

10.8	Administrative Support Agreement, dated September 2, 2021, between Digital World Acquisition Corp. and Benessere Enterprises Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.9**	Form of Trump Media & Technology Group Corp. 2021 Equity Incentive Plan.

10.10	Form of Voting Agreement by and among Digital World Acquisition Corp., Trump Media & Technology Group Corp. and the stockholder of Trump Media & Technology Group Corp. thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on October 26, 2021).

10.11	Form of Letter Agreement by and among Digital World Acquisition Corp., ARC Global Investments II LLC and parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on September 9, 2021).

10.12	Amendment of the Insider Letter, dated May 12, 2022, by and among Digital World Acquisition Corp., its officers, directors, ARC Global Investments II LLC and EF Hutton, Division of Benchmark Investments, LLC. (incorporated by reference to Exhibit 10.12 to the prospectus which is part of this Registration Statement on Form S-4 filed by Digital World Acquisition Corp. on May 16, 2022).

10.13**	TMTG Executive Employment Agreement with Phillip Juhan with July 7, 2021, as the Effective Date.

10.14**	TMTG Amendment to Executive Employment Agreement with Phillip Juhan dated as of December 23, 2021.

10.15**	TMTG Executive Employment Agreement with Devin Nunes with January 2, 2022, as the Effective date.

10.16**	TMTG Executive Employment Agreement with Phillip Juhan with July 7, 2021, as the Effective date.

10.17**	TMTG Executive Employment Agreement with Andrew Northwall with December 20, 2021, as the Effective date.

10.18**	TMTG Executive Employment Agreement with William T. Lawson with March 1, 2022, as the Effective date.

10.19**	TMTG Amended and Restated License, Likeness, Exclusivity and Restrictive Covenant Agreement dated as of December 22, 2021.

10.20	Form of Securities Purchase Agreement, dated as of December 4, 2021, by and between Digital World and the investors named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on December 6, 2021).

10.21	Form of Registration Rights Agreement, dated as of December 4, 2021, by and between Digital World and the investors named therein (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Digital World Acquisition Corp. on December 6, 2021).

23.1*	Consent of Marcum LLP, independent registered public accounting firm of Digital World Acquisition Corp.

23.2*	Consent of Borgers, independent registered public accounting firm of Trump Media & Technology Group Corp.

23.3**	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

23.4**	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1).

24.1**	Power of Attorney (included as part of the signature page to the initial filing of this registration statement).

99.1**	Consent of President Donald J. Trump to be named as a director.

99.2**	Consent of to be named as a director.

99.3**	Consent of to be named as a director.

99.4**	Consent of to be named as a director.

99.5**	Consent of to be named as a director.

101.INS**	Inline XBRL Instance Document.

101.SCH**	Inline XBRL Taxonomy Extension Schema Document.

101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104**	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101).

107*	Calculation of Registration Fee.

*	Filed herewith.
**	To be filed by amendment.
†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item	17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 27, 2022.

DIGITAL WORLD ACQUISITION CORP.

By:	/s/ Patrick Orlando
	Name:	Patrick Orlando
	Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Patrick Orlando Patrick Orlando	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 27, 2022

/s/ Luis Orleans-Braganza Luis Orleans-Braganza	Chief Financial Officer (Principal Financial and Accounting Officer)	May 27, 2022

/s/ Lee Jacobson Lee Jacobson	Director	May 27, 2022

/s/ Bruce J. Garelick Bruce J. Garelick	Director	May 27, 2022

/s/ Justin Shaner Justin Shaner	Director	May 27, 2022

/s/ Eric Swider Eric Swider	Director	May 27, 2022

/s/ Rodrigo Veloso Rodrigo Veloso	Director	May 27, 2022